FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-09

December 10, 2020

Free Writing Prospectus

Structural and Collateral Term Sheet

$826,330,787

(Approximate Mortgage Pool Balance)

$685,684,000

 (Offered Certificates)

GS Mortgage Securities Trust 2020-GSA2

As Issuing Entity

GS Mortgage Securities Corporation II

 As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2020-GSA2

Goldman Sachs Mortgage Company

 Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

Argentic Real Estate Finance LLC

 Societe Generale Financial Corporation

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	Société Générale	Citigroup
Co-Lead Managers and Joint Bookrunners

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated December 11, 2020. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. or SG Americas Securities, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. or SG Americas Securities, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass- Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$17,052,000	30.000%	[ ]%	(5)	2.40	01/21 – 03/25
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$10,429,000	30.000%	[ ]%	(5)	4.20	03/25 – 03/25
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$13,754,000	30.000%	[ ]%	(5)	6.93	11/27 – 12/27
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$32,358,000	30.000%	[ ]%	(5)	6.41	03/25 – 06/29
Class X-A	NR / AAAsf / AAA(sf)	$612,360,000 (7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$73,324,000 (7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	NR / AAAsf / AAA(sf)	$57,471,000	22.750%	[ ]%	(5)	9.95	12/30 – 12/30
Class B	NR / AA-sf / AA(sf)	$35,671,000	18.250%	[ ]%	(5)	9.95	12/30 – 12/30
Class C	NR / A-sf / A(sf)	$37,653,000	13.500%	[ ]%	(5)	10.00	12/30 – 01/31

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class D	NR / BBBsf / BBB+(sf)	$26,754,000	10.125%	[ ]%	(5)	10.03	01/31 – 01/31
Class X-D	NR / BBB-sf / BBB-(sf)	$46,571,000 (7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class E	NR / BBB-sf / BBB-(sf)	$19,817,000	7.625%	[ ]%	(5)	10.03	01/31 – 01/31
Class F(9)	NR / BB-sf / BB-(sf)	$19,818,000	5.125%	[ ]%	(5)	10.03	01/31 – 01/31
Class G-RR(9)	NR / Bsf / B-(sf)	$7,927,000	4.125%	[ ]%	(5)	10.03	01/31 – 01/31
Class H-RR(9)	NR / NR / NR	$32,699,123	0.000%	[ ]%	(5)	10.03	01/31 – 01/31
Class S(10)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”, and together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B and Class X-D certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class H-RR certificates (collectively, the “principal balance certificates” and, together with the Class X and Class S certificates, the “non-VRR certificates”) as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates. In addition, the certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) is subject to change as described in footnote (2) under the table titled “VRR Interest Summary” below.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest and the principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(5)	For each distribution date, the pass-through rates of each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $481,296,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $200,000,000	N/A – March 2030	N/A – 9.08	N/A / 06/29 – 03/30
Class A-5	$281,296,000 – $481,296,000	December 2030	9.83 – 9.52	03/30 – 12/30 / 06/29 – 12/30

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates

(8)	The pass-through rate of each class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(9)	The initial certificate balance of each of the Class F, Class G-RR and Class H-RR certificates is subject to change based on final pricing of all non-VRR certificates and the final determination of the amounts of the Class G-RR and Class H-RR certificates (collectively, the “HRR Certificates”) that will be retained by the retaining third-party purchaser and the final determination of the amount of the VRR interest (as defined below) that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

(10)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Preliminary Prospectus.

(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Interest Balance(1)(2)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(3)	Principal Window(3)
RR Interest	$22,622,314	[__]%	(4)	9.27	01/21 – 01/31
Class RR Certificates	$11,009,350	[__]%	(4)	9.27	01/21 – 01/31

(1)	Each of the Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive a specified percentage (to be determined as described in footnote (2) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus.

(2)	The initial aggregate VRR interest balance is subject to change depending on the final pricing of all non-VRR certificates and the final determination of the amount of the HRR certificates that will be retained by the retaining third-party purchaser and the final determination of the amount of the VRR interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Goldman Sachs Mortgage Company, as retaining sponsor. If the initial VRR interest balance is reduced, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial VRR interest balance. If the initial VRR interest balance is increased, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial VRR interest balance. For a further description, see “Credit Risk Retention” in the Preliminary Prospectus.

(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions described in “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class D, Class X-D, Class E, Class F, Class G-RR, Class H-RR, Class RR, Class S and Class R certificates and the RR interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$826,330,787
Number of Mortgage Loans	46
Number of Mortgaged Properties	89
Average Cut-off Date Mortgage Loan Balance	$17,963,713
Weighted Average Mortgage Interest Rate	3.63083%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)(4)	115
Weighted Average Remaining Amortization Term (months)(3)(4)	359
Weighted Average Cut-off Date LTV Ratio(5)(6)(7)	58.5%
Weighted Average Maturity Date/ARD LTV Ratio(3)(4)(7)(8)	53.7%
Weighted Average Underwritten Debt Service Coverage Ratio(9)	2.50x
Weighted Average Debt Yield on Underwritten NOI(6)(7)(9)	11.2%
% of Mortgage Loans with Mezzanine Debt	0.0%
% of Mortgage Loans with Subordinate Debt(10)	10.9%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(11)	11.9%

(1)	With respect to 15 mortgage loans, representing approximately 62.2% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to two mortgage loans, representing approximately 10.9% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to four mortgage loans, representing approximately 18.0% of the initial pool balance, the initial due dates for such mortgage loans occur after January 2021. On the Closing Date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to each such mortgage loan at the related interest rate with respect to the assumed January 2021 payment date. Information presented in this Term Sheet reflects the contractual loan terms, however, each such mortgage loan is being treated as having an initial due date in January 2021.

(4)	With respect to one mortgage loan, representing approximately 7.9% of the initial pool balance, the mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans (6.5% of the initial pool balance) the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 58.7%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(6)	The Weighted Average Cut-off Date LTV Ratio and Debt Yield on Underwritten NOI on the Phoenix Industrial Portfolio V mortgage loan are calculated based on a Cut-off Date Balance net of a $4,000,000 achievement reserve.

(7)	The Weighted Average Cut-off Date LTV Ratio and the Weighted Average Maturity Date/ARD LTV Ratio on the Houston Multifamily Portfolio mortgage loan are each calculated based on (i) a Cut-off Date Balance net of a $1,500,000 holdback reserve and (ii) the aggregate “as-is” portfolio appraised value, inclusive of an approximately 3.0% portfolio premium, as of October 28, 2020, unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. In addition, the Debt Yield on UW NOI is calculated based on a Cut-off Date Balance net of the $1,500,000 holdback reserve.

(8)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans (6.5% of the initial pool balance) the respective Maturity Date/ARD LTV Ratios were calculated using a valuation other than an “as-is” value of each related mortgaged property. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 53.9%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(9)	The UW NCF DSCR and Debt Yield on Underwritten NOI on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(10)	The MGM Grand & Mandalay Bay mortgage loan has multiple subordinate companion loans that are generally subordinate in right of payment to the related mortgage loan (the “MGM Grand & Mandalay Bay Subordinate Companion Loans”). The MGM Grand & Mandalay Bay Subordinate Companion Loans have an aggregate outstanding principal balance of $1,365,800,000 as of the Cut-off Date, and are currently held in the BX 2020-VIVA, BX 2020-VIV2 and BX 2020-VIV3 securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(11)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE

■	The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. The information in the following table was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	October Debt Service Payment Received (Y/N)	November Debt Service Payment Received (Y/N)	December Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full October Rent Payment (%)	UW October Base Rent Paid (%)	Occupied SF or Unit Count Making Full November Rent Payment (%)	UW November Base Rent Paid (%)
1	Elo Midtown Office Portfolio(1)	CREFI	Office	12/6/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
2	Signature Office Portfolio	CREFI, SMC	Office	12/6/2020	1/6/2021	NAP	NAP	NAP	N	N	N	98.3%	98.1%	98.3%	98.1%
3	Phoenix Industrial Portfolio V	AREF	Industrial	11/27/2020	1/6/2021	NAP(2)	NAP(2)	NAP(2)	N	N	N	98.6%(3)	99.8%(3)	98.6%(3)	99.6%(3)
4	MGM Grand & Mandalay Bay	CREFI	Hospitality	12/6/2020	4/5/2020	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
5	711 Fifth Avenue	GSMC	Mixed Use	12/1/2020	4/6/2020	Y	Y	Y	N	N	Y(4)	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(4)
6	The Senator	SMC	Office	12/3/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
7	Appletree Business Park	SMC	Office	12/3/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	96.7%	99.8%	99.8%
8	First Horizon Plaza(5)	CREFI	Office	12/6/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
9	JW Marriott Nashville	GSMC	Hospitality	11/30/2020	4/6/2020	Y(6)	Y(6)	Y(6)	Y(6)	Y(6)	Y(6)	NAP	NAP	NAP	NAP
10	Houston Multifamily Portfolio	SMC	Multifamily	12/5/2020	1/6/2021	NAP	NAP	NAP	N	N	N	96.8%	97.4%	NAP	NAP
11	Grand Canal Shoppes	AREF	Retail	12/7/2020	8/1/2019	Y	Y	Y	Y(7)	N	Y	NAP(8)	NAP(8)	NAP(8)	NAP(8)
12	32-42 Broadway(9)	CREFI	Office	12/6/2020	12/6/2020	NAP	NAP	Y	N	N	N	98.5%	98.5%	76.1%	76.1%
13	Hotel ZaZa Houston Museum District	CREFI	Hospitality	12/6/2020	4/6/2020	Y	Y	Y	N	Y	N	100.0%	100.0%	100.0%	100.0%
14	SoCal & South Miami Medical Office Portfolio	SMC	Office	12/5/2020	11/6/2020	NAP	Y	Y	N	N	Y(10)	100.0%	100.0%	98.4%	98.7%
15	Bayshore Villa MHC	SGFC	Manufactured Housing	12/1/2020	1/1/2021	NAP	NAP	NAP	N	N	N	95.8%	97.5%	95.8%	95.5%
16	Cabinetworks Portfolio	GSMC	Industrial	10/15/2020	12/6/2020	NAP	NAP	Y	N	N	N	100.0%(11)	100.0%(11)	100.0%(11)	100.0%(11)
17	Philadelphia & Brooklyn Multifamily Portfolio	SGFC	Various	12/1/2020	1/5/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
18	King City SV	SGFC	Multifamily	12/1/2020	10/1/2020	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
19	Pacifica Plaza	SGFC	Office	12/1/2020	1/1/2021	NAP	NAP	NAP	N	N	Y(12)	96.1%	100.0%	96.1%	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE (continued)

#	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	October Debt Service Payment Received (Y/N)	November Debt Service Payment Received (Y/N)	December Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full October Rent Payment (%)	UW October Base Rent Paid (%)	Occupied SF or Unit Count Making Full November Rent Payment (%)	UW November Base Rent Paid (%)
20	Parkway Office	SGFC	Office	12/1/2020	1/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
21	Redmond Town Center(13)	CREFI	Mixed Use	12/6/2020	4/6/2020	Y	Y	Y	N	N	N	72.4%	68.5%	66.3%	68.2%
22	White Oak Crossing	GSMC	Retail	12/1/2020	1/6/2020	Y	Y	Y	N	N	Y(14)	92.9%	91.0%	93.1%	91.5%
23	UM Student Housing Portfolio	SMC	Multifamily	12/8/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
24	IOM Villas	AREF	Multifamily	11/12/2020	1/6/2021	NAP(2)	NAP(2)	NAP(2)	N	N	N	92.5%(15)	92.14%(15)	88.9%(15)	88.9%(15)
25	Paramount Town Center	AREF	Retail	11/23/2020	4/6/2020	Y	Y	Y	N	Y(16)	Y(17)	95.6%(17)	79.5%(17)	95.6%(17)	79.5%(17)
26	La Quinta Downtown Waco	SMC	Hospitality	12/4/2020	4/6/2020	Y	Y	Y	N	N	N	NAP(18)	NAP(18)	NAP(18)	NAP(18)
27	375 Warm Springs	SMC	Office	12/5/2020	12/6/2020	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
28	4850 Eucalyptus Avenue	CREFI	Industrial	12/6/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
29	6925 Lake Ellenor Drive	AREF	Office	12/2/2020	10/6/2020	Y	Y	Y	N	N	Y(19)	89.2%	91.7%	91.6%	92.8%
30	South Bronx Medical Office	AREF	Office	12/1/2020	1/6/2021	NAP(2)	NAP(2)	NAP(2)	N	N	Y(20)	100.0%	100.0%	100.0%	100.0%
31	Upper West Side Mixed-Use	AREF	Mixed Use	11/9/2020	12/6/2020	NAP(2)	NAP(2)	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
32	2416 Merchant Street	SGFC	Industrial	12/1/2020	1/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
33	4781 Broadway	AREF	Mixed Use	12/1/2020	1/6/2021	NAP(2)	NAP(2)	NAP(2)	N	N	N	100.0%	100.0%	100.0%	100.0%
34	2803 NE Loop 410	SMC	Industrial	12/5/2020	12/6/2020	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
35	7th Street Mixed Use	SMC	Mixed Use	12/5/2020	1/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
36	Hampton Inn Alamogordo	SGFC	Hospitality	12/1/2020	5/1/2020	Y	Y	Y	N	N	N	NAP	NAP	NAP	NAP
37	McCarthy Ranch	SMC	Retail	12/1/2020	3/6/2020	Y	Y	Y	N	N	Y(21)	69.0%(20)	82.0%(20)	NAP	NAP
38	Storage Xxtra Hwy 155	SMC	Self Storage	12/1/2020	12/6/2020	NAP	NAP	Y	N	N	N	96.0%	95.0%	94.0%	92.0%
39	1404 West University	SMC	Retail	12/5/2020	7/6/2019	Y	Y	Y	N	Y	Y(22)	100.0%	100.0%	100.0%	100.0%
40	Big Space Storage	AREF	Self Storage	11/31/2020	10/6/2020	Y	Y	Y	N	N	N	98.6%	96.7%	96.7%(23)	91.4%(23)
41	Freedom Storage Dallas	SGFC	Self Storage	12/1/2020	1/1/2021	NAP	NAP	NAP	N	N	N	97.8%	98.2%	97.4%	97.2%
42	Smitty’s MHP	SMC	Manufactured Housing	12/1/2020	12/6/2020	NAP	NAP	Y	N	N	N	NAP(24)	NAP(24)	NAP(24)	NAP(24)
43	Georgetown Square	AREF	Mixed Use	11/10/2020	5/6/2020	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
44	West Bellfort Self Storage	AREF	Self Storage	11/24/2020	12/6/2020	NAP(2)	NAP(2)	Y	N	N	N	98.8%	97.2%	98.5%(25)	94.8%(25)
45	Lake Village MHP and Sunnyside Village MHP	SMC	Manufactured Housing	12/1/2020	1/6/2021	NAP	NAP	NAP	N	N	N	NAP(26)	NAP(26)	NAP(26)	NAP(26)
46	Drive-Up Self Storage	SMC	Self Storage	12/5/2020	1/6/2021	NAP	NAP	NAP	N	N	N	97.1%	97.8%	96.0%	95.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE (continued)

(1)	Elo Midtown Office Portfolio - UW Base Rent Paid (%) for October and November are greater than 100.0% at the Elo Midtown Office Portfolio Properties as collections include the payback of rents that were previously deferred due to the COVID-19 pandemic.

(2)	Phoenix Industrial Portfolio V, IOM Villas, South Bronx Medical Office, Upper West Side Mixed-Use, 4781 Broadway, West Bellfort Self Storage - the mortgage loans have first due dates on January 6, 2021.

(3)	Phoenix Industrial Portfolio V - the second largest tenant at the Fort Smith property, Mars Petcare (7.0% of NRA and 8.0% of UW Base Rent) has up to 90 days to pay its monthly rent pursuant to the terms of its lease. The borrower sponsor indicated that Mars Petcare has been paying rent in three-month installments on a quarterly basis and has paid July through September rent in full on October 1, 2020. Given the 90-day grace period allowed for payments under the lease, rent for October and November are not due until December 29, 2020 and January 30, 2021, respectively. As such, Mars Petcare’s square footage and base rent were excluded in the calculations for both October and November. Furthermore, the borrower sponsor reported that Global Fiberglass Solutions which leases 3.9% of NRA has been delinquent on rent. The lender has underwritten the space leased to Global Fiberglass Solutions as vacant in the underwriting and has excluded the associated rent and square footage from the October and November calculations.

(4)	711 Fifth Avenue - Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the months of April, May and June. The abated rent will be paid back 50% by the end of 2020 and the remainder by the end of Q1 2021.

(5)	First Horizon Plaza - UW Base Rent Paid (%) for October and November are greater than 100.0% at the First Horizon Plaza Property as collections include the payback of rents that were previously deferred due to the COVID-19 pandemic.

(6)	JW Marriott Nashville –In April 2020, the JW Marriott Nashville Whole Loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a guaranty for (i) debt service payments through October 2020, and (ii) taxes and insurance payments that the guarantor is liable for to the extent they are due and payable prior to the earlier to occur of (1) a conclusion of the JW Marriott Nashville Trigger Period or (2) the date on which the JW Marriott Nashville Whole Loan has been indefeasibly paid in full in cash. In October 2020, the JW Marriott Nashville Whole Loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-month debt service reserve to be applied to monthly payments from October 2020 through March 2022. Certain FF&E reserve funds have been used to pay debt service; therefore, the JW Marriot Nashville Whole Loan is in a cash management trigger period.

(7)	Grand Canal Shoppes - With respect to the Grand Canal Shoppes mortgage loan, the borrower sponsor provided written requests to Midland Loan Services, the Master Servicer which services the MSC 2019-H7 transaction in which the controlling-note of the Grand Canal Shoppes Whole Loan was contributed to (“Grand Canal Shoppes Servicer”), on April 22, 2020 and May 6, 2020 to seek consent to modify certain terms and conditions of the loan agreement. Such loan modification requests were not granted by the Grand Canal Shoppes Servicer. Furthermore, the Grand Canal Shoppes Servicer indicated that no other request for forbearance or other debt service relief was received from the borrower sponsor as of December 6, 2020. As of December 6, 2020, the Grand Canal Shoppes mortgage loan was current and has remained current since the origination of the Grand Canal Shoppes Whole Loan.

(8)	Grand Canal Shoppes - With respect to the Grand Canal Shoppes mortgage loan, information on lease modification or rent relief requested and October and November rent collections were not made readily available to the loan seller. Pursuant to the Grand Canal Shoppes loan agreement, the borrower cannot enter into any amendment or modification of any Material Lease (as defined in the loan agreement) without the prior written consent of the lender. As of December 9, 2020, the Grand Canal Shoppes Servicer, indicated that no consent requests for lease amendments or modifications on Material Leases were received from the borrower sponsor between March 1, 2020 and December 9, 2020. On December 10, 2020, the Grand Canal Shoppes Servicer provided the loan seller with a borrower-provided accounts receivable report dated as of November 25, 2020. 1-30 day and 31-60 day delinquent base rent were estimated to be approximately $2.7 million and $2.7 million, respectively for tenants that were included in the September 30, 2020 rent roll. The Grand Canal Shoppes Servicer also provided borrower-certified financials based on the trailing-three months as of September 30, 2020. The total occupancy revenue as noted in the aforementioned financials was 83.3% of the borrower sponsor’s budget for the same time period. The loan seller did not independently verify or make any assumptions or adjustments to the information provided by the Grand Canal Shoppes Servicer. Furthermore, based on the list of operating stores available on the Grand Canal Shoppes mortgage property’s website as of December 6, 2020, tenants representing approximately 87.9% of NRA and 90.9% of underwritten base rent were open for business. Lastly, the Grand Canal Shoppes Whole Loan was structured with a hard lockbox and springing cash management which has not been triggered and is not currently active as of December 6, 2020.

(9)	32-42 Broadway – due to the granularity of the 32-42 Broadway property rent roll, the Occupied SF or Unit Count Making Full October and November Payment (%) was unable to be obtained and has been set to match the UW Base Rent Paid (%) for those months.

(10)	Two tenants (4.3% of NRA and 6.0% of UW Base Rent) received COVID-19 related rent relief and two tenants (1.2% of NRA) ceased operations due to the impact of the COVID-19 pandemic, which tenants have been underwritten as vacant. No rent was forgiven; all COVID-19 relief requests consisted of applying security deposits towards base rent or deferring one to two months of base rent. Both tenants have paid back all deferred rent owed.

(11)	Cabinetworks Portfolio – Single tenant occupying 100.0% of NRA. The tenant pays rent quarterly and all rent through to December 31, 2020 has been paid.

(12)	Pacifica Plaza – Three tenants (7.8% of NRA and 7.5% of UW Base Rent) requested and received COVID-19-related rent relief. An additional tenant (3.8% of NRA) ceased operations due to COVID-19-related impacts, and was underwritten as vacant. No rent has been forgiven. All COVID-19 relief requests consisted of deferring one to three months of base rent with repayment due on or before June 30, 2021. Total outstanding deferred rent is $10,100.50 as of the Cut-Off Date.

(13)	Redmond Town Center - Represents the amount of borrower collections.

(14)	White Oak Crossing – Eight tenants, representing approximately 51.2% of the UW Base Rent have requested rent relief.

(15)	IOM Villas - the calculations shown reflect the percentage of account receivables collected in the respective months. The November figures were as of November 12, 2020.

(16)	Paramount Town Center - the borrower and lender executed an amendment to the loan agreement on December 4, 2020 to modify the credit rating threshold of a major tenant, or its parent company, that triggers a lease sweep period from A- to BBB-, due to the COVID-related downgrade by S&P of Ross Stores, the parent company of Ross Dress for Less, in March 2020. In addition, the amendment extended the lease sweep trigger date from six months to 12 months for the expiration of a major tenant’s lease, instituted an on-going TI/LC of $1.00 per PSF and eliminated the TI/LC reserve cap (previously $950,000).

(17)	Paramount Town Center - the largest tenant, Ross Dress for Less (49.1% of NRA and 35.0% of UW base rent), exercised an option to extend its lease to January 31, 2027. In exchange for the lease renewal, Ross Dress for Less received abated rent for May and June 2020 and deferral of 50% of base rent from July 2020 through February 2021. The deferred rent is required to be paid in 10 equal monthly installments commencing in March 2021. As Ross Dress for Less paid its rent pursuant to the terms of its lease extension, its square footage was included in the Occupied SF Making Full October and November Rent Payments. Furthermore, the borrower sponsor reported that two tenants (4.4% of NRA and 5.3% of UW base rent), did not pay full rent in October or November.

(18)	La Quinta Downtown Waco - Not available due to the nature of the property type.

(19)	6925 Lake Ellenor Drive - BimmerTech North America Inc, representing approximately 1.5% of UW rent and 1.3% of NRA, executed a lease modification in June 2020 to defer $1,325 of May and June rent payments. As of November 2020, the deferred amounts were repaid and the tenant returned to paying scheduled rent. The borrower sponsor indicated that two tenants representing 10.3% of NRA and 9.7% of UW Base Rent did not pay October rent. The borrower sponsor indicated that three tenants representing 7.2% of NRA and 7.2% of UW Base Rent did not pay November rent.

(20)	South Bronx Medical Office - the largest tenant, Acacia Network (56.6% of NRA and 45.1% of UW base rent) deferred rent for the months of April through June 2020, which is expected to be repaid in 12 installments commencing in July 2020. Acacia Network has paid full rent since July 2020. No other tenant requested or received rent relief.

(21)	McCarthy Ranch - Sportsmans Warehouse vacated in April. Additionally, there is a deferral agreement in place with Big Al’s in which Big Al’s is paying 50% of its rent through December. Excluding these two tenants, 100% of rent received was received in October. Due to the timing of the borrower sponsor’s accounting process, prior month’s collection information is typically not made available until the third week of the following month.

(22)	1404 West University - Two tenants (Just Salad and Nekter Juice Bar) ceased paying rent for between five and six months. The borrower sponsor negotiated lease modifications with the related tenants and both tenants commenced full rental payments in October 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE (continued)

(23)	Big Space Storage - the Occupied Unit Count Making Full November Rent Payment and UW November Base Rent Paid figures include units that are 31-90 days delinquent. Including only those units that are 31-60 days delinquent, the Occupied SF Making Full November Rent Payments and UW November Base Rent Paid figures would be 97.8% and 96.5%, respectively.

(24)	Smitty’s MHP – The mortgaged property was acquired by the borrower sponsor in February of 2020. Collection information was requested from the borrower sponsor subsequent to the October 23, 2020 origination of the mortgage loan but has not been made available.

(25)	West Bellfort Self Storage - the Occupied Unit Count Making Full November Rent Payment and UW November Base Rent Paid figures include units that are 31-90 days delinquent. Including only those units that are 31-60 days delinquent, the Occupied SF Making Full November Rent Payments and UW November Base Rent Paid figures would be 99.4% and 98.3%, respectively.

(26)	Lake Village MHP and Sunnyside Village MHP – Both properties were acquired in conjunction with the origination of the mortgage loan on November 24, 2020 and collection information was not made available by the seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. SG Americas Securities, LLC

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$826,330,787

Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wells Fargo Bank, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Asset Representations Reviewer:	Pentalpha Surveillance LLC

U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of December 14, 2020

Closing Date:	December 29, 2020

Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in December 2020 (or, in the case of any mortgage loan that has its first due date after December 2020, the date that would have been its due date in December 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 6th day of each month or next business day, commencing in January 2021

Distribution Date:	The 4th business day after the Determination Date, commencing in January 2021

Interest Accrual:	Preceding calendar month

ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	December 2053 for the offered certificates

Cleanup Call:	1.0%

Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates

Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

■	$792,699,123 (Approximate) New-Issue Multi-Borrower CMBS, which excludes the Non-Offered Eligible Vertical Interest:

—	Overview: The mortgage pool consists of 46 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $826,330,787 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $17,963,713 and are secured by 89 mortgaged properties located throughout 22 states

—	LTV: 58.5% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.50x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 47.7% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	26.5% of the mortgage loans by Initial Pool Balance have a partial interest only period followed by scheduled amortization with a balloon payment due at maturity

–	21.2% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity or anticipated to be received by the anticipated repayment date as applicable

—	Hard Lockboxes: 60.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 93.9% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 40 mortgage loans representing 77.5% of the Initial Pool Balance

–	Insurance: 35 mortgage loans representing 62.8% of the Initial Pool Balance

–	Replacement Reserves (including FF&E Reserves): 40 mortgage loans representing 78.5% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 24 mortgage loans representing 86.1% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 79.6% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 41.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Hospitality: 16.3% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Industrial: 12.1% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Mixed Use: 10.0% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Multifamily: 8.5% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Retail: 6.8% of the mortgaged properties by allocated Initial Pool Balance are retail properties (3.0% are anchored retail properties)

■	Geographic Diversity: The 89 mortgaged properties are located throughout 22 states with three states having greater than 10.0% of the allocated Initial Pool Balance: New York (30.1%), California (14.6%) and Nevada (11.9%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	7	10	235,500,000	28.5%
Starwood Mortgage Capital LLC	15	23	188,129,789	22.8
Argentic Real Estate Finance LLC	11	35	148,788,130	18.0
Goldman Sachs Mortgage Company	4	6	101,375,000	12.3
Societe Generale Financial Corporation	8	13	82,537,869	10.0
Citi Real Estate Funding Inc. and Starwood Mortgage Capital LLC	1	2	70,000,000	8.5
Total	46	89	$826,330,787	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR(1)		UW NOI Debt Yield(1)(2)(3)	Cut-off Date LTV Ratio(2)(3)
Elo Midtown Office Portfolio	$70,000,000	8.5%	Office	336,302	Refi/Acquisition	2.30	x	8.6%	58.5%
Signature Office Portfolio	70,000,000	8.5	Office	469,901	Refinance	1.50	x	9.2%	69.0%
Phoenix Industrial Portfolio V	65,000,000	7.9	Industrial	4,421,618	Refinance	1.74	x	11.1%	65.2%
MGM Grand & Mandalay Bay	65,000,000	7.9	Hospitality	9,748	Acquisition	4.95	x	17.9%	35.5%
711 Fifth Avenue	40,000,000	4.8	Mixed Use	340,024	Refinance	2.90	x	9.4%	54.5%
The Senator	39,700,000	4.8	Office	176,797	Refinance	2.53	x	9.2%	66.6%
Appletree Business Park	37,500,000	4.5	Office	423,047	Refinance	1.92	x	11.4%	56.9%
First Horizon Plaza	36,000,000	4.4	Office	457,937	Refinance	1.59	x	10.5%	69.1%
JW Marriott Nashville	35,000,000	4.2	Hospitality	533	Refinance	4.17	x	15.3%	61.5%
Houston Multifamily Portfolio	30,500,000	3.7	Multifamily	628	Refinance	1.35	x	9.3%	61.6%
Top 10 Total / Wtd. Avg.	$488,700,000	59.1%				2.52	x	11.2%	59.2%
Remaining Total / Wtd. Avg.	337,630,787	40.9				2.46	x	11.2%	57.4%
Total / Wtd. Avg.	$826,330,787	100.0%				2.50	x	11.2%	58.5%

(1)	The UW NCF DSCR and UW NOI Debt Yield on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(2)	The Cut-off Date LTV Ratio and UW NOI Debt Yield on the Phoenix Industrial Portfolio V mortgage loan are calculated based on a Cut-off Date Balance net of a $4,000,000 achievement reserve.

(3)	The Cut-off Date LTV Ratio on the Houston Multifamily Portfolio mortgage loan is calculated based on (i) a Cut-off Date Balance net of a $1,500,000 holdback reserve and (ii) the aggregate “as-is” portfolio appraised value, inclusive of an approximately 3.0% portfolio premium, as of October 28, 2020. In addition, the UW NOI Debt Yield is calculated based on a Cut-off Date Balance net of the $1,500,000 holdback reserve.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
Elo Midtown Office Portfolio	$70,000,000	8.5	29	$71,000,000		$141,000,000	GSMS 2020-GSA2(2)	Midland	LNR
Signature Office Portfolio	$70,000,000	8.5	1	$19,769,000		$89,769,000	GSMS 2020-GSA2	Midland	LNR
Phoenix Industrial Portfolio V	$65,000,000	7.9	2	$30,000,000		$95,000,000	GSMS 2020-GSA2	Midland	LNR
MGM Grand & Mandalay Bay	$65,000,000	7.9	4	$1,569,200,000	$1,365,800,000	$3,000,000,000	BX 2020-VIVA	KeyBank	Situs
711 Fifth Avenue	$40,000,000	4.8	23	$505,000,000		$545,000,000	GSMS 2020-GC47	Wells Fargo	KeyBank
Appletree Business Park	$37,500,000	4.5	8	$12,300,000		$49,800,000	GSMS 2020-GSA2	Midland	LNR
JW Marriott Nashville	$35,000,000	4.2	3	$150,000,000		$185,000,000	Benchmark 2020-B21(3)	Midland	Midland
Grand Canal Shoppes	$25,000,000	3.0	2	$735,000,000	$215,000,000	$975,000,000	MSC 2019-H7(4)	Midland	LNR
32-42 Broadway	$25,000,000	3.0	2	$100,000,000		$125,000,000	Benchmark 2020-B21	Midland	Midland
Hotel ZaZa Houston Museum District	$20,000,000	2.4	3	$40,000,000		$60,000,000	GSMS 2020-GSA2(5)	Midland	LNR
SoCal & South Miami Medical Office Portfolio	$19,000,000	2.3	2	$70,000,000		$89,000,000	GSMS 2020-GSA2	Midland	LNR
Cabinetworks Portfolio	$15,000,000	1.8	2	$32,333,000		$47,333,000	GSMS 2020-GSA2(6)	Midland	LNR
Redmond Town Center	$11,500,000	1.4	7	$90,000,000		$101,500,000	Benchmark 2020-B19	Midland	Rialto
White Oak Crossing	$11,375,000	1.4	3	$52,000,000		$63,375,000	CGCMT 2020-GC46	Midland	CWCapital
McCarthy Ranch	$5,000,000	0.6	4	$40,000,000		$45,000,000	MSC 2020-L4	Midland	Argentic

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.

(2)	The Elo Midtown Office Portfolio whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-2 held by CREFI, the Elo Midtown Office Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Elo Midtown Office Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(3)	The JW Marriott Nashville whole loan is serviced under the pooling and servicing agreement governing the Benchmark 2020-B21 securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the JW Marriott Nashville whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the JW Marriott Nashville whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(4)	The initial directing party for the Grand Canal Shoppes whole loan is CPPIB Credit Investments II Inc., as holder of the related subordinate companion loan. During the continuance of a Grand Canal Shoppes control appraisal period, the directing holder (or equivalent party) under the MSC 2019-H7 pooling and servicing agreement (initially Argentic Securities Income USA LLC) is expected to be the directing party for the Grand Canal Shoppes whole loan.

(5)	The Hotel ZaZa Houston Museum District whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-2-1 held by CREFI, the Hotel ZaZa Houston Museum District whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Hotel ZaZa Houston Museum District whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(6)	The Cabinetworks Portfolio whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the Cabinetworks Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Cabinetworks Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
The Senator	Sacramento	California	Office	$39,700,000	4.8%	PFP 2019-5
Appletree Business Park	Cheektowaga	New York	Office	$37,500,000	4.5%	GSMS 2011-GC5
First Horizon Plaza	Knoxville	Tennessee	Office	$36,000,000	4.4%	WFCM 2010-C1
Grand Canal Shoppes	Las Vegas	Nevada	Retail	$25,000,000	3.0%	GSMS 2012-SHOP
48 West 48th Street	New York	New York	Office	$22,588,652	2.7%	MSBAM 2013-C9
Hotel ZaZa Houston Museum District	Houston	Texas	Hospitality	$20,000,000	2.4%	GSMS 2012-GC6
Bayshore Villa MHC	Redwood City	California	Manufactured Housing	$15,300,000	1.9%	DBUBS 2011-LC1A
Oaks at Nassau Apartments	Houston	Texas	Multifamily	$10,478,118	1.3%	BANC 2019-CRE6
Freedom Storage Dallas	Dallas	Texas	Self Storage	$3,625,000	0.4%	JPMBB 2014-C22

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Office	20	$345,267,130	41.8%	2.08	x	61.9%	9.8%
CBD	7	178,667,130	21.6	2.24	x	61.8%	9.4%
Suburban	6	140,850,000	17.0	1.91	x	62.6%	10.4%
Medical	7	25,750,000	3.1	1.88	x	58.7%	9.5%
Hospitality	6	$134,803,232	16.3%	4.11	x	47.2%	16.9%
Full Service	4	120,000,000	14.5	4.25	x	46.0%	16.5%
Limited Service	2	14,803,232	1.8	2.95	x	57.0%	19.9%
Industrial	10	$100,364,700	12.1%	2.00	x	63.7%	11.2%
Warehouse/Distribution	4	65,000,000	7.9	1.74	x	65.2%	11.1%
Manufacturing	4	21,264,700	2.6	1.98	x	64.3%	11.2%
Warehouse	1	8,000,000	1.0	2.87	x	49.7%	10.9%
Flex	1	6,100,000	0.7	3.71	x	64.9%	13.0%
Mixed Use	10	$82,360,000	10.0%	2.63	x	58.4%	9.8%
Office/Retail	2	51,500,000	6.2	2.65	x	57.3%	9.7%
Multifamily/Retail	3	10,940,000	1.3	2.44	x	61.9%	9.7%
Medical/Retail	1	6,250,000	0.8	3.84	x	47.5%	13.3%
Multifamily/Retail/Office	1	5,600,000	0.7	2.27	x	60.6%	9.0%
Multifamily/Office	2	5,220,000	0.6	2.32	x	68.0%	8.1%
Retail/Medical	1	2,850,000	0.3	1.60	x	65.7%	10.5%
Multifamily	29	$69,870,000	8.5%	2.33	x	58.5%	10.8%
Garden	27	45,670,000	5.5	1.51	x	63.2%	9.9%
Independent Living	1	13,200,000	1.6	3.94	x	54.8%	12.4%
Student Housing	1	11,000,000	1.3	3.81	x	43.3%	12.6%
Retail	5	$56,250,000	6.8%	2.27	x	57.1%	9.6%
Anchored	3	27,175,000	3.3	2.15	x	65.5%	9.8%
Specialty Retail	1	25,000,000	3.0	2.46	x	46.3%	9.6%
Unanchored	1	4,075,000	0.5	1.88	x	67.2%	8.7%
Manufactured Housing	4	$20,676,137	2.5%	2.84	x	52.8%	10.0%
Manufactured Housing	4	20,676,137	2.5	2.84	x	52.8%	10.0%
Self Storage	5	16,739,588	2.0%	1.66	x	59.7%	9.6%
Self Storage	5	16,739,588	2.0	1.66	x	59.7%	9.6%
Total / Avg. / Wtd. Avg.	89	$826,330,787	100.0%	2.50	x	58.5%	11.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
New York	12	$248,684,427	30.1%	$1,711,750,000	18.0%	$89,895,951	11.3%
California	12	120,735,955	14.6	334,270,000	3.5	18,757,977	2.4
Nevada	4	98,350,000	11.9	6,253,100,000	65.6	594,064,460	74.5
Texas	9	76,181,063	9.2	202,990,000	2.1	14,806,592	1.9
Tennessee	2	71,000,000	8.6	353,100,000	3.7	32,118,458	4.0
Iowa	2	25,010,137	3.0	52,410,000	0.5	3,434,052	0.4
Michigan	3	24,830,277	3.0	53,030,000	0.6	3,947,282	0.5
Arkansas	1	20,526,316	2.5	40,800,000	0.4	2,322,228	0.3
New Jersey	2	20,155,573	2.4	37,420,000	0.4	2,515,328	0.3
Florida	4	19,706,175	2.4	72,710,000	0.8	4,750,249	0.6
Ohio	9	17,985,574	2.2	77,995,000	0.8	5,934,310	0.7
Oregon	1	13,200,000	1.6	24,100,000	0.3	1,635,442	0.2
Washington	1	11,500,000	1.4	151,000,000	1.6	10,888,482	1.4
North Carolina	1	11,375,000	1.4	86,750,000	0.9	6,372,392	0.8
Pennsylvania	4	9,390,000	1.1	13,800,000	0.1	830,334	0.1
Indiana	15	7,868,360	1.0	11,830,000	0.1	935,221	0.1
Kansas	1	6,842,105	0.8	20,700,000	0.2	1,873,907	0.2
Kentucky	1	6,264,700	0.8	9,800,000	0.1	621,052	0.1
New Mexico	1	5,418,169	0.7	8,700,000	0.1	1,071,057	0.1
Nebraska	2	4,313,368	0.5	8,520,000	0.1	415,732	0.1
Georgia	1	4,143,588	0.5	7,000,000	0.1	374,078	0.0
Illinois	1	2,850,000	0.3	4,340,000	0.0	300,548	0.0
Total	89	$826,330,787	100.0%	$9,536,115,000	100.0%	$797,865,133	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2,400,000 - 5,000,000	10	$34,040,725	4.1%
5,000,001 - 10,000,000	11	76,685,062	9.3
10,000,001 - 15,000,000	10	122,605,000	14.8
15,000,001 - 25,000,000	5	104,300,000	12.6
25,000,001 - 50,000,000	6	218,700,000	26.5
50,000,001 - 70,000,000	4	270,000,000	32.7
Total	46	$826,330,787	100.0%

Distribution of Underwritten NCF DSCRs(1)(2)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.35 - 1.40	2	$49,500,000	6.0%
1.41 - 1.60	6	116,311,000	14.1
1.61 - 1.70	4	21,629,725	2.6
1.71 - 2.00	8	147,706,830	17.9
2.01 - 2.50	8	167,330,000	20.2
2.51 - 3.50	12	187,303,232	22.7
3.51 - 4.95	6	136,550,000	16.5
Total	46	$826,330,787	100.0%
(1)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.
(2)	The UW NCF DSCR on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	21	$367,455,000	44.5%
Interest Only, Then Amortizing(2)	14	219,085,700	26.5
Amortizing (30 Years)	9	169,371,919	20.5
Interest Only - ARD	1	65,000,000	7.9
Amortizing (25 Years)	1	5,418,169	0.7
Total	46	$826,330,787	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date.
(2)	Original partial interest only periods range from 12 to 61 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	20	$502,881,830	60.9%
Springing	21	201,548,957	24.4
Soft	4	115,300,000	14.0
Soft (Residential) / Hard (Nonresidential)	1	6,600,000	0.8
Total	46	$826,330,787	100.0%

Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.5 - 40.0	1	$65,000,000	7.9%
40.1 - 50.0	6	66,111,137	8.0
50.1 - 55.0	7	125,285,063	15.2
55.1 - 60.0	9	170,418,588	20.6
60.1 - 65.0	11	123,803,869	15.0
65.1 - 70.0	11	264,337,130	32.0
70.1 - 73.1	1	11,375,000	1.4
Total	46	$826,330,787	100.0%
(1)	See footnotes (1), (5), (6) and (7) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
35.5 - 40.0	2	$67,861,137	8.2%
40.1 - 50.0	12	172,596,820	20.9
50.1 - 55.0	12	242,632,130	29.4
55.1 - 60.0	10	202,810,700	24.5
60.1 - 65.0	7	82,925,000	10.0
65.1 - 71.5	3	57,505,000	7.0
Total	46	$826,330,787	100.0%
(1)	See footnotes (1), (7) and (8) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	27	$543,405,087	65.8%
Acquisition	13	149,425,700	18.1
Recapitalization	4	44,500,000	5.4
Refinance/Acquisition	2	89,000,000	10.8
Total	46	$826,330,787	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.770 - 3.000	2	$28,300,000	3.4%
3.001 - 3.250	7	138,650,000	16.8
3.251 - 3.500	6	87,694,700	10.6
3.501 - 3.750	12	315,943,588	38.2
3.751 - 4.000	7	151,025,000	18.3
4.001 - 4.500	9	60,671,500	7.3
4.501 - 4.750	3	44,046,000	5.3
Total	46	$826,330,787	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)(2)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
8.1 - 9.0	8	$123,948,588	15.0%
9.1 - 10.0	12	271,250,700	32.8
10.1 - 11.0	8	83,211,137	10.1
11.1 - 12.0	7	152,567,130	18.5
12.1 - 15.0	7	80,550,000	9.7
15.1 - 19.9	4	114,803,232	13.9
Total	46	$826,330,787	100.0%
(1)	See footnote (1), (6), (7) and (8) to the table entitled “Mortgage Pool Characteristics” above.
(2)	The Debt Yield on Underwritten NOI on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000. The Debt Yield on Underwritten NOI on the Phoenix Industrial Portfolio V mortgage loan is calculated based on a Cut-off Date Balance net of a $4,000,000 achievement reserve. The Debt Yield on UW NOI on the Houston Multifamily Portfolio mortgage loan is calculated based on a Cut-off Date Balance net of the $1,500,000 holdback reserve.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
7.9 - 9.0	15	$331,288,588	40.1%
9.1 - 10.0	11	193,496,837	23.4
10.1 - 11.0	10	117,192,130	14.2
11.1 - 12.0	3	39,100,000	4.7
12.1 - 15.0	4	65,450,000	7.9
15.1 - 18.2	3	79,803,232	9.7
Total	46	$826,330,787	100.0%
(1)	See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
24	4	$55,571,000	6.7%
36	1	$19,000,000	2.3%
37	1	$70,000,000	8.5%
48	1	$11,375,000	1.4%
60	5	$54,475,000	6.6%
61	2	$8,664,700	1.0%

Distribution of Original Terms to Maturity Date/ARD
Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$11,500,000	1.4%
84	2	14,546,000	1.8
120 - 121	43	800,284,787	96.8
Total	46	$826,330,787	100.0%

Distribution of Remaining Terms to Maturity Date/ARD
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
51 - 84	3	$26,046,000	3.2%
102 - 112	12	233,903,232	28.3
113 - 119	11	112,246,855	13.6
120 - 121	20	454,134,700	55.0
Total	46	$826,330,787	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$432,455,000	52.3
300	1	5,418,169	0.7
360	23	388,457,619	47.0
Total	46	$826,330,787	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$432,455,000	52.3%
292	1	5,418,169	0.7
350 - 360	23	388,457,619	47.0
Total	46	$826,330,787	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	35	$657,366,087	79.6%
Yield Maintenance or Defeasance	5	104,625,000	12.7
Yield Maintenance	6	64,339,700	7.8
Total	46	$826,330,787	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	40	$648,330,787	78.5%
Real Estate Tax	40	$640,066,087	77.5%
TI/LC(2)	24	$506,811,830	86.1%
Insurance	35	$519,312,200	62.8%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between

the Non-VRR Certificates

and the VRR Interest

On each Distribution Date, the aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the VRR interest, in an amount equal to the product of such amount multiplied by approximately 4.07% (the “VRR Percentage”) and (b) the non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a) (the “Non-VRR Percentage”).

Distributions	On each Distribution Date, funds available for distribution to holders of the non-VRR certificates (other than the Class S certificates)(net of any excess interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the non-VRR certificates):

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex G to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-3 in clause (iv) above, then (vi) to the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-4 in clause (v) above, and then (vii) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-5 in clause (vi) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.	Class D and Class X-D certificates: (i) first, to interest on the Class D and Class X-D certificates, in the amount of, and pro rata in accordance with, their respective interest entitlements; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	Class F certificates: (i) first, to interest on the Class F certificates up to its interest entitlement, (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates), to principal on the Class F certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class F certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

10.	Class G-RR certificates: (i) first, to interest on the Class G-RR certificates up to its interest entitlement, (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates), to principal on the Class G-RR certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class G-RR certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)

11.	Class H-RR certificates: (i) first, to interest on the Class H-RR certificates up to its interest entitlement, (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR certificates), to principal on the Class H-RR certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class H-RR certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Realized Losses	The certificate balances of the principal balance certificates and outstanding balance of the VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates or the VRR Interest, as applicable, on such Distribution Date. On each Distribution Date, the Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances.

The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the VRR Interest Owners. On each Distribution Date, the Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in such YM Group in the following manner: (A) each class of principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the principal balance certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described in the preceding sentence, the Base Interest Fraction will be one.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges (continued)	If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class S or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans allocated to the holders of the non-VRR certificates will be distributed pro rata to holders of the Class F, Class G-RR and Class H-RR certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans	The MGM Grand & Mandalay Bay, 711 Fifth Avenue, JW Marriott Nashville, Grand Canal Shoppes, 32-42 Broadway, SoCal & South Miami Medical Office Portfolio, Redmond Town Center, White Oak Crossing and McCarthy Ranch mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The Elo Midtown Office Portfolio, Hotel ZaZa Houston Museum District and Cabinetworks Portfolio mortgage loans will each become a “non-serviced loan” upon the securitization of the Elo Midtown Office Portfolio controlling companion loan, Hotel ZaZa Houston Museum District controlling companion loan and Cabinetworks Portfolio controlling companion loan, respectively. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan, and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan or serviced whole loan, as applicable, and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the VRR interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of non-VRR certificates then-outstanding (i.e., first, to the Class H-RR certificates, then, to the Class G-RR certificates, then, to the Class F certificates, then, to the Class E certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the special servicer in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments, reserves and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain specified persons will have the option to purchase all of the remaining mortgage loans and all property (or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the RR Interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be:

(a) with respect to any serviced mortgage loan (other than the Elo Midtown Office Portfolio, Hotel ZaZa Houston Museum District and Cabinetworks Portfolio mortgage loans) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the Elo Midtown Office Portfolio whole loan, (i) until the securitization of the Elo Midtown Office Portfolio controlling companion loan, the holder of the Elo Midtown Office Portfolio controlling companion loan, and (ii) upon the securitization of the Elo Midtown Office Portfolio controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization;

(c) with respect to the Hotel ZaZa Houston Museum District whole loan, (i) until the securitization of the Hotel ZaZa Houston Museum District controlling companion loan, the holder of the Hotel ZaZa Houston Museum District controlling companion loan, and (ii) upon the securitization of the Hotel ZaZa Houston Museum District controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization; and

(d) with respect to the Cabinetworks Portfolio whole loan, (i) until the securitization of the Cabinetworks Portfolio controlling companion loan, the holder of the Cabinetworks Portfolio controlling companion loan, and (ii) upon the securitization of the Cabinetworks Portfolio controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class F, Class G-RR and Class H-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. See “Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that LD II Holdco XIII, LLC is expected to purchase the Class F, Class G-RR, Class H-RR and Class S certificates, and, on the Closing Date, is expected to appoint itself or its affiliate as the initial Controlling Class Representative. LD II Holdco XIII, LLC is directly or indirectly owned by Prime Finance Long Duration (B-Piece) II, L.P. and by Prime Finance Long Duration (B-Piece) II (Parallel Entity), L.P., each a Delaware limited partnership.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

Generally, a “Control Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, excluding the Elo Midtown Office Portfolio, Hotel ZaZa Houston Museum District and Cabinetworks Portfolio whole loans (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Generally, a “Consultation Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, excluding the Elo Midtown Office Portfolio, Hotel ZaZa Houston Museum District and Cabinetworks Portfolio whole loans (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

No Control Termination Event or Consultation Termination Event may occur with respect to the holder of the Elo Midtown Office Portfolio controlling companion loan, the Hotel ZaZa Houston Museum District controlling companion loan or the Cabinetworks Portfolio controlling companion loan and the terms Control Termination Event and Consultation Termination Event will not be applicable to any such controlling holder.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention

Consultation Parties	Each VRR Interest Owner will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions as described in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2020-GSA2 pooling and servicing agreement (referred to as the “GSMS 2020-GSA2 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2020-GSA2 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

711 Fifth Avenue	Note	Control	Original Balance	Note Holder
	A-1-1	Yes	$50,000,000	GSMS 2020-GC47
	A-1-2	No	60,000,000	Benchmark 2020-B21
	A-1-3	No	50,000,000	GSBI(1)
	A-1-4	No	40,000,000	GSMS 2020-GSA2
	A-1-5-A	No	25,000,000	GSBI(1)
	A-1-5-B	No	15,000,000	Benchmark 2020-B20
	A-1-5-C	No	5,000,000	GSBI(1)
	A-1-6	No	20,000,000	JPMDB 2020-COR7
	A-1-7	No	20,000,000	JPMDB 2020-COR7
	A-1-8	No	20,000,000	Benchmark 2020-B18
	A-1-9	No	20,000,000	Benchmark 2020-B18
	A-1-10	No	12,500,000	GSMS 2020-GC47
	A-1-11	No	10,000,000	DBJPM 2020-C9
	A-1-12	No	10,000,000	DBJPM 2020-C9
	A-1-13	No	5,000,000	Benchmark 2020-B18
	A-1-14	No	5,000,000	DBJPM 2020-C9
	A-1-15	No	10,000,000	Benchmark 2020-B19
	A-1-16	No	2,500,000	GSBI(1)
	A-1-17	No	1,500,000	GSBI(1)
	A-2-1	No	60,000,000	BANK 2020-BNK28
	A-2-2	No	43,000,000	BANK 2020-BNK27
	A-2-3-A	No	25,500,000	BANK 2020-BNK29
	A-2-3-B	No	15,000,000	BANK 2020-BNK30(2)
	A-2-4	No	20,000,000	BBCMS 2020-C8
Total			$545,000,000

(1)	Held by Goldman Sachs Bank USA (“GS Bank”) and anticipated to be contributed to one or more future securitization trusts.
(2)	The BANK 2020-BNK30 securitization transaction is expected to close prior to the Closing Date.

JW Marriott Nashville	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	GSBI(1)
	A-2	No	40,000,000	GSBI(1)
	A-3	No	25,000,000	GSMS 2020-GSA2
	A-4	No(2)	20,000,000	Benchmark 2020-B21
	A-5	No	20,000,000	GSBI(1)
	A-6	No	10,000,000	GSMS 2020-GSA2
	A-7	No	10,000,000	GSBI(1)
	A-8	No	5,000,000	GSBI(1)
	A-9	No	5,000,000	GSBI(1)
Total			$185,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.
(2)	The JW Marriott Nashville whole loan is serviced under the pooling and servicing agreement governing the Benchmark 2020-B21 securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the JW Marriott Nashville whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the JW Marriott Nashville whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cabinetworks Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$17,333,000	GSBI(1)
	A-2	No(2)	15,000,000	GSMS 2020-GSA2
	A-3	No	15,000,000	GSBI(1)
Total			$47,333,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.
(2)	The Cabinetworks Portfolio whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the Cabinetworks Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Cabinetworks Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

White Oak Crossing	Note	Control	Original Balance	Note Holder
	A-1	Yes	$32,000,000	CGCMT 2020-GC46
	A-2	No	20,000,000	Benchmark 2020-B21
	A-3	No	6,000,000	GSMS 2020-GSA2
	A-4	No	5,375,000	GSMS 2020-GSA2
Total			$63,375,000

32-42 Broadway	Note	Control	Original Balance	Note Holder
	A-1	Yes	$75,000,000	Benchmark 2020-B21
	A-2-1	No	25,000,000	GSMS 2020-GSA2
	A-2-2	No	25,000,000	CREFI(1)
Total			$125,000,000

(1)	Held by Citi Real Estate Funding Inc. (“CREFI”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

MGM Grand & Mandalay Bay	Note	Control	Original Balance	Note Holder
	A-1	No	$268,056	BX 2020-VIVA
	A-2	No	134,028	BX 2020-VIVA
	A-3	No	134,028	BX 2020-VIVA
	A-4	No	134,028	BX 2020-VIVA
	A-5	No	317,944	BX 2020-VIV2
	A-6	No	158,972	BX 2020-VIV2
	A-7	No	158,972	BX 2020-VIV2
	A-8	No	158,972	BX 2020-VIV2
	A-9	No	400,000	BX 2020-VIV3
	A-10	No	200,000	BX 2020-VIV3
	A-11	No	200,000	BX 2020-VIV3
	A-12	No	200,000	BX 2020-VIV3
	A-13-1	No	43,333,333	Benchmark 2020-B18
	A-14-1	No	44,500,000	BBCMS 2020-C8
	A-15-1	No	21,666,667	Benchmark 2020-B18
	A-16-1	No	25,000,000	BBCMS 2020-C8
	A-13-2	No	53,333,333	Benchmark 2020-B19
	A-14-2	No	40,000,000	WFCM 2020-C58
	A-15-2	No	50,000,000	DBJPM 2020-C9
	A-16-2	No	110,000,000	BX 2020-VIV4(5)
	A-13-3	No	255,000,000	BX 2020-VIV4(5)
	A-14-3	No	5,000,000	WFCM 2020-C58
	A-15-3	No	26,666,667	Benchmark 2020-B19
	A-16-3	No	191,347,000	SGFC(1)
	A-13-4	No	46,666,667	Benchmark 2020-B20
	A-14-4	No	135,000,000	BX 2020-VIV4(5)
	A-15-4	No	23,333,333	Benchmark 2020-B20
	A-13-5	No	50,000,000	Benchmark 2020-B21
	A-14-5	No	101,847,000	BCREI(2)
	A-15-5	No	50,000,000	BX 2020-VIV4
	A-13-6	No	56,666,667	CREFI(3)
	A-15-6	No	25,000,000	Benchmark 2020-B21
	A-13-7	No	65,000,000	GSMS 2020-GSA2
	A-15-7	No	28,333,333	DBRI(4)
	A-13-8	No	82,694,000	CREFI(3)
	A-15-8	No	101,347,000	DBRI(4)
	B-1-A	No	70,549	BX 2020-VIVA
	B-2-A	No	35,274	BX 2020-VIVA
	B-3-A	No	35,274	BX 2020-VIVA
	B-4-A	No	35,274	BX 2020-VIVA
	B-1-B	No	61,396	BX 2020-VIVA
	B-2-B	No	30,698	BX 2020-VIVA
	B-3-B	No	30,698	BX 2020-VIVA
	B-4-B	No	30,698	BX 2020-VIVA
	B-5-A	No	83,451	BX 2020-VIV2
	B-6-A	No	41,726	BX 2020-VIV2
	B-7-A	No	41,726	BX 2020-VIV2
	B-8-A	No	41,726	BX 2020-VIV2
	B-9-A	No	171,886,000	BX 2020-VIV3
	B-10-A	No	85,943,000	BX 2020-VIV3
	B-11-A	No	85,943,000	BX 2020-VIV3
	B-12-A	No	85,943,000	BX 2020-VIV3
	B-5-B	No	149,658,604	BX 2020-VIV2
	B-6-B	No	74,829,302	BX 2020-VIV2
	B-7-B	No	74,829,302	BX 2020-VIV2
	B-8-B	No	74,829,302	BX 2020-VIV2
	C-1	Yes	224,560,000	BX 2020-VIVA
	C-2	No	112,280,000	BX 2020-VIVA
	C-3	No	112,280,000	BX 2020-VIVA
	C-4	No	112,280,000	BX 2020-VIVA
Total			$3,000,000,000

(1)	Held by Societe Generale Financial Corporation (“SGFC”) and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by an affiliate of Barclays Capital Real Estate Inc. (“BCREI”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

(4)	Held by DBR Investments Co. Limited (“DBRI”) and anticipated to be contributed to one or more future securitization trusts.

(5)	The BX 2020-VIV4 securitization transaction is expected to close after the Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Redmond Town Center	Note	Control	Original Balance	Note Holder
	A-1-1	No	$5,000,000	Benchmark 2020-B19
	A-1-2-1	No	5,000,000	Benchmark 2020-B21
	A-1-2-2-1	No	5,000,000	Benchmark 2020-B21
	A-1-2-2-2	No	11,500,000	GSMS 2020-GSA2
	A-2	Yes	25,000,000	Benchmark 2020-B19
	A-3-1	No	5,000,000	Benchmark 2020-B20
	A-3-2	No	20,000,000	Benchmark 2020-B21
	A-4	No	25,000,000	Benchmark 2020-B20
Total			$101,500,000

Signature Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$35,000,000	GSMS 2020-GSA2
	A-2	No	35,000,000	GSMS 2020-GSA2
	A-3	No	19,769,000	SMF II(1)
Total			$89,769,000

(1)	Held by Starwood Mortgage Funding II (“SMF II”) and anticipated to be contributed to one or more future securitization trusts.

Hotel ZaZa Houston Museum District	Note	Control	Original Balance	Note Holder
	A-1-1	No(1)	$20,000,000	GSMS 2020-GSA2
	A-1-2	No	10,000,000	CREFI(2)
	A-1-3	No	5,000,000	CREFI(2)
	A-1-4	No	3,500,000	CREFI(2)
	A-2-1	Yes	20,000,000	CREFI(2)
	A-2-2	No	1,500,000	CREFI(2)
Total			$60,000,000

(1)	The Hotel ZaZa Houston Museum District whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-2-1 held by CREFI, the Hotel ZaZa Houston Museum District whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Hotel ZaZa Houston Museum District whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.
(2)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

Elo Midtown Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$71,000,000	CREFI(1)
	A-2	No(2)	70,000,000	GSMS 2020-GSA2
Total			$141,000,000

(1)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.
(2)	The Elo Midtown Office Portfolio whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-2 held by CREFI, the Elo Midtown Office Portfolio whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the Elo Midtown Office Portfolio whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

Appletree Business Park	Note	Control	Original Balance	Note Holder
	A-1	Yes	$37,500,000	GSMS 2020-GSA2
	A-2	No	12,300,000	SMF II(1)
Total			$49,800,000

(1)	Held by SMF II and anticipated to be contributed to one or more future securitization trusts.

SoCal & South Miami Medical Office Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$60,000,000	BBCMS 2020-C8
	A-2-A	No	10,000,000	BBCMS 2020-C8
	A-2-B	No	19,000,000	GSMS 2020-GSA2
Total			$89,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

McCarthy Ranch	Note	Control	Original Balance	Note Holder
	A-1	Yes	$25,000,000	MSC 2020-L4
	A-2-A	No	5,000,000	BBCMS 2020-C8
	A-2-B	No	5,000,000	GSMS 2020-GSA2
	A-2-C	No	5,000,000	SMF III(1)
	A-2-D	No	5,000,000	SMF III(1)
Total			$45,000,000

(1)	Held by Starwood Mortgage Funding III LLC (“SMF III”) and anticipated to be contributed to one or more future securitization trusts.

Phoenix Industrial Portfolio V	Note	Control	Original Balance	Note Holder
	A-1	Yes	$45,000,000	GSMS 2020-GSA2
	A-2	No	23,000,000	UBS AG(1)
	A-3	No	15,000,000	GSMS 2020-GSA2
	A-4	No	7,000,000	UBS AG(1)
	A-5	No	5,000,000	GSMS 2020-GSA2
Total			$95,000,000

(1)	Held by UBS AG and anticipated to be contributed to one or more future securitization trusts.

Grand Canal Shoppes	Note	Control	Original Balance	Note Holder
	A-1-1	No(1)	$60,000,000	MSC 2019-H7
	A-1-2	No	50,000,000	BANK 2019-BNK19
	A-1-3	No	40,000,000	MSC 2019-L3
	A-1-4	No	40,000,000	BANK 2019-BNK21
	A-1-5	No	13,846,154	MSC 2019-L3
	A-1-6	No	10,000,000	MSC 2019-H7
	A-1-7	No	10,000,000	BANK 2019-BNK20
	A-1-8	No	10,000,000	BANK 2019-BNK20
	A-2-1	No	50,000,000	BANK 2019-BNK19
	A-2-2-1	No	20,000,000	BANK 2019-BNK20
	A-2-2-2	No	30,000,000	CSAIL 2019-C17
	A-2-3	No	40,000,000	UBS 2019-C17
	A-2-4	No	25,000,000	GSMS 2020-GSA2
	A-2-5	No	10,384,615	UBS 2019-C17
	A-3-1	No	50,000,000	Benchmark 2019-B12
	A-3-2	No	50,000,000	Benchmark 2019-B13
	A-3-3-1	No	20,000,000	Benchmark 2019-B14
	A-3-3-2	No	20,000,000	JPMC 2019-COR6
	A-3-4	No	25,000,000	CF 2019-CF2
	A-3-5	No	10,384,615	Benchmark 2019-B14
	A-4-1	No	60,000,000	CGCMT 2019-GC41
	A-4-2	No	60,000,000	CGCMT 2019-GC43
	A-4-3	No	20,000,000	GSMS 2019-GC42
	A-4-4	No	25,000,000	GSMS 2019-GSA1
	A-4-5	No	10,384,615	CGCMT 2019-GC43
	B	Yes	215,000,000	CPPIB Credit Investments II Inc.
Total			$975,000,000

(1)	The initial directing party for the Grand Canal Shoppes whole loan is CPPIB Credit Investments II Inc., as holder of the related subordinate companion loan. During the continuance of a Grand Canal Shoppes control appraisal period, the directing holder (or equivalent party) under the MSC 2019-H7 pooling and servicing agreement (initially Argentic Securities Income USA LLC) is expected to be the directing party for the Grand Canal Shoppes whole loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2020-GSA2 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time.

If at any time a Control Termination Event is continuing, the holders of the principal balance certificates and the Class RR Certificates may generally replace the special servicer without cause, as described in this paragraph. The holders of at least 25% of the voting rights of the principal balance certificates and Class RR Certificates may request a vote to replace the special servicer (other than with respect to a non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of certificates evidencing (a) at least 75% of a Quorum, or (b) more than 50% of the aggregate voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all principal balance certificates and Class RR Certificates on an aggregate basis.

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates and Class RR Certificates on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not risk retention affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced companion loans certain fees resulting from modifications, extensions, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) with respect to any mortgage loan or serviced whole loan, a control termination event has occurred and is continuing.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 6 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2019.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, properties and manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

HAVANA
FRIDAYS

151 W 46th Street

15 West 47th Street

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

MIDTOWN
TIMES SQUARE
W 53RD STREET
W 52ND STREET
W 51ST STREET
W 50TH STREET
W 49TH STREET
W 48TH STREET
W 47TH STREET
W 46TH STREET
W 45TH STREET
W 44TH STREET
W 43RD STREET
W 42ND STREET
EIGHTH AVENUE
BROADWAY
SEVENTH AVENUE
SIXTH AVENUE
FIFTH AVENUE
Calyon Building
CBS Building
Hines Bldg
Sheraton New York Hotel & Towers
787 Seventh
Equitable Life Assurance Society
Sperry Rand Building
Time & Life Building
Radio City Music Hall
745 Seventh
1251 Sixth
RCA Building
750 Seventh
McGraw-Hill Building
1230 Sixth
Rockefeller Plaza
Celanese Building
Morgan Stanley
Paramount Plaza
Marriot Marquis
PlayStation Theater
Paramount Building
229 W 43rd
4 Times Square
Bank of America Tower
1095 Sixth
1166 Sixth
1180 Sixth
1133 Sixth
Grace Building
HBO
Microsoft
E-Walk
New York Public Library
Bryant Park
UPPER WEST SIDE
UPPER EAST SIDE
QUEENS
MIDTOWN
Times Square
MANHATTAN
CHELSEA
New York
HOBOKEN
EAST VILLAGE
SOHO
FINANCIAL DISTRICT
JERSEY CITY
BROOKLYN
1
2
3
MAP © 2020 CARTIFACT

Elo Midtown Office Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	48 West 48th Street	48 West 48th Street	New York, NY	10036
2	151 West 46th Street	151 West 46th Street	New York, NY	10036
3	15 West 47th Street	15 West 47th Street	New York, NY	10036

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller	CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(3)	$70,000,000
Property Type	Office		Cut-off Date Balance per SF(2)	$419.27
Size (SF)	336,302		Percentage of Initial Pool Balance	8.5%
Total Occupancy as of Various(1)	95.3%		Number of Related Mortgage Loans	None
Owned Occupancy as of Various(1)	95.3%		Type of Security	Fee Simple
Year Built / Latest Renovation	1926, 1928 / NAP		Mortgage Rate	3.51000%
Appraised Value	$241,000,000		Original Term to Maturity (Months)(4)	121
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)(4)	121

Underwritten Revenues	$19,909,478
Underwritten Expenses	$7,846,160		Escrows(5)
Underwritten Net Operating Income (NOI)	$12,063,318			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,543,568		Taxes	$0	$490,582
Cut-off Date LTV Ratio(2)	58.5%		Insurance	$0	$5,716
Maturity Date LTV Ratio(2)	58.5%		Replacement Reserve	$0	$5,605
DSCR Based on Underwritten NOI / NCF(2)	2.40x / 2.30x		TI/LC	$0	$28,025
Debt Yield Based on Underwritten NOI / NCF(2)	8.6% / 8.2%		Other(6)	$2,508,919	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$141,000,000	92.4%	Purchase Price	$110,000,000	72.1%
Sponsor Equity	11,536,649	7.6	Loan Payoff	34,270,386	22.5
			Origination Costs	5,757,344	3.8
			Reserves	2,508,919	1.6

Total Sources	$152,536,649	100.0%	Total Uses	$152,536,649	100.0%

(1)	Occupancy dates for the 48 West 48th Street, 151 West 46th Street, and 15 West 47th Street properties are November 3, 2020, November 1, 2020, and November 5, 2020, respectively.

(2)	Calculated based on the aggregate outstanding balance of the Elo Midtown Office Portfolio Whole Loan (as defined below).

(3)	The Cut-off Date Balance of $70,000,000 represents the non-controlling note A-2, which is part of the Elo Midtown Office Portfolio Whole Loan consisting of two senior pari passu promissory notes with an aggregate original principal balance of $141,000,000.

(4)	The first payment date for the Elo Midtown Office Portfolio Whole Loan is February 6, 2021. On the Closing Date, CREFI will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2021 payment. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions are inclusive of the additional January 6, 2021 interest-only payment to be funded on the Closing Date.

(5)	See “—Escrows” below.

(6)	Other reserves represent a debt service reserve ($2,508,919).

■	The Mortgage Loan. The Elo Midtown Office Portfolio mortgage loan (the “Elo Midtown Office Portfolio Loan”) is part of a whole loan with an aggregate original and outstanding principal balance as of the Cut-off Date of $141,000,000 (the “Elo Midtown Office Portfolio Whole Loan”), which is secured by a first mortgage encumbering the borrowers’ fee simple interests in three office properties located in New York, New York (collectively, the “Elo Midtown Office Portfolio Properties”). The Elo Midtown Office Portfolio Whole Loan is comprised of two pari passu promissory notes, one of which (non-controlling note A-2), having an original and outstanding principal balance as of the Cut-off Date of $70,000,000, is being contributed to the GSMS 2020-GSA2 transaction and constitutes the Elo Midtown Office Portfolio Loan.

The Elo Midtown Office Portfolio Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on December 10, 2020. The Elo Midtown Office Portfolio Whole Loan has an interest rate of 3.51000% per annum. The borrowers utilized the proceeds of the Elo Midtown Office Portfolio Whole Loan to acquire one property and refinance existing debt on the other two properties, in each case, comprising the Elo Midtown Office Portfolio Properties, fund reserves, and pay origination costs.

The Elo Midtown Office Portfolio Whole Loan has an initial term of 121 months and has a remaining term of 121 months as of the Cut-off Date. The Elo Midtown Office Portfolio Whole Loan requires interest only payments on each due date through the scheduled maturity date in January 2031. Voluntary prepayment of the Elo Midtown Office Portfolio Whole Loan is prohibited prior to the due date in October 2030. At any time after the earlier to occur of (a) the third anniversary of the origination date of the Elo Midtown Office Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last of the Elo Midtown Office Portfolio notes are securitized, the Elo Midtown Office Portfolio Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

The table below summarizes the promissory notes that comprise the Elo Midtown Office Portfolio Whole Loan. The relationship between the holders of the Elo Midtown Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$71,000,000	$71,000,000	CREFI(1)	Yes(2)
A-2	70,000,000	70,000,000	GSMS 2020-GSA2	No
Total	$141,000,000	$141,000,000

(1)	The related note is currently held by the Note Holder identified in the table above and is expected to be contributed to a future transaction.

(2)	The Elo Midtown Office Portfolio Whole Loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling note (A-1 held by CREFI), the Elo Midtown Office Portfolio Whole Loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the controlling pooling and servicing agreement for the Elo Midtown Office Portfolio Whole Loan). Neither the master servicer nor the special servicer for such securitization has been identified.

■	The Mortgaged Properties. The Elo Midtown Office Portfolio Properties are comprised of three office properties located in Midtown Manhattan. The 48 West 48th Street property is located on the south side of 48th Street between Fifth and Sixth Avenues, the 151 West 46th Street property is located on the north side of 46th Street between Sixth and Seventh Avenues, and the 15 West 47th Street property is on the north side of 47th Street between Fifth and Sixth Avenues. All three buildings are Class B office buildings with ground floor retail space.

The 48 West 48th Street property was constructed in 1926 and it spans 137,663 SF across 16 stories on a 0.219-acre site. According to the appraisal, the property is located within the Diamond District and within close proximity to two of the top 10 largest jewelry exchanges in the world, whereby 90% of the jewelry, diamonds and precious stones in the United States originally transact. The property is 100% occupied by a diverse roster of office tenants and three retail tenants. The office component represents 119,830 SF (approximately 87.0% of NRA) and, per the appraisal, is typical for buildings within the Diamond District, whereby jewelry tenants seek space featuring small, functional suites. The largest office tenants based on net rentable square feet include Luccello, Inc. (5,100 SF), EZ Estate LLC (4,763 SF), Intercolor Inc. (4,069 SF), and Sunrise Jewelry Corp (3,973 SF). The retail component represents the remaining 17,833 SF of the building and is occupied by three ground floor tenants, with frontage along the south side of West 48th Street. The largest retail tenant, occupying 10,350 SF, is Rockefeller Corp. dba Delis 48, a restaurant that serves custom salads and sandwiches, fruit juices and smoothies and other items.

The 151 West 46th Street property, constructed in 1928, spans 65,500 SF across 15 stories on a 0.115-acre site. The property is 100% occupied by one retail tenant, 20 office tenants and one telecom tenant. According to the appraisal, the property features small, functional floor plates demised for both single and multi-tenant occupants. The five largest tenants, based on net rentable square feet in the building, occupy 5,000 SF each. One of the tenants, Havana Central- Ny 2, LLC, a Cuban-themed restaurant and bar, occupies the ground level retail space and they recently extended their lease until December 2029 at $192.00 per SF. The other four largest tenants in the building include Neiger LLP, City Casting Corp., Artevyl Kiab LLC, and T.O. Dey Corp.

The 15 West 47th Street property, constructed in 1926, spans 133,139 SF across 18 stories on a 0.225-acre site. The property is 88.1% occupied by a diverse roster of office and retail tenants. The office space comprises 105,214 SF and the retail space comprises 27,925 SF. The largest office tenants based on net rentable square feet include The Del Gatto Luxury Group LLC, Avi & Co. Ny Corp., and Gogreen Diamonds Inc. According to the appraisal, the retail unit is comprised of a large arcade unit, which is 8,762 SF and contains approximately 35 different booths.

■	COVID-19 Update. As of December 6, 2020 the Elo Midtown Office Portfolio Properties are open and operating. At the onset of the COVID-19 pandemic, the borrower sponsor offered a one-time rent concession for one or two months on a tenant-by-tenant basis that was not required to be repaid at the 48 West 48th Street and 151 West 46th Street properties in order to maintain strong relationships with tenants. Tenants at the 15 West 47th Street property were given a similar rent deferral option but were required to pay back any deferred rent. According to the borrower sponsor, collections at the Elo Midtown Office Portfolio Properties were 122.7% and 110.1% for October and November 2020, respectively, which is inclusive of rent being paid back. As of December 6, 2020, the Elo Midtown Office Portfolio Whole Loan is not subject to any modification or forbearance requests. The first

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

payment date under the Elo Midtown Office Portfolio Mortgage Loan documents of the Elo Midtown Office Portfolio Whole Loan is February 6, 2021.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Elo Midtown Office Portfolio Properties:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Havana Central- Ny 2, LLC	NR/NR/NR	5,000	1.5%	$988,800	5.5%	$197.76	12/31/2029	None
Rockefeller Corp.	NR/NR/NR	10,350	3.1	810,372	4.5	78.30	5/31/2030	None
Ultimate Jewelry(3)(4)	NR/NR/NR	2,025	0.6	415,338	2.3	205.11	Various	None
Stir Fry Cuisine Inc.	NR/NR/NR	3,607	1.1	314,592	1.8	87.22	2/28/2026	None
Diamond Fantasies Inc, Et. Al.	NR/NR/NR	526	0.2	301,070	1.7	572.38	7/31/2025	None
Avi & Co. Ny Corp.(5)	NR/NR/NR	4,697	1.4	278,205	1.5	59.23	8/31/2025	None
Sashka & Company Inc.	NR/NR/NR	2,500	0.7	244,431	1.4	97.77	9/30/2021	None
Diamond Services(6)	NR/NR/NR	3,884	1.2	240,703	1.3	61.97	Various	1, 2-year option
Tian Fu Lou, Inc.	NR/NR/NR	3,876	1.2	216,000	1.2	55.73	1/31/2026	2, 5-year options
Luccello, Inc.	NR/NR/NR	5,100	1.5	200,628	1.1	39.34	11/30/2026	1, 5-year option
Ten Largest Owned Tenants		41,565	12.4%	$4,010,140	22.3%	$96.48
Remaining Owned Tenants		278,850	82.9	13,940,500	77.7	$49.99
Vacant Spaces (Owned Space)		15,887	4.7	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		336,302	100.0%	$17,950,639	100.0%	$56.02

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent rolls dated November 1, 2020, November 3, 2020, and November 5, 2020.

(3)	Ultimate Jewelry leases 1,768 SF expiring on October 31, 2025 and 257 SF expiring on December 31, 2021.

(4)	Ultimate Jewelry has the option to terminate its lease no earlier than April 30, 2023, with 90 days’ written notice to the landlord.

(5)	Avi & Co. Ny Corp. has the option to terminate its lease no earlier than August 31, 2022, with 120 days’ written notice to the landlord. Avi & Co. Ny Corp. will be required to pay a termination fee equal to the sum of $27,081.30.

(6)	Diamond Services leases 2,163 SF expiring on January 31, 2022 and 1,721 SF expiring on December 31, 2022.

The following table presents certain information relating to the lease rollover schedule at the Elo Midtown Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	6,832	2.0%	2.0%	$681,801	3.8%	$99.80	15
2020	10,288	3.1	5.1%	498,578	2.8	48.46	12
2021	64,340	19.1	24.2%	3,100,046	17.3	48.18	72
2022	73,917	22.0	46.2%	3,232,378	18.0	43.73	60
2023	43,886	13.0	59.3%	2,150,422	12.0	49.00	44
2024	19,611	5.8	65.1%	950,128	5.3	48.45	19
2025	56,408	16.8	81.9%	4,269,906	23.8	75.70	58
2026	12,583	3.7	85.6%	731,220	4.1	58.11	3
2027	2,500	0.7	86.3%	98,340	0.5	39.34	1
2028	0	0.0	86.3%	0	0.0	0.00	0
2029	10,000	3.0	89.3%	1,132,800	6.3	113.28	2
2030	17,850	5.3	94.6%	1,040,220	5.8	58.28	3
2031 & Thereafter	2,200	0.7	95.3%	64,800	0.4	29.45	1
Vacant	15,887	4.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	336,302	100.0%		$17,950,639	100.0%	$56.02	290

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent rolls dated November 1, 2020, November 3, 2020, and November 5, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

The following table presents certain information relating to historical occupancy at the Elo Midtown Office Portfolio Properties:

Historical Leased %(1)

2017	2018	2019	As of 11/2020(2)
97.0%	97.4%	95.5%	95.3%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent rolls dated November 1, 2020, November 3, 2020, and November 5, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Elo Midtown Office Portfolio Properties:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 10/31/2020(2)	Underwritten(2)	Underwritten $ per SF
Base Rent	$16,827,267	$16,958,175	$17,172,852	$15,543,967	$17,497,930	$52.03
Contractual Rent Steps(3)	0	0	0	0	452,710	1.35
Vacant Income	0	0	0	0	1,928,184	5.73
Reimbursements	2,221,080	2,147,137	2,008,175	1,550,685	1,858,048	5.52
Vacancy & Credit Loss	0	0	0	(774,110)	(1,928,184)	(5.73)
Other Income	208,207	196,271	174,570	100,790	100,790	0.30
Effective Gross Income	$19,256,554	$19,301,583	$19,355,597	$16,421,332	$19,909,478	$59.20
Total Operating Expenses	6,714,703	6,955,364	7,410,407	7,098,959	7,846,160	23.33
Net Operating Income	$12,541,851	$12,346,219	$11,945,190	$9,322,373	$12,063,318	$35.87
TI/LC	0	0	0	0	450,439	1.34
Capital Expenditures	0	0	0	0	69,310	0.21
Net Cash Flow	$12,541,851	$12,346,219	$11,945,190	$9,322,373	$11,543,568	$34.33

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase in TTM 10/31/2020 Net Operating Income to Underwritten Net Operating Income can be attributed to the rent deferments given to tenants at the 48 West 48th Street and 151 West 46th Street properties by the borrower sponsor that were not required to be repaid, contractual rent steps, and potential income from vacant space. Historical Net Operating Income is in-line with Underwritten Net Operating Income.

(3)	Contractual Rent Steps include $452,710 underwritten for various tenants through November 1, 2021.

■	Appraisal. According to the appraisals, the Elo Midtown Office Portfolio Properties had an aggregate “as-is” appraised value of $241,000,000 as of November 1, 2020.

■	Environmental Matters. According to Phase I environmental reports dated February 27, 2020 and October 28, 2020, there are no recognized environmental conditions or recommendations for further action at the Elo Midtown Office Portfolio Properties.

■	Market Overview and Competition. The Elo Midtown Office Portfolio Properties are located within the Midtown Manhattan office market which, according to the appraisal, contains approximately 289 million SF of office space with an availability rate of 14.6% and average asking rents of $83.20 as of the third quarter of 2020. More specifically, the 15 West 47th Street property and the 48 West 48th Street property are both located within the Sixth Avenue/Rockefeller Center office submarket and the 151 West 46th Street property is located within the Times Square office submarket.

According to the appraisal, the Sixth Avenue/Rockefeller Center office submarket is generally bounded by 41st Street to 59th Street, Seventh Avenue to midblock Sixth – Fifth Avenue. According to the appraisal, the average asking rent in the third quarter of 2020 was $84.58 per SF, a $0.83 per SF increase from the prior year’s average asking rent of $83.75, however, vacancy rates for office space in the Sixth Avenue/Rockefeller Center submarket have increased 1.5% over the past year, from 4.6% to 6.1%. The appraisal also noted that third quarter 2020

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

leasing activity totaled 542,503 SF, all of which were either renewals or extensions, which represents a significant increase from the 92,191 SF leased in the second quarter.

Based on the appraisal, the Times Square office submarket is defined as 41st Street to 48th Street, Ninth Avenue to Seventh Avenue. According to the appraisal, the average asking rent in the third quarter of 2020 was $79.27 per SF, a $4.09 per SF increase from the prior year’s asking rent. Vacancy rates for office space in the Times Square submarket have increased 1.0% over the past year, from 6.4% to 7.4%.

The following table presents certain information relating to the primary competition for the Elo Midtown Office Portfolio Properties:

Comparable Office Buildings(1)

Property Name	City / State	NRA	Year Built	Occupancy
Elo Midtown Office Portfolio	New York, NY	336,302(2)	1926, 1928	95.3%(2)
11 East 44th Street	New York, NY	135,150	1927	94.3%
34 West 44th Street	New York, NY	190,000	1922	95.1%
6 East 45th Street	New York, NY	90,000	1930	94.9%
2 West 45th Street	New York, NY	100,000	1910	92.8%
7 West 45th Street	New York, NY	87,750	1913	98.1%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated November 1, 2020, November 3, 2020, and November 5, 2020.

■	The Borrowers. The borrowers are Elo Equity LLC, Simco Realty LLC, and Elo Group LLC (collectively, the “Elo Midtown Office Portfolio Borrower”). Legal counsel to the Elo Midtown Office Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Elo Midtown Office Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor is Jack Elo of Elo Organization, an active and multi-generational owner and operator of office buildings in Midtown Manhattan.

■	Escrows. At origination, the Elo Midtown Office Portfolio Borrower funded approximately $2,508,919 with respect to a debt service reserve.

Tax Reserve – On each due date, the Elo Midtown Office Portfolio Borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $490,582 monthly).

Insurance Reserve – On each due date, the Elo Midtown Office Portfolio Borrower is required to fund 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies provided with respect to the 15 West 47th Street property (estimated to be $5,716 monthly); the insurance reserve with respect to the remaining Elo Midtown Office Portfolio properties has been conditionally waived so long as the Elo Midtown Office Portfolio Borrower maintains a blanket policy meeting the requirements of the Elo Midtown Office Portfolio Whole Loan documents.

Replacement Reserve – On each due date, the Elo Midtown Office Portfolio Borrower is required to deposit approximately $5,605 into a replacement reserve for capital expenditures.

TI/LC Reserve – On each due date, the Elo Midtown Office Portfolio Borrower is required to make monthly deposits of approximately $28,025 into a TI/LC reserve account.

■	Lockbox and Cash Management. The Elo Midtown Office Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The Elo Midtown Office Portfolio Borrower is required, upon the occurrence of an Elo Midtown Office Portfolio Trigger Period (as defined below), to deliver a tenant direction letter to the existing tenants at the Elo Midtown Office Portfolio Properties, directing them to remit their rent checks directly to the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

lender-controlled lockbox. Prior to an Elo Midtown Office Portfolio Trigger Period, the Elo Midtown Office Portfolio Borrower is required to cause revenue received by the Elo Midtown Office Portfolio Borrower or any applicable property manager from the Elo Midtown Office Portfolio Properties to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the Elo Midtown Office Portfolio Borrower unless an Elo Midtown Office Portfolio Trigger Period exists. Upon the occurrence and during the continuance of an Elo Midtown Office Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Elo Midtown Office Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Elo Midtown Office Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Elo Midtown Office Portfolio Whole Loan. Upon the cure of the applicable Elo Midtown Office Portfolio Trigger Period, so long as no other Elo Midtown Office Portfolio Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the Elo Midtown Office Portfolio Borrower. Upon an event of default under the Elo Midtown Office Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

An “Elo Midtown Office Portfolio Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Elo Midtown Office Portfolio Whole Loan documents, (ii) the debt yield falling to 7.00% or below, and (iii) an Elo Midtown Office Portfolio Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt yield is equal to or greater than 7.50% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Elo Midtown Office Portfolio Specified Tenant Trigger Period ceasing to exist.

An “Elo Midtown Office Portfolio Specified Tenant” means as applicable, (i) Havana Central- Ny 2, LLC, (ii) 48 Rockefeller Corp., (iii) as to each of The Elo Midtown Office Portfolio Properties (x) any tenant whose lease which, individually or when aggregated with all other leases at the applicable property with the same tenant or its affiliate, either (A) accounts for 10.0% or more of the total rental income for the applicable property, or (B) demises 10.0% or more of the square feet of the applicable property’s gross leasable area, and (iv) any other lessee(s) of the Elo Midtown Office Portfolio Specified Tenant space, and any guarantor(s) of the applicable related Elo Midtown Office Portfolio Specified Tenant lease(s).

An “Elo Midtown Office Portfolio Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) any Elo Midtown Office Portfolio Specified Tenant being in material non-monetary default under its lease beyond all applicable notice and grace periods, (ii) any Elo Midtown Office Portfolio Specified Tenant being in monetary default under its lease beyond all applicable notice and grace periods (provided, that, if such monetary default was solely the result of such Elo Midtown Office Portfolio Specified Tenant being restricted from the use and occupancy of its applicable Elo Midtown Office Portfolio Specified Tenant space due to its compliance with orders by a governmental authority as a result of the COVID-19 pandemic, then such monetary default has continued for the lesser of (x) three months or (y) the period commencing on the date such orders going into effect and expiring upon the date such order is lifted applicable governmental authority), (iii) any Elo Midtown Office Portfolio Specified Tenant failing to be in actual, physical possession of its Elo Midtown Office Portfolio Specified Tenant space (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in its Elo Midtown Office Portfolio Specified Tenant space (or applicable portion thereof) for more than five consecutive business days, (iv) any Elo Midtown Office Portfolio Specified Tenant giving notice that it is terminating its lease for all of its Elo Midtown Office Portfolio Specified Tenant space or any portion of its Elo Midtown Office Portfolio Specified Tenant space equal to or greater than 15%, (v) any termination or cancellation of any Elo Midtown Office Portfolio Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Elo Midtown Office Portfolio Specified Tenant lease failing to otherwise be in full force and effect and (vi) any bankruptcy or similar insolvency of any Elo Midtown Office Portfolio Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (including, without limitation, a duly executed estoppel certificate from the applicable Elo Midtown Office Portfolio Specified Tenant in form and substance acceptable to the lender, unless the applicable Elo Midtown Office Portfolio Specified Tenant refuses to deliver the such an estoppel certificate and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

ELO MIDTOWN OFFICE PORTFOLIO

the Elo Midtown Office Portfolio Borrower has used commercially reasonable efforts to require delivery of thereof) of (1) the satisfaction of the Elo Midtown Office Portfolio Specified Tenant Cure Conditions or (2) the Elo Midtown Office Portfolio Borrower leasing the entire Elo Midtown Office Portfolio Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Elo Midtown Office Portfolio Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. For the purposes of this definition, an Elo Midtown Office Portfolio Specified Tenant will not be deemed to have failed to be open for business and/or “gone dark” if such discontinuation is effectuated in order to comply with orders by a governmental authority which restrict the use and occupancy of the applicable Elo Midtown Office Portfolio Specified Tenant space as a result of the COVID-19 pandemic and the applicable Elo Midtown Office Portfolio Specified Tenant resumes operations in its Elo Midtown Office Portfolio Specified Tenant space within five business days after such restrictions are lifted. During the continuance of the COVID-19 pandemic, an Elo Midtown Office Portfolio Specified Tenant will be deemed to be operating in its respective space its premises is operational (i.e. with minimal staff coming in on an ongoing basis to perform necessary administrative functions) and available to the Elo Midtown Office Portfolio tenant’s employees for use on a voluntary basis.

“Elo Midtown Office Portfolio Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Elo Midtown Office Portfolio Specified Tenant has cured all defaults under the applicable Elo Midtown Office Portfolio Specified Tenant lease, (ii) the applicable Elo Midtown Office Portfolio Specified Tenant is in actual, physical possession of the Elo Midtown Office Portfolio Specified Tenant space (or applicable portion thereof), open for business during customary hours and not “dark” in the Elo Midtown Office Portfolio Specified Tenant space (or applicable portion thereof), (iii) the applicable Elo Midtown Office Portfolio Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Elo Midtown Office Portfolio Specified Tenant lease and has re-affirmed the applicable Elo Midtown Office Portfolio Specified Tenant lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Elo Midtown Office Portfolio Specified Tenant and/or the applicable Elo Midtown Office Portfolio Specified Tenant lease, the applicable Elo Midtown Office Portfolio Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Elo Midtown Office Portfolio Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (v) the applicable Elo Midtown Office Portfolio Specified Tenant is paying full, unabated rent under the applicable Elo Midtown Office Portfolio Specified Tenant lease.

■	Property Management. The Elo Midtown Office Portfolio Properties are self-managed.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Elo Midtown Office Portfolio Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Elo Midtown Office Portfolio Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

20 Commerce Drive

4
- Lerner David Littenberg Krumholz & Mentlik, LLP — 34,373 SF Exp. 6/2030

3
- O'Connor Davies, LLP — 19,503 SF Exp. 11/2022
- Assured Partners of New Jersey, LLC — 4,042 SF Exp. 5/2025
- Signature Acquisitions LLC — 3,427 SF Exp. 10/2022
- Finance of America Mortgage LLC — 2,112 SF Exp. 4/2022
- Viona Pharmaceuticals Inc — 4,675 SF Exp. 1/2024
- Allstate Insurance Company — 12,800 SF Exp. 6/2024

2
- Herbert L. Jamison & Co., L.L.C. — 24,838 SF Exp. 5/2025
- Gelber Group LLC — 3,038 SF Exp. 5/2021
- Weiss-Rohlig USA — 5,244 SF Exp. 1/2026

1
- Kinex Pharmaceuticals, Inc. — 3,500 SF Exp. 3/2022
- GFA Development Co., LLC — 1,527 SF Exp. 6/2022
- Crossmark, Inc. — 13,171 SF Exp. 3/2021
- Highland Capital Brokerage, Inc. — 2,872 SF Exp. 5/2024
- Saft, LTD — 2,332 SF Exp. 11/2023
- RGN-Cranford I, LLC — 9,797 SF Exp. 10/2024

888 Veterans Memorial Highway

5
- J.S. Held LLC — 3,096 SF Exp. 10/2024
- Janney Montgomery Scott, LLC — 3,321 SF Exp. 7/2024
- Beacon Trust Company — 2,253 SF Exp. 4/2021
- Quatela Chimeri, PLLC — 7,774 SF Exp. 8/2030
- Vacant — 13,160 SF

4
- Viner Finance Inc. — 8,870 SF Exp. 6/2023
- United Land Services Corp and United Land Abstract Services Corp — 1,258 SF Exp. 1/2022
- Chicago Title Insurance Company — 4,772 SF Exp. 12/2023
- Vacant — 11,873 SF

3
- Morgan Stanley — 10,630 SF Exp. 8/2031
- TheraCare Preschool Services, Inc. — 8,778 SF Exp. 7/2027

2
- Campagna Johnson, P.C. — 4,320 SF Exp. 9/2021
- Gentiva Health Services, Inc & QC-Medi NY, Inc. — 4,735 SF Exp. 8/2021
- Brown-Forman Corporation — 2,265 SF Exp. 6/2023
- OneMain Financial Group, LLC — 2,451 SF Exp. 12/2022
- Wells Fargo Advisors LLC — 7,229 SF Exp. 12/2022
- Alliance One, LLC — 2,163 SF Exp. 11/2024

1
- Inform Applications, Inc. — 4,131 SF Exp. 9/2022
- Pollan Mauner & Wess, LLP — 1,460 SF Exp. 6/2021
- Nicosia Enterprises, Inc. — 3,171 SF Exp. 9/2023
- CSC Holdings, Inc. — 400 SF Exp. 10/2023

878 Veterans Memorial Highway

4
- Allstate Insurance — 21,986 SF Exp. 10/2026

3
- Allstate Insurance — 21,986 SF Exp. 10/2026

2
- Allstate Insurance — 21,986 SF Exp. 10/2026

1
- Allstate Insurance — 21,987 SF Exp. 10/2026

898 Veterans Memorial Highway

4
- The Bridgehampton National Bank — 8,008 SF Exp. 3/2028
- The Bridgehampton National Bank — 15,241 SF Exp. 3/2028

3
- The Bridgehampton National Bank — 23,548 SF Exp. 3/2028

2
- Kreitzman & Kreitzman — 2,473 SF Exp. 2/2025
- The Bridgehampton National Bank — 1,995 SF Exp. 12/2022
- The Bridgehampton National Bank — 5,183 SF Exp. 3/2028
- The Bridgehampton National Bank — 11,258 SF Exp. 3/2028

1
- The Bridgehampton National Bank — 5,101 SF Exp. 12/2027
- The Bridgehampton National Bank — 8,319 SF Exp. 3/2028
- The Bridgehampton National Bank — 4,773 SF Exp. 3/2028

VACANT | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

CONNECTICUT
Jefferson Valley
Peekskill
Warwick
NEW YORK
Stony Point
Milford
Wilton
Suffern
Fairfield
Norwalk
Nanuet
West Nyack
Greenburgh
Greenwich
White Plains
NEW JERSEY
Wayne
New Rochelle
Paterson
Yonkers
Mount Vernon
Clifton
Huntington
Passaic
BRONX
New York
Union City
East Orange
LAGUARDIA INTERNATIONAL AIRPORT
MANHATTAN
Brentwood
Flushing
Levittown
Long Island City
Jersey City
Newark
QUEENS
Hempstead
NEWARK INTERNATIONAL AIRPORT
Jamaica
Elizabeth
BROOKLYN
JOHN F. KENNEDY INTERNATIONAL AIRPORT
STATEN SLAND
Far Rockaway
Edison
South Amboy
Atlantic Ocean
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

Signature Office Portfolio

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	Hauppauge Office Park	878, 888, 898 Veterans Memorial Highway	Hauppauge, NY	11788
2	20 Commerce	20 Commerce Drive	Cranford, NJ	07016

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	2		Loan Seller		CREFI, SMC
Location (City/State)	Various		Cut-off Date Balance(2)		$70,000,000
Property Type	Office		Cut-off Date Balance per SF(1)		$191.04
Size (SF)	469,901		Percentage of Initial Pool Balance		8.5%
Total Occupancy as of 12/1/2020	86.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2020	86.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	1990, 1991, 2014 / 2020		Mortgage Rate		3.84000%
Appraised Value	$130,100,000		Original Term to Maturity (Months)(3)		121
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)(3)		37

Underwritten Revenues	$13,066,360
Underwritten Expenses	$4,800,723		Escrows(4)
Underwritten Net Operating Income (NOI)	$8,265,637			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,558,347		Taxes	$411,382	$102,846
Cut-off Date LTV Ratio(1)	69.0%		Insurance	$65,149	$13,030
Maturity Date LTV Ratio(1)	59.5%		Replacement Reserve	$0	$9,993
DSCR Based on Underwritten NOI / NCF(1)	1.64x / 1.50x		TI/LC	$0	$48,948
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 8.4%		Other(5)	$769,005	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$89,769,000	100.0%	Loan Payoff	$85,982,302	95.8%
			Origination Costs	2,009,822	2.2
			Reserves	1,245,537	1.4
			Return of Equity	531,339	0.6
Total Sources	$89,769,000	100.0%	Total Uses	$89,769,000	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Signature Office Portfolio Whole Loan.

(2)	The Cut-off Date Balance of $70,000,000 represents the controlling note A-1 and note A-2, which are part of the Signature Office Portfolio Whole Loan consisting of three pari passu promissory notes with an aggregate original principal balance of $89,769,000.

(3)	The first payment date for the Signature Office Portfolio Whole Loan is February 6, 2021. On the Closing Date, CREFI (as defined below) and SMC (as defined below) will deposit sufficient funds to pay the amount of interest that would be due with respect to a January 6, 2021 payment. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions presented herein are inclusive of the additional January 6, 2021 interest-only payment to be funded on the Closing Date.

(4)	See “—Escrows” below.

(5)	Other reserves represent a COVID reserve ($53,445), unfunded obligations reserve ($619,885), and an immediate repairs reserve ($95,675).

■	The Mortgage Loan. The Signature Office Portfolio mortgage loan (the “Signature Office Portfolio Loan”) is part of a whole loan with an aggregate original and outstanding principal balance as of the Cut-off Date of $89,769,000 (the “Signature Office Portfolio Whole Loan”), which is secured by first mortgages encumbering (i) with respect to the property known as 878 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple, leasehold, and sub-sub-leasehold interest, (ii) with respect to the property known as 888-898 Veterans Memorial Highway, Hauppauge, New York, the borrower’s fee simple and sub-leasehold interest, and (iii) with respect to the property known as 20 Commerce Drive, Cranford, New Jersey, the borrower’s fee simple interest (collectively, the “Signature Office Portfolio Properties”). The Signature Office Portfolio Whole Loan is comprised of three pari passu promissory notes, two of which (controlling note A-1 and note A-2, having an aggregate original and outstanding principal balance as of the Cut-off Date of $70,000,000), are being contributed to the GSMS 2020-GSA2 transaction and constitutes the Signature Office Portfolio Loan.

The Signature Office Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Starwood Mortgage Capital LLC (“SMC”) on December 7, 2020. The Signature Office Portfolio Whole Loan has an interest rate of 3.84000% per annum. The borrowers utilized the proceeds of the Signature Office Portfolio Whole Loan to refinance existing debt on the Signature Office Portfolio Properties, fund reserves, pay origination costs, and return equity to the borrower sponsor.

The Signature Office Portfolio Whole Loan had an initial term of 121 months and has a remaining term of 121 months as of the Cut-off Date. The Signature Office Portfolio Whole Loan requires interest only payments on each due date through and including the due date in January 2024 and thereafter requires monthly payments of interest and principal sufficient to amortize the Signature Office Portfolio Whole Loan over a 30-year amortization schedule. The scheduled maturity date of the Signature Office Portfolio Whole Loan is the due date in January 2031. Voluntary prepayment of the Signature Office Portfolio Whole Loan is prohibited prior to the due date in October 2030. At any time after the earlier to occur of (a) the fourth anniversary of the origination date of the Signature Office Portfolio Whole Loan and (b) the second anniversary of the closing date of the securitization into

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

which the last of the Signature Office Portfolio notes are securitized, the Signature Office Portfolio Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The table below summarizes the promissory notes that comprise Signature Office Portfolio Whole Loan. The relationship between the holders of the Signature Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	GSMS 2020-GSA2(1)	Yes
A-2	$35,000,000	$35,000,000	GSMS 2020-GSA2(2)	No
A-3	19,769,000	19,769,000	Starwood Mortgage Capital LLC(3)	No
Total	$89,769,000	$89,769,000

(1)	The related note is being contributed by SMC.

(2)	The related note is being contributed by CREFI.

(3)	The related note is currently held by the Note Holder identified in the table above and is expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Signature Office Portfolio Properties are comprised of two office properties located in New York and New Jersey.

The Hauppauge Office Park property, located in Hauppauge, New York, is a three-building office park that spans 281,954 SF on a 24.960-acre site. The Hauppauge Office Park property is comprised of 99.9% office space and 0.1% other space. The office park shares a courtyard area with a central fountain and seating. The 878 Veterans Memorial Highway building is an 87,945 SF, four-story office building. The building is 100.0% occupied by Allstate Insurance on a net lease through October 31, 2026. Allstate Insurance utilizes this space as their regional headquarters. The 888 Veterans Memorial Highway building is an 108,110 SF, five-story office building. The largest tenants include Morgan Stanley (10,630 SF), Viner Finance Inc. (8,870 SF) and TheraCare Preschool Services, Inc. (8,778 SF). The 898 Veterans Memorial Highway building is an 85,899 SF, four-story office building. The largest tenant, The Bridgehampton National Bank (83,426 SF) occupies 97.1% of the NRA.

The 20 Commerce property, located in Cranford, New Jersey, spans 187,947 SF across four stories (with an additional lower-level) on a 6.355-acre site. The 20 Commerce property is 80.4% occupied by 16 office tenants as of December 1, 2020. The largest tenants in the building include Lerner David Littenberg Krumholz & Mentlik, LLP (34,373 SF), Herbert L. Jamison & Co., L.L.C. (24,838 SF), and O’Connor Davies, LLP (19,503 SF).

■	COVID-19 Update. As of December 6, 2020 the Signature Office Portfolio Properties are open and operating with most tenants working remotely. One tenant representing 1.7% of NRA and 1.9% of underwritten base rent is in arrears on rent. According to the borrower sponsor, collections at the Signature Office Portfolio were 98.3% for October and November 2020. As of December 6, 2020, the Signature Office Portfolio Whole Loan is not subject to any modification or forbearance requests. The first payment date of the Signature Office Portfolio Whole Loan is February 6, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Signature Office Portfolio Properties:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Allstate Insurance(4)	A-/A3/A-	100,745	21.4%	$2,903,708	24.9%	$28.82	Various	2, 5-year options
The Bridgehampton National Bank(5)	NR/NR/NR	83,426	17.8	2,676,299	23.0	32.08	Various	1, 5-year option
Lerner David Littenberg Krumholz & Mentlik, LLP	NR/NR/NR	34,373	7.3	936,664	8.0	27.25	6/30/2030	2, 5-year options
Herbert L. Jamison & Co., L.L.C.	NR/NR/NR	24,838	5.3	651,998	5.6	26.25	5/31/2025	2, 5-year options
O'Connor Davies, LLP	NR/NR/NR	19,503	4.2	526,581	4.5	27.00	11/30/2022	1, 5-year option
Crossmark, Inc.	NR/NR/NR	13,171	2.8	335,861	2.9	25.50	3/31/2021	1, 5-year option
Morgan Stanley(6)	NR/NR/NR	10,630	2.3	321,686	2.8	30.26	8/31/2031	1, 5-year option
Viner Finance Inc.,	NR/NR/NR	8,870	1.9	249,602	2.1	28.14	6/30/2023	NA
TheraCare Preschool Services, Inc.	NR/NR/NR	8,778	1.9	244,204	2.1	27.82	7/31/2027	1, 5-year option
Quatela Chimeri, PLLC	NR/NR/NR	7,774	1.7	220,237	1.9	28.33	8/31/2030	NA
Ten Largest Owned Tenants		312,108	66.4%	$9,066,840	77.8%	$29.05
Remaining Owned Tenants		95,910	20.4	2,588,402	22.2	26.99
Vacant Spaces (Owned Space)		61,883	13.2	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		469,901	100.0%	$11,655,242	100.0%	$28.57

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are inclusive of rent steps and are based on the underwritten rent roll dated December 1, 2020.

(4)	Allstate Insurance leases 87,945 SF scheduled to expire on October 31, 2026 and 12,800 SF scheduled to expire on June 30, 2024.

(5)	The Bridgehampton National Bank leases 76,330 SF scheduled to expire on March 31, 2028, 5,101 SF scheduled to expire on December 31, 2027, and 1,995 SF scheduled to expire on December 31, 2022.

(6)	Morgan Stanley has the option to terminate its lease effective as of August 31, 2026.

The following table presents certain information relating to the lease rollover schedule at the Signature Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$500	0.0%	$0.00	2
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	28,977	6.2	6.2%	789,356	6.8	27.24	7
2022	47,133	10.0	16.2%	1,412,438	12.1	29.97	11
2023	21,810	4.6	20.8%	598,652	5.1	27.45	6
2024	38,724	8.2	29.1%	960,882	8.2	24.81	7
2025	31,353	6.7	35.8%	830,778	7.1	26.50	3
2026	93,189	19.8	55.6%	2,720,207	23.3	29.19	2
2027	13,879	3.0	58.5%	408,078	3.5	29.40	2
2028	76,330	16.2	74.8%	2,455,763	21.1	32.17	2
2029	0	0.0	74.8%	0	0.0	0.00	0
2030	42,147	9.0	83.7%	1,156,902	9.9	27.45	2
2031 & Thereafter	14,476	3.1	86.8%	321,686	2.8	22.22	3
Vacant	61,883	13.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	469,901	100.0%		$11,655,242	100.0%	$28.57	47

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of rent steps and are based on the underwritten rent roll dated December 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

The following table presents certain information relating to historical occupancy at the Signature Office Portfolio Properties:

Historical Leased %(1)

2018	2019	As of 12/1/2020
89.1%	91.5%	86.8%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Signature Office Portfolio Properties:

Cash Flow Analysis(1)

	2018	2019	TTM 10/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$10,953,679	$10,760,410	$10,724,485	$11,135,649	$23.70
Contractual Rent Steps(2)	0	0	0	519,593	1.11
Vacant Income	0	0	0	1,929,969	4.11
Reimbursements	1,411,495	1,551,668	1,472,614	1,352,448	2.88
Vacancy & Credit Loss	0	0	0	(1,929,969)	(4.11)
Other Income(3)	94,602	87,162	58,670	58,670	0.12
Effective Gross Income	$12,459,775	$12,399,240	$12,255,769	$13,066,360	$27.81
Total Operating Expenses	4,598,959	4,534,916	4,394,022	4,800,723	10.22
Net Operating Income	$7,860,816	$7,864,324	$7,861,747	$8,265,637	$17.59
TI/LC	0	0	0	587,376	1.25
Capital Expenditures	0	0	0	119,914	0.26
Net Cash Flow	$7,860,816	$7,864,324	$7,861,747	$7,558,347	$16.08

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten per each tenant's lease through December 1, 2021. Straight-line rent has been underwritten for investment grade tenants and The Bridgehampton National Bank.

(3)	Other income includes parking revenue, storage income, conference room billings, tenant extra billings, miscellaneous income, and late fees.

■	Appraisal. According to the appraisals, the Signature Office Portfolio Properties had an aggregate “as-is” appraised value of $130,100,000 as of June 10, 2020 and June 11, 2020.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$136,200,000	NAP	7.25%
Income Capitalization Approach	$130,100,000	7.25%	6.50%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental reports dated July 17, 2020, there are no recognized environmental conditions or recommendations for further action at the Signature Office Portfolio Properties.

■	Market Overview and Competition. The Signature Office Portfolio Properties are located in two different submarkets: the Hauppauge Office Park property is within the Western Suffolk office submarket and the 20 Commerce property is within the West Union County submarket.

The Western Suffolk office submarket contains approximately 21,384,694 SF of office inventory with a vacancy rate of 8.3% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.03 per SF, compared to the prior quarter’s average asking rent of $25.75 per SF. Vacancy rates in the Western Suffolk office submarket have increased by 0.4% over the previous quarter, from 7.9% to 8.3%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

The West Union County submarket contains approximately 7,196,000 SF of office inventory with a vacancy rate of 18.5% in the first quarter of 2020. According to the appraisal, the average asking rent in the first quarter of 2020 was $25.14 per SF, only a $0.02 decrease from the previous quarter’s average asking rent. Vacancy rates in the West Union County submarket have decreased 0.1% over the previous quarter, from 18.6% to 18.5%.

The following table presents certain information relating to the primary competition for the Hauppauge Office Park property:

Comparable Office Buildings(1)

Property Name	City / State	NRA	Year Built	Occupancy	Distance to Subject
Hauppauge Office Park	Hauppauge, NY	281,954(2)	1990, 2014	91.1%(2)	-
850 Veterans Memorial Highway	Hauppauge, NY	25,193	1980	100%	0.3 Miles
700-800 Veterans Memorial Highway	Hauppauge, NY	129,888	1938, 1980	96%	0.5 Miles
1200 Veterans Memorial Highway	Hauppauge, NY	39,000	1989	95%	0.7 Miles
1100 & 1180 Veterans Memorial Highway	Hauppauge, NY	78,967	1986, 1989	97%	0.8 Miles
1300 Veterans Memorial Highway	Hauppauge, NY	25,200	1989	94%	0.8 Miles

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of December 1, 2020.

The following table presents certain information relating to the primary competition for the 20 Commerce property:

Comparable Office Buildings(1)

Property Name	City / State	NRA	Year Built	Occupancy	Distance to Subject
20 Commerce	Cranford, NJ	187,947(2)	1991	80.4%(2)	-
11 Commerce Drive	Cranford, NJ	90,000	1980	56.8%	0.5 Miles
4 Commerce Drive	Cranford, NJ	47,808	1984	91.9%	0.7 Miles
6 Commerce Drive	Cranford, NJ	56,000	1973	56.8%	0.7 Miles
50 Cardinal Drive	Westfield, NJ	41,280	2006	100.0%	4.9 Miles
100 Connell Drive	Berkeley Heights, NJ	430,000	1984	86.2%	9.5 Miles

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of December 1, 2020.

■	The Borrowers. The borrowers are Commerce DR LLC, SIG 888 LLC and 878 Lease LLC (collectively, the “Signature Office Portfolio Borrower”). Legal counsel to the Signature Office Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Signature Office Portfolio Whole Loan.

The borrower sponsor and nonrecourse carve-out guarantor is Abraham Brach of Signature Acquisitions, which is a private real estate investment firm based in New York that develops, owns and manages office, retail, and multifamily property throughout the tristate area. Their holdings total 6.0 million SF across 26 office assets, 6 retail assets, and several multifamily properties in Brooklyn, NY. Mr. Brach is the Founder and President of Signature Acquisitions as well as numerous other business ventures. Mr. Brach engages in specific types of real estate, specifically, office park ownership. In addition, Mr. Brach owns and manages companies outside of real estate including Northside Packaging Corp., Healthy Food Brands, LLC, and Simply Natural Foods. Mr. Brach’s partner, Eric Zabarkus, is responsible for the day-to-day asset management of Signature’s holdings. Mr. Zabarkus has over 20 years of experience in the industry and has transactional experiences in excess of $2 billion across 14 million SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

■	Escrows. At origination, the Signature Office Portfolio Borrower funded approximately (i) $411,382 with respect to a tax reserve, (ii) $65,149 with respect to an insurance reserve, (iii) $619,885 with respect to unfunded obligations, (iv) 53,445 with respect to a COVID reserve, and (v) $95,675 with respect to immediate repairs.

Tax Reserve – On each due date, the Signature Office Portfolio Borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $102,846). However, the Signature Office Portfolio Borrower is not required to make that portion of the Monthly Tax Deposit relating to PILOT Payments (see below) due and payable in connection with the 878 Property (as defined below) so long as the 878 Partial Tax Reserve Waiver Conditions are satisfied. “878 Partial Tax Reserve Waiver Conditions” means each of the following: (i) no event of default has occurred and is continuing, (ii) the Allstate Insurance lease is in full force and effect with no monetary or material non-monetary defaults thereunder continuing beyond any applicable notice and cure period thereunder, (iii) the Allstate Insurance tenant continues to make the payments and perform the obligations required under the Allstate Insurance lease, in each case, relating to the payment of PILOT Payments with respect to the 878 Property by no later than the date on which the same are due, (iv) the Allstate Insurance tenant is not bankrupt or insolvent, and (v) the Allstate Insurance tenant has not expressed its intention in writing to terminate, cancel or default (which such default is a monetary default and/or material non-monetary default) under the Allstate Insurance lease (including, without limitation, in connection with any rejection in any bankruptcy or similar insolvency proceeding). The “878 Property” means that certain portion of the Signature Office Portfolio Property more commonly known as 878 Veterans Memorial Highway, located in Hauppauge, New York.

Insurance Reserve – On each due date, the Signature Office Portfolio Borrower is required to fund 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies (initially estimated to be approximately $13,030).

Replacement Reserve – On each due date, the Signature Office Portfolio Borrower is required to deposit approximately $9,993 into a replacement reserve for capital expenditures.

TI/LC Reserve – On each due date, the Signature Office Portfolio Borrower is required to make monthly deposits of approximately $48,948 into the TI/LC Reserve account.

Extraordinary TI/LC Reserve – On each due date occurring on and after the occurrence and continuance of an Extraordinary TI/LC Reserve Deposit Period, the Signature Office Portfolio Borrower is required to reserve with the lender an amount equal to (A) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with Allstate Insurance, $225,000, and/or (B) with respect to an Extraordinary TI/LC Reserve Deposit Period in connection with The Bridgehampton National Bank, $150,000. The Signature Office Portfolio Borrower will not be required to make more than 12 monthly Extraordinary TI/LC Reserve Deposits with respect to Allstate Tenant ($2,700,000 in total) or more than 12 monthly Extraordinary TI/LC Reserve Deposits with respect to Bridgehampton Tenant ($1,800,000 in total).

■	Lockbox and Cash Management. The Signature Office Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The Signature Office Portfolio Borrower is required to deliver a tenant direction letter to the existing tenants at the Signature Office Portfolio Properties, directing them to remit their rent checks directly to the lender-controlled lockbox. The Signature Office Portfolio Borrower is required to cause revenue received by the Signature Office Portfolio Borrower or the property manager from the Signature Office Portfolio Properties to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on the first business day of each week to or at the direction of the Signature Office Portfolio Borrower unless a Signature Office Portfolio Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Signature Office Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Signature Office Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Signature Office Portfolio Whole Loan documents are required to (i) to the extent that any Signature Office Portfolio Trigger Period exists other than solely as the result of a Single Tenant Extraordinary TI/LC Reserve Deposit Period (as defined below), be deposited into in an excess cash flow reserve account and as additional

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

collateral for the Signature Office Portfolio Whole Loan or (ii) to the extent that any Signature Office Portfolio Trigger Period exists solely as the result of a Single Tenant Extraordinary TI/LC Reserve Deposit Period (as defined below), be disbursed to the Signature Office Portfolio Borrower. Upon an event of default under the Signature Office Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Signature Office Portfolio Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Signature Office Portfolio Whole Loan documents, (ii) the date on which the debt yield falls below 8.0% and (iii) a Signature Office Portfolio Specified Tenant Trigger Period (as defined below) occurring, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt yield being equal to or greater than 8.50% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Signature Office Portfolio Specified Tenant Trigger Period ceasing to exist.

A “Signature Office Portfolio Specified Tenant” means (i) Allstate Insurance, (ii) The Bridgehampton National Bank, and/or (iii) any tenant under a lease which, individually or when aggregated with all other leases at the Signature Office Portfolio Properties with the same tenant or its affiliate, either (A) accounts for 10% or more of the total rental income for all of the properties in the aggregate, or (B) demises 10% or more of the total square footage of all of the properties in the aggregate.

A “Signature Office Portfolio Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) the Signature Office Portfolio Specified Tenant being in default under the applicable Signature Office Portfolio Specified Tenant lease beyond any applicable notice and cure periods, (ii) Signature Office Portfolio Specified Tenant failing to be in actual possession of the Signature Office Portfolio Specified Tenant space (or applicable portion thereof), failing to be open to the public and/or “going dark”, provided that a tenant will not be considered to be not in actual possession, not open to the public, or “dark” if it is either an investment grade tenant or satisfies the acceptable remote-working conditions in accordance with the Signature Office Portfolio Whole Loan documents, (iii) the Signature Office Portfolio Specified Tenant giving notice that it is terminating its lease with respect to all or any portion of the applicable Signature Office Portfolio Specified Tenant space, (iv) any termination or cancellation of the Signature Office Portfolio Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), (v) any bankruptcy or similar insolvency of the Signature Office Portfolio Specified Tenant, and (vi) the Signature Office Portfolio Specified Tenant failing to extend or renew the applicable Signature Office Portfolio Specified Tenant lease on or prior to the applicable Signature Office Portfolio Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the Signature Office Portfolio Whole Loan documents, and (B) expire upon the first to occur of (x) the satisfaction of the Signature Office Portfolio Specified Tenant Cure Conditions (as defined below), or (y) the Signature Office Portfolio Borrower leasing the entire Signature Office Portfolio Specified Tenant space (or applicable portion thereof) and such tenant is (I) either (A) paying the full amount of rent due under such lease or (B) is an investment grade tenant, and (II) is in actual possession of and open to the public in such space (provided that a tenant will not fail the foregoing clause (II) if it is either an investment grade tenant or such failure is due to any acceptable remote-working conditions in accordance with the Signature Office Portfolio Loan documents, or (z) the date on which (I) the lender approves the applicable replacement leases, and (II) the debt yield on such date has been equal to or greater than 8.5% for two consecutive calendar quarters.

“Signature Office Portfolio Specified Tenant Cure Conditions” means each of the following, as applicable: (a) with respect to clause (A)(i) of the definition of Signature Office Portfolio Specified Tenant Trigger Period, the applicable Signature Office Portfolio Specified Tenant has cured all defaults under the applicable Signature Office Portfolio Specified Tenant lease, (b) with respect to clause (A)(ii) of the definition of Signature Office Portfolio Specified Tenant Trigger Period, the Signature Office Portfolio Specified Tenant is in actual possession of the Signature Office Portfolio Specified Tenant space, open to the public for business and not “dark” (provided that a tenant will not be considered to be not in actual possession, not open to the public, or “dark” if it is either an investment grade tenant or satisfies the acceptable remote-working conditions in accordance with the Signature Office Portfolio Loan documents), (c) with respect to clause (A)(iii) of the definition of Signature Office Portfolio Specified Tenant Trigger Period, the applicable Signature Office Portfolio Specified Tenant having revoked or rescinded all termination or cancellation notices with respect to the applicable Signature Office Portfolio Specified

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

Tenant lease and has re-affirmed the applicable Signature Office Portfolio Specified Tenant lease as being in full force and effect, (d) with respect to clauses (A)(iv) and/or (A)(vi) of the definition of Signature Office Portfolio Specified Tenant Trigger Period, the applicable Signature Office Portfolio Specified Tenant has, as applicable, either (1) with the lender’s written consent revoked or rescinded the termination or cancellation of such lease and reaffirmed such lease as being in full force and effect or (2) renewed or extended the applicable lease in accordance with the Signature Office Portfolio Loan documents, (e) with respect to clause (v) of the definition of Signature Office Portfolio Specified Tenant Trigger Period, the applicable Signature Office Portfolio Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (f) with respect to any Signature Office Portfolio Specified Tenant Trigger Period, the applicable Signature Office Portfolio Specified Tenant paying full, unabated rent under such lease.

“Extraordinary TI/LC Reserve Deposit Period” means a Signature Office Portfolio Specified Tenant Trigger Period with respect to Allstate Insurance and/or The Bridgehampton National Bank.

“Single Tenant Extraordinary TI/LC Reserve Deposit Period” means (i) an Extraordinary TI/LC Reserve Deposit Period solely with respect to Allstate Insurance only or (ii) an Extraordinary TI/LC Reserve Deposit Period solely with respect to The Bridgehampton National Bank only. For the avoidance of doubt, if an Extraordinary TI/LC Reserve Deposit Period simultaneously exists with respect to both Allstate Insurance and The Bridgehampton National Bank tenants, then a Single Tenant Extraordinary TI/LC Reserve Deposit Period will not be deemed to exist.

■	Property Management. The Hauppauge Office Park property is currently managed by Diversified Management Plus, LLC, a third-party property management company. The 20 Commerce property is currently managed by Signature Acquisitions LLC, a borrower affiliated property management company. Under the related loan documents, the Signature Office Portfolio Properties are required to remain managed by the aforementioned management companies, or any other management company approved by the lender, which approval may not be unreasonably withheld, conditioned or delayed, but may be conditioned upon lender’s receipt of a rating agency confirmation. The lender has the right to replace, or require the Signature Office Portfolio Borrower to replace, either property manager if at any time during the loan (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding, (b) an event of default exists under the Signature Office Portfolio Whole Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	PILOT Documents/Payments. The 878 Property benefits from certain real estate tax abatements pursuant to certain agreements, including, among others, with the Town of Islip Industrial Development Agreement (the “PILOT Documents”). In connection with the PILOT program, the Signature Office Portfolio Borrower ground leases the 878 Property from the Town of Islip Industrial Development Agreement. Among other requirements, the PILOT Documents require the Signature Office Portfolio Borrower to make certain payments in lieu of taxes (the “PILOT Payments”) during the period of the relevant tax abatement.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. A member of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing under the Signature Office Portfolio Whole Loan documents; (ii) after giving effect to the mezzanine loan, (a) the debt service coverage ratio is equal to or greater than 1.50x, (b) the debt yield is equal to or greater than 8.9%, (c) the loan-to-value ratio is equal to or less than 69.0%, (iii) the mezzanine loan is co-terminus with the Signature Office Portfolio Whole Loan, (iv) an intercreditor agreement is executed that is acceptable to the rating agencies and reasonably acceptable to the lender; and (v) at the lender’s option, a rating agency confirmation is delivered.

■	Release of Collateral. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Signature office portfolio

■	Terrorism Insurance. The Signature Office Portfolio Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Signature Office Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

Minneapolis
Saint Paul
SOUTH DAKOTA
MINNESOTA
WISCONSIN
Sioux Falls
MICHIGAN
Milwaukee
3
Lake Michigan
Detroit
IOWA
Cedar Rapids
Chicago
NEBRASKA
Des Moines
1
Davenport
South Bend
Cleveland
Omaha
Fort Wayne
Peoria
Bloomington
Lafayette
Kokomo
ILLINOIS
Urbana
OHIO
Columbus
Springfield
Indianapolis
INDIANA
Kansas City
Cincinnati
Topeka
Columbia
St. Louis
KANSAS
MISSOURI
Charleston
Louisville
KENTUCKY
4
Joplin
Springfield
Nashville
Stillwater
Tulsa
Fayetteville
Knoxville
Fort Smith
TENNESSEE
NORTH CAROLINA
Oklahoma City
2
Memphis
OKLAHOMA
Chattanooga
Little Rock
SOUTH CAROLINA
ARKANSAS
MISSISSIPPI
Atlanta
Birmingham
GEORGIA
Tuscaloosa
Fort Worth
Dallas
TEXAS
ALABAMA
Shreveport
Jackson
Montgomery

Phoenix Industrial Portfolio V

	PROPERTY NAME	ADDRESS	CITY, STATE	ZIP CODE
1	Newton	801 North 19th Avenue East	Newton, IA	50208
2	Fort Smith	6400 Jenny Lind Road	Fort Smith, AR	72908
3	Flint	1101 North Center Road	Flint, MI	48506
4	Coffeyville	2654 US-169	Coffeyville, KS	67337

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	4		Loan Seller		AREF
Location (City/State)	Various		Cut-off Date Principal Balance(6)		$65,000,000
Property Type	Industrial		Cut-off Date Principal Balance per SF(4)		$21.49
Size (SF)	4,421,618		Percentage of Initial Pool Balance		7.9%
Total Occupancy as of Various Dates(1)	81.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of Various Dates(1)	81.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various		Mortgage Rate		3.71750%
Appraised Value(2)	$139,600,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		NAP

Underwritten Revenues(3)	$14,641,777
Underwritten Expenses(3)	$4,579,626		Escrows(7)
Underwritten Net Operating Income (NOI)(3)	$10,062,150			Upfront	Monthly
Underwritten Net Cash Flow (NCF)(3)	$9,126,973		Taxes	$372,457	$84,962
Cut-off Date LTV Ratio(2)(4)	65.2%		Insurance	$298,808	$37,241
Maturity Date LTV Ratio(2)(4)	53.5%		Replacement Reserve	$0	$36,847
DSCR Based on Underwritten NOI / NCF(4)	1.91x / 1.74x		TI/LC	$1,500,000	$0(8)
Debt Yield Based on Underwritten NOI / NCF(4)(5)	11.1% / 10.0%		Other(9)	$5,949,325	$63,750

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$95,000,000	100.0%	Loan Payoff	$68,339,110	71.9%
			Partnership Buyout	9,163,186	9.6
			Principal Equity Distribution	8,409,670	8.9
			Reserves	8,120,590	8.5
			Origination Costs	967,444	1.0
Total Sources	$95,000,000	100.0%	Total Uses	$95,000,000	100.0%

(1)	Based on various underwritten rent rolls dated as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties (as defined below). Includes two tenants, Stryten Manufacturing, LLC (148,196 SF, $3.65 UW Base Rent PSF) and Hirotec America Inc. (143,689 SF, $5.05 UW Base Rent PSF) which have leases starting in January 2021.

(2)	The aggregate “as stabilized” appraisal value, which assumes that the Fort Smith property reaches a stabilized occupancy of 90.0% as of October 18, 2022, is $145.3 million. The Cut-off Date LTV Ratio above is calculated based on the Phoenix Industrial Portfolio V Whole Loan (as defined below) net of the $4.0 million achievement reserve and the aggregate “as is” appraised value of $139.6 million. The Cut-off Date LTV Ratio calculated based on the Phoenix Industrial Portfolio V Whole Loan and the aggregate “as is” appraised value is 68.1%. The Maturity Date LTV Ratio above is calculated based on the Phoenix Industrial Portfolio V Whole Loan and the aggregate “as is” appraised value. The Maturity Date LTV Ratio calculated based on the Phoenix Industrial Portfolio V Whole Loan and the aggregate “as stabilized” appraised value of $145.3 million is 51.4%.

(3)	See “—Operating History and Underwritten Net Cash Flow” below for further discussion of underwritten rents.

(4)	Calculated based on the aggregate outstanding balance of the Phoenix Industrial Portfolio V Whole Loan.

(5)	The Debt Yield Based on Underwritten NOI / NCF above is based on the Phoenix Industrial Portfolio V Whole Loan net of a $4.0 million achievement reserve. The Debt Yield Based on Underwritten NOI / NCF based on the Phoenix Industrial Portfolio V Whole Loan is 10.6% / 9.6%.

(6)	The Cut-off Date Balance of $65,000,000 represents the controlling note A-1 and non-controlling notes A-3 and A-5, which are part of the Phoenix Industrial Portfolio V Whole Loan consisting of five pari passu promissory notes with an aggregate original principal balance of $95,000,000.

(7)	See “—Escrows” below.

(8)	Monthly TI/LC deposits are not required until such time as the total amount on deposit in the TI/LC reserve account is less than $1,000,000, and will thereafter continue until such time as the total amount on deposit in the TI/LC reserve account equals or exceeds $1,500,000.

(9)	Other upfront reserves represent a deferred maintenance reserve (approximately $234,194), an achievement reserve ($4,000,000), an unfunded obligations reserve related to free rent and tenant improvements (approximately $1,677,346) and an environmental insurance reserve (approximately $37,786). On each monthly payment date commencing on January 6, 2021 through and including December 6, 2022, the borrowers are required to deposit $63,750 for tenant allowances, tenant improvement costs and leasing commissions in connection with any portion of the Array Technologies, Inc. space.

■	The Mortgage Loan. The mortgage loan (the “Phoenix Industrial Portfolio V Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $95,000,000 (the “Phoenix Industrial Portfolio V Whole Loan”), which is secured by the borrowers’ fee simple interest in a portfolio of four industrial properties containing approximately 4,421,618 SF located across four states (collectively, the “Phoenix Industrial Portfolio V Properties”). The Phoenix Industrial Portfolio V Whole Loan is comprised of five pari passu promissory notes, three of which (controlling note A-1 and non-controlling notes A-3 and A-5), having an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000, are being contributed to the GSMS 2020-GSA2 transaction and constitute the Phoenix Industrial Portfolio V Loan.

The Phoenix Industrial Portfolio V Whole Loan was originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) on November 24, 2020. AREF subsequently purchased notes A-1, A-3 and A-5. The Phoenix Industrial Portfolio V Whole Loan has an interest rate of 3.71750% per annum. The borrowers utilized the proceeds of the Phoenix Industrial Portfolio V Whole Loan to refinance existing debt on the Phoenix Industrial Portfolio V Properties, fund a partnership buyout, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Phoenix Industrial Portfolio V Whole Loan has a 10-year term and requires payments of principal and interest sufficient to amortize the Phoenix Industrial Portfolio V Whole Loan over a 30-year amortization schedule. The

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

Phoenix Industrial Portfolio V Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the Phoenix Industrial Portfolio V Whole Loan is the due date in December 2030. Voluntary prepayment of the Phoenix Industrial Portfolio V Whole Loan in whole is permitted on or after July 6, 2030 without payment of a prepayment premium. The Phoenix Industrial Portfolio V Whole Loan may be defeased in whole (or in part as described below under “—Release of Collateral”) at any time after the second anniversary of the closing date of the securitization that includes the last note of the Phoenix Industrial Portfolio V Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the Phoenix Industrial Portfolio V Whole Loan. The relationship between the holders of the Phoenix Industrial Portfolio V Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3, A-5	$65,000,000	$65,000,000	GSMS 2020-GSA2	Yes(1)
A-2, A-4	30,000,000	30,000,000	UBS AG(2)	No
Total	$95,000,000	$95,000,000

(1)	The controlling note is note A-1.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Phoenix Industrial Portfolio V Properties are comprised of four industrial properties containing a total of 4,421,618 SF located in Iowa (41.8% of NRA), Arkansas (27.1% of NRA), Kansas (19.9% of NRA) and Michigan (11.2% of NRA). As of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties, the Phoenix Industrial Portfolio V Properties were 81.8% leased by 20 tenants. The borrower sponsor acquired the Phoenix Industrial Portfolio V Properties between 2015 and 2019 for an aggregate purchase price of approximately $20.6 million. Since acquisition, the borrower sponsor has invested approximately $77.2 million in capital improvements and other/soft costs at the Phoenix Industrial Portfolio V Properties.

The following table presents certain information relating to the Phoenix Industrial Portfolio V Properties:

Property Name	City, State	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Total SF(1)	Occ. (%)(1)	Year Built/Renovated(2)	As-Is Appraised Value(2)	UW NCF
Newton	Newton, IA	$35,000,000	36.8%	1,850,001	77.5%(3)	1948, 1954, 1957 / 2015-2019	$50,800,000	$2,725,003
Fort Smith	Fort Smith, AR	30,000,000	31.6	1,196,746	67.8	1962 / 2019	40,800,000	2,232,459
Flint	Flint, MI	20,000,000	21.1	495,271	99.4	1960 / 2020	27,300,000	2,448,060
Coffeyville	Coffeyville, KS	10,000,000	10.5	879,600	100.0	1978 / 1999	20,700,000	1,721,450
Total		$95,000,000	100.0%	4,421,618	81.8%		$139,600,000	$9,126,973

(1)	Based on the underwritten rent roll as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties.

(2)	Source: Appraisals.

(3)	Excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Newton property is 86.9% occupied as of November 16, 2020.

The Newton property is comprised of three industrial warehouse buildings totaling 1,850,001 SF located in Newton, Iowa. The improvements were constructed in 1948, 1954 and 1957, renovated between 2015 and 2019 and include approximately 4.1% of office space. The Newton property is situated on an approximately 105.7-acre site with 1,165 surface parking spaces (0.6 per 1,000 SF). The Newton property has a total of 84 dock-high doors, 11 drive-in doors, and clear heights of 16 feet to 28 feet. As of November 16, 2020, the Newton property was 86.9% occupied by 13 tenants. Global Fiberglass Solutions, which is currently open and operating, has been underwritten as vacant as the tenant has been delinquent in rent. Excluding Global Fiberglass Solutions, the Newton property was 77.5% leased by 12 tenants as of November 16, 2020. The two largest tenants are Arcosa Wind Towers (16.2% of property NRA, 13.6% of property UW Base Rent) and Graphic Packaging (12.0% of property NRA, 19.0% of property UW Base Rent). Since acquisition of the Newton property in March 2015, the borrower sponsor has invested approximately $18.7 million in capital improvements and other/soft costs at the Newton property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

The Fort Smith property is a 1,196,746 SF industrial warehouse building located in Fort Smith, Arkansas. The improvements were constructed in 1962, renovated in 2019 and include approximately 5.0% of office space. The Fort Smith property is situated on a 97.0-acre site with 2,009 surface parking spaces (1.7 per 1,000 SF). The Fort Smith property has a total of 53 dock-high doors, six drive-in doors, and clear heights of 32 feet. As of November 16, 2020, the Fort Smith property was 67.8% occupied by three tenants. The borrower sponsor is finalizing a five-year lease with QualServ Solutions LLC (see “—Escrows” below for further discussion of the Achievement Lease (as defined below)) for 272,423 square feet of space at a base rent of $3.65 PSF. The three tenants are MP Warehouse, Inc. (29.7% of property NRA, 45.2% of property UW Base Rent), Mars Petcare US, Inc. (25.7% of property NRA, 34.2% of property UW Base Rent) and Stryten Manufacturing, LLC (12.4% of property NRA, 20.6% of property UW Base Rent). Since acquisition of the Fort Smith property in February 2017, the borrower sponsor has invested approximately $26.6 million in capital improvements and other/soft costs at the Fort Smith property.

The Flint property is a 495,271 SF industrial warehouse building located in Flint, Michigan. The improvements were constructed in 1960, renovated in 2020 and include approximately 1.0% of office space. The Flint property is situated on a 76.3-acre site with a total of 26 dock-high doors, two drive-in doors, and clear heights of 28 feet. As of November 16, 2020, the Flint property was 99.4% occupied by four tenants. The three largest tenants are Genesee Packaging Inc. (58.6% of property NRA, 50.7% of property UW Base Rent), Hirotec America Inc. (29.0% of property NRA, 28.7% of property UW Base Rent) and Webcor Packing Corporation (11.8% of property NRA, 11.1% of property UW Base Rent). Since acquisition of the Flint property in September 2017, the borrower sponsor has invested approximately $29.5 million in capital improvements and other/soft costs at the Flint property.

The Coffeyville property is an 879,600 SF industrial warehouse building located in Coffeyville, Kansas. The improvements were constructed in 1978, renovated in 1999 and include approximately 3.4% of office space. The Coffeyville property is situated on a 108.8-acre site with 784 surface parking spaces (0.9 per 1,000 SF). The Coffeyville property has a total of 70 dock-high doors, three drive-in doors, and clear heights of 24 feet to 38 feet. As of December 1, 2020, the Coffeyville property was 100.0% occupied by Array Technologies, Inc. Array Technologies, Inc. has been at the Coffeyville property since December 2019 on a three-year lease with a current underwritten base rent of $2.08 PSF. Since acquisition of the Coffeyville property in December 2019, the borrower sponsor has invested approximately $2.4 million in capital improvements and other/soft costs at the Coffeyville property.

■	COVID-19 Update. As of December 1, 2020, all of the Phoenix Industrial Portfolio V Properties are open and operating. The occupied SF making full rent payment for October 2020, the UW base rent paid for October 2020, the occupied SF making full rent payment for November 2020 and the UW base rent paid for November 2020 are 98.6%, 99.8%, 98.6% and 99.6%, respectively. The borrower sponsor reported that Global Fiberglass Solutions, which leases 3.9% of NRA, has been delinquent on rent. The lender has underwritten the space leased to Global Fiberglass Solutions as vacant in the underwriting and has excluded the associated rent and square footage from the aforementioned October and November calculations. As of December 1, 2020, the Phoenix Industrial Portfolio V Whole Loan is not subject to any modification or forbearance request.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

The following table presents certain information relating to the tenants at the Phoenix Industrial Portfolio V Properties:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Array Technologies, Inc.(2)	NR/NR/NR	879,600	19.9%	$1,829,568	16.6%	$2.08	12/31/2022	2, 3-year options
Genesee Packaging Inc.	NR/NR/NR	290,267	6.6	1,284,050	11.6	4.42	7/31/2024	2, 3-year options
MP Warehouse, Inc.	NR/NR/NR	355,139	8.0	1,189,716	10.8	3.35	6/30/2024	1, 5-year option
Mars Petcare US, Inc.(3)	NR/NR/NR	307,815	7.0	898,820	8.1	2.92	8/31/2023	3, 5-year options
Graphic Packaging(4)	NR/NR/NR	222,402	5.0	767,287	7.0	3.45	12/31/2027	1, 5-year option
Hirotec America Inc.(5)	NR/NR/NR	143,689	3.2	725,629	6.6	5.05	5/31/2026	2, 5-year options
FBN Inputs LLC	NR/NR/NR	186,508	4.2	645,318	5.9	3.46	6/30/2028	None
Arcosa Wind Towers	NR/NR/NR	299,461	6.8	551,164	5.0	1.84	4/30/2022	2, 5-year options
Stryten Manufacturing, LLC(5)	NR/NR/NR	148,196	3.4	540,915	4.9	3.65	12/31/2025	1, 5-year option
TPI Iowa II LLC	NR/NR/NR	114,078	2.6	435,778	4.0	3.82	2/28/2023	2, 5-year options
Total / Wtd. Avg.		2,947,155	66.7%	$8,868,245	80.4%	$3.01
Remaining Owned Tenants		669,065	15.1	2,162,505	19.6	3.23
Vacant Spaces (Owned Space)		805,398	18.2	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		4,421,618	100.0%	$11,030,750	100.0%	$3.05

(1)	Based on the underwritten rent roll as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties and include contractual rent steps of $144,859 through December 2021.

(2)	Array Technologies, Inc. has a one-time termination option during each of its two extended terms (and not prior), provided that the tenant is required to provide the borrower with 180 days’ written notice of its intent to terminate and to pay all rent due and unpaid through the date that is 180 days after the receipt of such termination notice.

(3)	Mars Petcare US, Inc. has up to 90 days to pay its monthly rent pursuant to the terms of its lease. The borrower sponsor indicated that Mars Petcare US, Inc. has been paying rent in three-month installments on a quarterly basis and paid July through September 2020 rent in full on October 1, 2020. Given the 90-day grace period for payments under the lease, the latest due dates for the October and November 2020 rents are December 29, 2020 and January 30, 2021, respectively

(4)	Graphic Packaging has a one-time right to terminate its lease effective on January 31, 2023 with 180 days’ notice along with payment of all other outstanding amounts due under the lease as of the date of such delivery.

(5)	Hirotec America Inc. and Stryten Manufacturing, LLC have leases starting in January 2021.

The following table presents certain information relating to the lease rollover schedule at the Phoenix Industrial Portfolio V Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	168,199	3.8%	3.8%	$430,298	3.9%	$2.56	3
2020	0	0.0	3.8%	0	0.0	0.00	0
2021	74,717	1.7	5.5%	253,291	2.3	3.39	1
2022	1,237,554	28.0	33.5%	2,660,913	24.1	2.15	3
2023	684,819	15.5	49.0%	1,965,764	17.8	2.87	4
2024	645,406	14.6	63.6%	2,473,766	22.4	3.83	2
2025	209,640	4.7	68.3%	731,392	6.6	3.49	2
2026	186,974	4.2	72.5%	861,977	7.8	4.61	2
2027	222,402	5.0	77.6%	767,287	7.0	3.45	1
2028	186,509	4.2	81.8%	886,063	8.0	4.75	2
2029	0	0.0	81.8%	0	0.0	0.00	0
2030	0	0.0	81.8%	0	0.0	0.00	0
2031 & Thereafter	0	0.0	81.8%	0	0.0	0.00	0
Vacant	805,398	18.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	4,421,618	100.0%		$11,030,750	100.0%	$3.05	20

(1)	Calculated based on approximate square footage occupied by the tenants.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties and include contractual rent steps of $144,859 through December 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

The following table presents certain information relating to historical occupancy at the Phoenix Industrial Portfolio V Properties:

Historical Leased %(1)

2019	Most Recent Occupancy(2)
70.7%	81.8%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on various underwritten rent rolls dated as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phoenix Industrial Portfolio V Properties:

Cash Flow Analysis(1)

	2019(2)	TTM 9/30/2020(3)	Underwritten	Stabilized UW(4)	Underwritten $ per SF
Base Rent	$6,100,064	$9,112,805	$10,885,891	$11,880,235	$2.46
Contractual Rent Steps(5)	0	0	144,859	144,859	0.03
Vacant Income	0	0	2,468,647	1,515,166	0.56
Reimbursements	1,681,928	2,449,954	4,399,425	4,399,425	0.99
Vacancy & Credit Loss	0	0	(3,324,684)	(2,217,651)	(0.75)
Other Income	0	0	67,640	67,640	0.02
Effective Gross Income	$7,781,992	$11,562,759	$14,641,777	$15,789,673	$3.31
Total Operating Expenses	2,362,152	2,960,143	4,579,626	4,614,063	1.04
Net Operating Income(6)	$5,419,840	$8,602,616	$10,062,150	$11,175,610	$2.28
TI/LC	0	0	554,412	554,412	0.13
Capital Expenditures	0	0	380,766	380,766	0.09
Net Cash Flow	$5,419,840	$8,602,616	$9,126,973	$10,240,432	$2.06

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating performance and Underwritten Net Cash Flow is not available as the Coffeyville property was acquired in December 2019. As such, 2019 operating performance and Underwritten Net Cash Flow includes partial year information for the Coffeyville property.

(3)	TTM 9/30/2020 represents trailing 12 months ending September 30, 2020, apart from the Coffeyville property, which represents trailing 10 months ending September 30, 2020, annualized.

(4)	Stabilized U/W reflects QualServ Solutions LLC’s lease, which is out for execution as of November 2020. QualServ Solutions LLC’s lease is expected to be executed at $3.65 PSF and is expected to cover an additional 272,423 SF of space at the Fort Smith property. Including the QualServ Solutions LLC lease, the Phoenix Industrial Portfolio V Properties are anticipated to be 87.9% leased. We cannot assure you that such lease will be signed or that QualServ Solutions LLC will occupy its space as expected or at all.

(5)	Contractual Rent Steps are through December 2021.

(6)	The increase in Underwritten Net Operating Income from TTM 9/30/2020 Net Operating Income is primarily attributed to (i) $144,859 of rent steps and (ii) recent leasing, including Stryten Manufacturing, LLC ($540,915 in UW base rent), Hirotec America Inc. ($725,629 in UW base rent), Rock Communications Ltd ($190,476 in UW base rent), Webcor Packaging Corporation ($280,181 in UW base rent) and US Engineered Wood, Inc. ($136,348 in UW base rent).

■	Appraisals. According to the appraisals, the Phoenix Industrial Portfolio V Properties had an aggregate “as-is” appraised value of $139,600,000 as of October 9, 2020 through October 21, 2020 and an aggregate “as-stabilized” appraised value of $145,300,000, which assumes that the Fort Smith property reaches a stabilized occupancy of 90.0% as of October 18, 2022.

■	Environmental Matters. According to the Phase I environmental reports dated October 27, 2020, there are no recognized environmental conditions or recommendations for further action at the Phoenix Industrial Portfolio V Properties. There is environmental liability coverage in the amount of $2.0 million per incident and $2.0 million in the aggregate, pursuant to a certain environmental impairment liability policy with respect to the Flint property and the Fort Smith property.

■	Market Overview and Competition. The Phoenix Industrial Portfolio V Properties are located in Newton, Iowa (41.8% of NRA), Fort Smith, Arkansas (27.1% of NRA), Flint, Michigan (11.2% of NRA) and Coffeyville, Kansas (19.9% of NRA).

Newton, Iowa (36.8% of Cut-off Date Allocated Loan Amount “ALA”): The Newton property is located approximately 37.6 miles east of the Des Moines central business district. According to the appraisal, the Newton property is located in a commercial corridor on the north side of Newton. Commercial development in the surrounding area consists primarily of small to mid-size industrial properties, as well as some smaller retail and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

self-storage properties. Primary access to the area is provided by Interstate 80, approximately 4.3 miles south of the Newton property. According to the appraisal, the Newton property is located in the Jasper County industrial submarket, which had approximately 4.1 million SF of inventory and a vacancy rate of 11.3% as of the third quarter of 2020. The last reported asking rent was $3.75 PSF as of the second quarter of 2019. Compared to the asking rent of $2.82 PSF as of the third quarter of 2017, the asking rent in the Jasper County industrial submarket exhibited a compounded average growth rate of 4.2%. Since the third quarter of 2018, the Jasper County industrial submarket had average quarterly vacancy of 14.4%.

Fort Smith, Arkansas (31.6% of ALA): The Fort Smith property is located approximately 5.9 miles south of downtown Fort Smith, approximately 4.5 miles west of the Fort Smith Regional Airport, approximately 150 miles northwest of Little Rock, Arkansas and approximately 186 miles east of Oklahoma City, Oklahoma. According to the appraisal, the Fort Smith property is located in a suburban area surrounded by industrial and retail properties. Primary access to the area is provided by U.S. Route 71, approximately 0.5 miles north of the Fort Smith property and major thoroughfares include U.S. Route 271, Interstate 540 and Interstate 49. According to the appraisal, the Fort Smith property is located in the Greater Fort Smith industrial submarket, which has inventory of approximately 16.9 million SF and as of the third quarter of 2020, had a vacancy and asking rent of 13.0% and $4.20 PSF, respectively. Compared to asking rent of $2.99 PSF as of the second quarter of 2017, the asking rent in the Greater Fort Smith industrial submarket exhibited a compounded average growth rate of 2.6%. Since the third quarter of 2018, the Greater Fort Smith industrial submarket had average quarterly vacancy of 10.8%.

Flint, Michigan (21.1% of ALA): The Flint property is located in Genesee County, approximately 3.6 miles east of downtown Flint, approximately 8.5 miles northeast of the Bishop International Airport and approximately 71.0 miles northwest of Detroit, Michigan. Major cities in the county are located along Interstate 75, Interstate 69 and US Highway 23, which intersect near the Flint property; including Grand Blanc, Burton, Mount Morris, Davison, Fenton and Mundy Township. According to the appraisal, the Flint property is located in a suburban area surrounded by retail and industrial properties. Mass Transportation Authority provides scheduled bus routes in the Flint service area with 12 bus stops throughout Flint. According to the appraisal, the Flint property is located in the Genesee County industrial submarket, which has inventory of approximately 29.7 million SF and as of the second quarter of 2020, had a vacancy and asking rent of 3.8% and $4.84 PSF, respectively. Compared to asking rent of $3.97 PSF as of the first quarter of 2017, asking rent in the Genesee County industrial submarket exhibited a compounded average growth rate of 1.5%. Since the second quarter of 2018, the Genesee County industrial submarket had average quarterly vacancy of 3.8%.

Coffeyville, Kansas (10.5% of ALA): The Coffeyville property is located in Montgomery County, approximately 6.6 miles north of downtown Coffeyville, approximately 79.8 miles northeast of Tulsa, Oklahoma and approximately 73.9 miles north of the Tulsa International Airport. Primary access to the area is provided by US-169, an arterial that crosses the city of Coffeyville in a north/south direction. Access to the subject from US-169 is provided by Angola Road. According to the appraisal, the neighborhood consists of industrial uses and agricultural land. The Coffeyville property had within a 50-mile radius, approximately 10.9 million SF of inventory and a vacancy rate of 3.4% as of the third quarter of 2020. The last reported asking rent was $3.25 PSF as of the first quarter of 2020. Since the third quarter of 2018, the average quarterly vacancy within a 50-mile radius is 7.0%.

The following table presents certain market information relating to the Phoenix Industrial Portfolio V Properties:

Property Name	Total SF(1)	5-Mile Radius Population(2)	5-Mile Radius Average Household Income(2)	Annual UW Base Rent PSF(1)	Market Rent PSF(3)	Occ. (%)(1)		Market Vacancy(3)
Newton	1,850,001	18,155	$67,872	$2.91	$3.12	77.5	%(4)	15.0%
Fort Smith	1,196,746	65,445	62,566	3.24	3.50	67.8		10.0
Flint	495,271	132,041	50,235	5.14	5.00	99.4		5.0
Coffeyville	879,600	6,762	58,867	2.08	2.00	100.0		9.0
Total	4,421,618	41,444	$62,669	$3.08	$3.21	81.8%		11.3%

(1)	Based on various underwritten rent rolls dated as of December 1, 2020, with respect to the Coffeyville property and November 16, 2020, with respect to the other Phoenix Industrial Portfolio V Properties.

(2)	Estimated 2020 based on third party market research reports.

(3)	Source: Appraisals.

(4)	Excludes Global Fiberglass Solutions, which is currently open and operating, but is delinquent in rent. Including Global Fiberglass Solutions, the Newton property is 86.9% occupied as of November 16, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

■	The Borrowers. The borrowers are Phoenix Newton Industrial Investors LLC, Phoenix Fort Smith Industrial Investors LLC, Phoenix Flint Center Road, LLC and Phoenix Coffeyville Industrial Investors LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Phoenix Industrial Portfolio V Whole Loan. The non-recourse carveout guarantors under the Phoenix Industrial Portfolio V Whole Loan are Irrevocable Children's Trust dated 7/22/91 and Irrevocable Children's Trust No. 2 dated 7/22/91. The borrower sponsor is Phoenix Investors, which is the affiliated management company for the guarantors’ investments.

■	Escrows. At origination, the borrowers deposited approximately (i) $372,457 for real estate taxes, (ii) $298,808 for insurance premiums, (iii) $1,500,000 tenant improvements and leasing commissions (“TI/LC”), (iv) $234,194 for deferred maintenance, (v) $4,000,000 in an achievement reserve (as further detailed below), (vi) approximately $1,677,346 for unfunded obligations related to free rent (approximately $302,346) and tenant improvements ($1,375,000) and (vii) $37,786 in an environmental insurance reserve.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $84,962).

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums (initially estimated at approximately $37,241).

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $36,847, subject to a cap of $880,000.

TI/LC Reserve – The borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $55,270 when the amount in the TI/LC reserve is less than $1,000,000, until such time the TI/LC reserve equals or exceeds $1,500,000.

Array Technology Rollover Funds – On each monthly payment date commencing January 6, 2021 through and including December 6, 2022, the borrowers are required to deposit $63,750 for tenant allowances, tenant improvement costs and leasing commissions in connection with any portion of the Array Technologies, Inc. space.

Material Tenant Rollover Reserve – During a Phoenix Industrial Material Tenant Trigger Event (as defined below), on a monthly basis, the borrowers are required to deposit with the lender all Material Tenant (as defined below) excess cash flow for tenant allowances, tenant improvement costs and leasing commissions, so long as the aggregate amount deposited does not exceed an amount equal to $3.00 PSF of such Material Tenant's space.

Achievement Reserve – At origination, the borrowers deposited $4,000,000 into an achievement reserve. All funds on deposit in the achievement reserve will be (i) during the continuation of a Phoenix Industrial Cash Management Trigger Event (as defined below), transferred to the cash management account, or (ii) in the absence of a Phoenix Industrial Cash Management Trigger Event, returned to the borrowers; provided, however, that the following conditions have been fully satisfied by the borrowers: (i) on the date such request is made, no Phoenix Industrial Material Tenant Trigger Event or Phoenix Industrial Cash Sweep Trigger Event (as defined below) has occurred and is then continuing, (ii) the borrowers have submitted a written request to the lender at least 30 days prior to the requested release, (iii) the borrowers have provided written evidence acceptable to the lender that all of the Achievement Lease conditions have been satisfied (which include: (a) the applicable Achievement Lease is in full force and effect, no event of default has occurred and remains outstanding thereunder and, if such Achievement Lease is a Material Tenant lease, no Phoenix Industrial Material Tenant Trigger Event has occurred and remains outstanding with respect to the related Material Tenant, such Material Tenant lease or any lease guarantor with respect to such Material Tenant, (b) the tenant under the Achievement Lease is in possession of its premises and is paying full rent (or the amount of any rent abatements has been deposited with the lender), (c) all tenant improvement work required to be completed by the borrowers in connection with the Achievement Lease has been completed, (d) all tenant allowances and leasing commissions in connection with the Achievement Lease have been paid in full (or any outstanding amounts have been deposited with the lender) and (e) the borrowers delivered a tenant estoppel confirming all of the foregoing conditions have been satisfied and is otherwise in form and substance reasonably acceptable to the lender), (iv) the borrowers have delivered written evidence that the debt yield based on the full outstanding principal balance

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

of the Phoenix Industrial Portfolio V Whole Loan is not less than 10.6%, (v) the borrowers have delivered written evidence that the loan-to-value ratio based on the full outstanding principal balance of the Phoenix Industrial Portfolio V Whole Loan is not greater than 65.38% and (vi) the borrowers have delivered to the lender a fully executed lease for QualServ Solutions LLC (or a new lease with another tenant containing terms substantially similar to the proposed QualServ Solutions LLC lease) (the “Achievement Lease”).

A “Phoenix Industrial Material Tenant Trigger Event” means a period commencing upon the earlier of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date that is six months (with respect to Array Technologies, Inc.) or 12 months (with respect to any Material Tenant other than Array Technologies, Inc.) prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrowers of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect, provided that, with respect to any partial termination of a Material Tenant lease, such partial termination relates to no less than 20% of (x) the total net rentable square footage at the applicable property or (y) the total in-place base rent at the applicable property or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the applicable property or a portion thereof constituting no less than 20% of the total net rentable square footage at the applicable property for a period in excess of 12 consecutive months (other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises); however, a Phoenix Industrial Material Tenant Trigger Event is deemed to not have occurred if the following two conditions are satisfied: (1) the debt yield (excluding all income generated pursuant to any Material Tenant lease with respect to which a Phoenix Industrial Material Tenant Trigger Event has occurred and remains outstanding, but will otherwise be based on the net cash flow (based on annualized in-place rents)) for the Phoenix Industrial Portfolio V Properties, is equal to or greater than the debt yield as of the origination date, and (2) the weighted average remaining lease term for the tenants at the Phoenix Industrial Portfolio V Properties (excluding the tenants that are month-to-month as of the origination date), is equal to or greater than three years (excluding any renewal options).

A “Material Tenant” means (i) Array Technologies, Inc. or (ii) any other tenant at the Phoenix Industrial Portfolio V Properties that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage or (b) accounts for (or would account for) no less than 20% of the total in-place base rent.

A “Phoenix Industrial Cash Management Trigger Event” means a period commencing upon the earlier of (i) an event of default under the related Phoenix Industrial Portfolio V Whole Loan documents, (ii) any bankruptcy action involving the borrowers, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period DSCR falling below 1.30x, (iv) any indictment for fraud or misappropriation of funds by the borrowers, the guarantors, the key principal or an affiliated or third party property manager (provided that, in the case of the third party property manager, such fraud or misappropriation is related to any of the Phoenix Industrial Portfolio V Properties), or any director or officer of the aforementioned or (v) a Phoenix Industrial Material Tenant Trigger Event.

A “Phoenix Industrial Cash Sweep Trigger Event” will occur upon (i) an event of default under the related Phoenix Industrial Portfolio V Whole Loan documents, (ii) any bankruptcy action involving the borrowers, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period DSCR falling below 1.30x.

■	Lockbox and Cash Management. The Phoenix Industrial Portfolio V Whole Loan is structured with a hard lockbox and springing cash management. During the continuance of a Phoenix Industrial Cash Management Trigger Event, all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Industrial Portfolio V Whole Loan and cash management bank fees) will be applied as follows: (a) if a Phoenix Industrial Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant rollover reserve, (b) if a Phoenix Industrial Cash Sweep Trigger Event has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Phoenix Industrial

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Phoenix industrial portfolio V

Material Tenant Trigger Event or Phoenix Industrial Cash Sweep Trigger Event has occurred and is continuing, to the borrowers.

■	Property Management. The Phoenix Industrial Portfolio V Properties are currently managed by Phoenix Investors, an affiliate of the borrower sponsor. Under the related Phoenix Industrial Portfolio V Whole Loan documents, the Phoenix Industrial Portfolio V Properties are required to be managed by Phoenix Investors or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrowers or guarantors, delivery of a non-consolidation opinion. The lender has the right to require the borrowers to replace the property manager (i) if the property manager files or is the subject of a petition in bankruptcy, (ii) during the continuance of an event of default under the related Phoenix Industrial Portfolio V Whole Loan documents, (iii) during the continuance of an event of default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) or (iv) if the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Secured Indebtedness. The borrowers are permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to (i) the loan-to-value on the aggregate of the mortgage loan and the mezzanine loan is not greater than 68.1%, (ii) the trailing 12-month period DSCR on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 1.70x, (iii) the debt yield on the aggregate of the mortgage loan and the mezzanine loan is equal to or greater than 9.5%, (iv) the mezzanine loan is coterminous with the mortgage loan, (v) the mezzanine loan is made by a qualified transferee as defined by the related loan documents (and such qualified transferee executes an intercreditor agreement in form and substance acceptable to the lender and rating agencies) and (vi) the lender has received a rating agency confirmation.

■	Release of Collateral. The borrowers may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to (i) defeasance in an amount equal to 125% of the allocated loan amount, (ii) the DSCR after the release is no less than the greater of (a) the DSCR prior to the release and (b) 1.70x, (iii) the loan-to-value ratio after the release is no more than the lesser of (a) the loan-to-value ratio prior to the release and (b) 68.1%, (iv) the debt yield after release is no less than the greater of (a) the debt yield prior to the release and (b) 9.5%, (v) the Coffeyville property is not the sole remaining property and (vi) the lender receives an opinion of counsel that the release of such individual property does not constitute a prohibited transaction for any REMIC trust formed in connection with a securitization and will not disqualify such REMIC trust as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

■	Terrorism Insurance. The borrowers are required to maintain comprehensive all risk insurance (including coverage for acts of terrorism) in an amount equal to the full replacement cost of the Phoenix Industrial Portfolio V Properties, as well as 18 months of business interruption coverage, together with a six-month extended period of indemnity following restoration.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

MGM
GRAND

MGM GRAND
CONFERENCE
CENTER

DELANO
MANDALAY BAY

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Hotel
Entertainment
Retail
Residential
Ent. Development
Hotel Development
Mandalay Bay
3950 South Las Vegas Boulevard
Las Vegas, NV 89119
MGM Grand
3799 South Las Vegas Boulevard
Las Vegas, NV 89109
LAS VEGAS FREEWAY
S LAS VEGAS BLVD
TROPICANA AVE
HARMON AVE
E FLAMINGO RD
PARADISE RD
SANDS AVE
SPRING VALLEY BLVD
MCCARRAN INTERNATIONAL AIRPORT
Allegiant Stadium
T-Mobile Arena
Luxor
Excalibur
New York New York
Park MGM
Bellagio
Caesars Palace
Paris
Bally's
Tropicana
Sphere
Wynn Golf Club
Hard Rock Hotel & Casino Las Vegas
Las Vegas Convention Center
North Las Vegas
Summerlin
Sunrise
Las Vegas
Spring Valley
THE STRIP
Henderson
Anthem

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller(7)	CREFI
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(7)	$65,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(7)	$167,644.65
Size (Rooms)(2)	9,748	Percentage of Initial Pool Balance	7.9%
Total TTM Occupancy as of 9/30/2020(2)	71.4%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 9/30/2020(2)	71.4%	Type of Security	Fee Simple
Year Built / Latest Renovation(3)	Various / NAP	Mortgage Rate	3.55800%
Appraised Value(4)	$4,600,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$2,106,295,488
Underwritten Expenses	$1,586,215,135
Underwritten Net Operating Income (NOI)	$520,080,353	Escrows(8)
Underwritten Net Cash Flow (NCF)	$487,305,761	Upfront	Monthly
Cut-off Date LTV Ratio(4)(7)	35.5%	Taxes	$0	$0
Maturity Date LTV Ratio(4)(6)(7)	35.5%	Insurance	$0	$0
DSCR Based on Master Lease Rent(1)(7)	4.95x	Replacement Reserve	$0	$0
Debt Yield Based on Master Lease Rent(1)(7)	17.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Subordinate Loan Amount	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Principal’s New Cash Contribution(9)	1,617,792,163	35.0

Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. Based on the September 2020 TTM adjusted EBITDAR of approximately $222.0 million, the Mortgage Loan results in a DSCR of 2.05x (which is below the DSCR Threshold – See “Lockbox and Cash Management” herein for more detail). On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted September 2020 TTM EBITDAR of $222.0 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the September 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending September 30, 2020, approximately 30.0% of revenues were generated by rooms, 22.9% of revenues were from gaming, 24.5% from food & beverage and 22.6% from other sources.

(3)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.

(4)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan (as defined below). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan (as defined below).

(5)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 36 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an allocated loan amount (“ALA”) equal to $1,365,000,000. The lockout period will be at least 33 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with certain releases under the MGM Grand & Mandalay Bay Whole Loan documents. The assumed lockout period of 33 payment dates is based on the expected GSMS 2020-GSA2 securitization closing date in December 2020. The actual lockout period may be longer.

(6)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented above are calculated based on the ARD.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

(7)	The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-7 with an outstanding principal balance of $65,000,000.

(8)	See “—Escrows” below.

(9)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

■	The Mortgage Loan. The mortgage loan (the “The MGM Grand & Mandalay Bay Loan”) is part of a whole loan (the “The MGM Grand & Mandalay Bay Whole Loan”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Whole Loan was co-originated by CREFI, DBNY, BCREI, and SGFC on February 14, 2020. The MGM Grand & Mandalay Bay Whole Loan is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 36 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans–The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus. The MGM Grand & Mandalay Bay Loan, which is evidenced by the non-controlling note A-13-7, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 7.9% of the Initial Pool Balance.

Each note evidencing the MGM Grand & Mandalay Bay Whole Loan has an interest rate of 3.55800% per annum. The borrowers utilized the proceeds of the MGM Grand & Mandalay Bay Whole Loan to acquire the MGM Grand & Mandalay Bay Properties and pay closing costs.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities” and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Whole Loan had an initial term of 120 months and has a remaining term of 111 months as of the Cut-off Date. The MGM Grand & Mandalay Bay Whole Loan requires payments of interest only until the ARD in March 2030 or the final maturity date in March 2032. Voluntary prepayment of The MGM Grand & Mandalay Bay Whole Loan without payment of a yield maintenance premium is permitted on or after the due date in September 2029. Defeasance of the MGM Grand & Mandalay Bay Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Whole Loan documents at any time after the earlier of (i) February 14, 2023 or (ii) the second anniversary of the securitization of the last note of the MGM Grand & Mandalay Bay Whole Loan.

The table below summarizes the promissory notes that comprise MGM Grand & Mandalay Bay Whole Loan. The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-7	$65,000,000	$65,000,000	GSMS 2020-GSA2(1)	No
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-13-3, A-14-4, A-15-5, A-16-2	$550,000,000	$550,000,000	BX 2020-VIV4(4)	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-6, A-13-8	$139,360,667	$139,360,667	CREFI(2)	No
A-14-2, A-14-3	$45,000,000	$45,000,000	WFCM 2020-C58	No
A-14-5	$101,847,000	$101,847,000	Barclays Bank PLC(2)	No
A-15-7, A-15-8	$129,680,333	$129,680,333	DBRI(2)	No
A-16-3	$191,347,000	$191,347,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(5)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(5)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(5)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(5)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Whole Loan	$3,000,000,000	$3,000,000,000

(1)	CREFI will be contributing Note A-13-7, which has an outstanding principal balance of $65,000,000 to the GSMS 2020-GSA2 securitization.
(2)	Expected to be contributed to one or more future securitization transactions.
(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool–The Whole Loans–The Non-Serviced AB Whole Loans–The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.
(4)	The BX 2020-VIV4 securitization transaction is expected to close after the Closing Date.
(5)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

■	The Mortgaged Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of 4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“SF”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was substantially completed in July 2020. The Raiders started the 2020 football season at the stadium and are hosting games, however, the stadium will remain closed to fans for the season due to the outbreak of COVID-19. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort's 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

■	COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported in its first quarter Form 10-Q filing that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, in its Form 10-Q filing, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021. As of June 4, 2020, the MGM Grand was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM Resorts International reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which includes the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. However, MGM permitted certain stage shows and performances to resume at select properties (including the MGM Grand) on or about November 6, 2020. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that (i) throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results and (ii) although MGM has engaged in aggressive cost reduction efforts, it still has significant fixed and variable costs, which will adversely affect its profitability, and has seen and expects to continue to see weakened demand in light of continued domestic and international travel restrictions or warnings, restrictions on amenity use (such as gaming, restaurant and pool capacity limitations), consumer fears and reduced consumer discretionary spending, general economic uncertainty and increased rates of unemployment. As has been reported on MGM’s third quarter 2020 earnings call, MGM disclosed that it is evaluating plans to minimize mid-week Adjusted Property EBITDAR losses at its properties in light of its seasonal low period during the winter months, which could include reducing amenities at some of its properties and the closure of certain hotel towers. Effective as of November 30, 2020, MGM has temporarily closed the hotel tower operations at Mandalay Bay from Monday through (and including) Wednesday each week. At this time, the casino, restaurants and certain other amenities at Mandalay Bay will remain open throughout the week. MGM does not expect the temporary closure to continue past December, however, MGM will continue to evaluate business levels to determine how long the closure will remain in effect. As of December 6, 2020, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. The MGM Grand & Mandalay Bay Whole Loan is current through the November 2020 payment date and as of November 6, 2020, no loan modification or forbearance requests have been made. Additionally, September 2020 and October 2020 master lease payments have been made and there have been no lease modification requests.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Historical Performance

EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	Sept. 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$129	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$93	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$222	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	7.4%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	0.8x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the Properties) following the outbreak of COVID-19, its domestic properties (which includes the Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarter of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM and September 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020, operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the Properties by the state of Nevada during the third quarter of 2020. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR and the $222 million presented above represents the adjusted September 2020 TTM EBITDAR, each of which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during each of the respective TTM periods (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.
(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.
(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	September 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161	$126
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87	$0.66
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%	20%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)	September 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186	$143
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67	$0.49
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%	19%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.
(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Master Lease.  The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.00x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations). Based on the adjusted September 2020 TTM EBITDAR of approximately $222.0 million and the initial Master Lease rent of $292.0 million, the MGM Grand & Mandalay Bay Whole Loan results in a September 2020 TTM EBITDAR-to-rent coverage ratio of 0.76x.

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of any unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2). As of September 30, 2020, MGM reported (i) revenue of approximately $1.1 billion for the third quarter of 2020 (of which approximately $481.4 million was derived from MGM’s Las Vegas Strip resorts), (ii) a total consolidated liquidity position of $7.8 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.6 billion and approximately $3.2 billion available under certain revolving credit facilities), (iii) an MGM Resorts liquidity position of approximately $4.5 billion (which excludes MGP OP and MGM China) and is comprised of cash and cash equivalents of approximately $3.5 billion and approximately $922 million available under its $1.5 billion revolving facility and (iv) a market capitalization of approximately $10.7 billion. Also as of September 30, 2020, MGM reported that it had $700.0 million remaining under its previously announced agreement with MGP OP to redeem for cash up to $1.4 billion of its MGP OP units and it does not have any debt maturing prior to 2022.

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.
(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management's estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	TTM September 2020	Underwritten	Underwritten $ per Room(2)
Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$347,024,422	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	264,556,936	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	283,966,048	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	261,969,455	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	1,157,516,861	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	176,427,144	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	168,325,682	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	231,438,278	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	174,051,892	304,747,043	$31,263
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$750,242,996	$1,242,756,510	$127,488
Total Undistributed Expense(4)	324,769,878	321,683,055	300,490,103	314,251,565	315,817,430	236,317,563	315,817,430	$32,398
Fixed Charges	23,317,324	23,039,610	21,544,460	24,507,471	27,641,195	31,292,385	27,641,195	$2,836
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$267,609,948	$343,458,625	$35,234
Net Extraordinary Loss Add-back(5)	0	0	0	0	0	82,377,430	0	$0
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$520,080,353	$53,353
FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$222,041,347(7)	$487,305,761	$49,990

Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	71.4%	92.1%
EBITDAR Debt Yield	16.2%	19.0%	20.2%	20.6%	17.3%	7.4%	17.3%
EBITDAR DSCR(8)	1.66x	1.95x	2.07x	2.11x	1.78x	0.76x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on 9,748 guest rooms.
(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.
(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.
(5)	Net extraordinary loss add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM September 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM September 2020 EBITDAR of approximately $222.0 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM September 2020 period).
(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.
(7)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future. On November 3, 2020, MGM reported in its most recent third quarter Form 10-Q filing that throughout the second and third quarters of 2020, all of its properties reopened but are operating without certain amenities and subject to certain occupancy limitations and therefore are generating revenues that are significantly lower than historical results, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The September 2020 TTM financials presented above reflect the suspension of operations at (i) the MGM Grand Property from March 17, 2020 through June 3, 2020 and (ii) The Shoppes at Mandalay Bay Place and the Mandalay Bay resort from March 17, 2020 through June 24, 2020 and June 30, 2020, respectively, and the occupancy limitations imposed on the Properties by the state of Nevada during the third quarter of 2020. Upon reopening, both Properties were operating with limited amenities and certain COVID-19 mitigation procedures. The Lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the Properties.
(8)	EBITDAR DSCR is calculated using the Master Lease Rent of $292,000,000.

■	Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020, is the Aggregate Real Property Appraised Value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The appraisal also includes an As Leased-Sale-Leaseback Appraised Value, which is equal to the Aggregate Real

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

■	Environmental Matters. According to a Phase I environmental report, dated February 11, 2020, the environmental consultant identified underground storage tanks at the MGM Grand & Mandalay Bay Properties. Due to the presence of underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Loan agreement, an environmental insurance policy.

■	Market Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investments in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.
(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (SF)	Casino Space (SF)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Source: Underwriting and Borrower Sponsor provided information.

■	The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP's Liability Percentage and (ii) an increase of ten percentage points to MGP OP's Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

■	Escrows.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least 30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

FF&E Reserve - For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the FF&E reserve fund is to be made (the sum of (a) and (b), the “FF&E Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the FF&E Reserve Current Year Lookback Deficiency (as defined below) and (y) the FF&E Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “FF&E Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a FF&E Reserve Monthly Deposit or a FF&E Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for FF&E, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

A “FF&E Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of FF&E Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the FF&E Reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “FF&E Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the FF&E Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the FF&E Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the FF&E Reserve during such FF&E Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Five Year Lookback Deficiency will be deemed to be zero.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

A “FF&E Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

■	Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand & Mandalay Bay Whole Loan documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Event, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

■	Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

■	Mezzanine or Secured Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the GSMS 2020-GSA2 securitization trust, which have an aggregate Cut-off Date principal balance of $1,569,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the GSMS 2020-GSA2 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the GSMS 2020-GSA2 securitization trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the GSMS 2020-GSA2 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

■	Release of Collateral. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, the Borrowers removing the released individual property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the MGM Grand & Mandalay Bay Properties and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

mgm grand & mandalay bay

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (“Special Release”).

■	Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is not to exceed $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which may be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which may be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, Borrower will be required purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA is in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer are be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers will be subject to the reasonable approval of the lender; and (v) such captive insurer is licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

18	Vacant 9,848 SF				
17	Vacant 15,757 SF				
16	Vacant 10,075 SF	Vacant 7,697 SF			
15	Sandler Capital 17,200 SF Exp. 6/2027				
14	SunTrust Banks 18,025 SF Exp. 4/2024				
12	SunTrust Banks 22,832 SF Exp. 4/2024				
11	Loro Piana USA 22,832 SF Exp. 8/2025				
10	Allen & Company 22,832 SF Exp. 9/2033				
9	Allen & Company 22,832 SF Exp. 9/2033				
8	Allen & Company 22,832 SF Exp. 9/2033				
7	Vacant 22,832 SF				
6	SunTrust Banks 16,798 SF Exp. 4/2024	Catalyst Investors 6,034 SF Exp. 11/2023			
5	Vacant 10,961 SF	Vacant 2,011 SF	Management Office 2,330 SF	Allen & Company 1,646 SF Exp. 9/2033	SunTrust Banks 5,880 SF Exp. 4/2024
4	Loro Piana USA 1,556 SF Exp. 8/2025	SunTrust Banks 8,624 SF Exp. 4/2024	SunTrust Banks 12,357 SF Exp. 4/2024		
3	Ralph Lauren Retail Inc. 15,559 SF Exp. 6/2029	Ralph Lauren 470 SF Exp. 6/2029			
2	Ralph Lauren Retail Inc. 6,925 SF Exp. 6/2029	The Swatch Group 88 SF Exp. 12/2029	The Swatch Group 6,197 SF Exp. 12/2029	Porter Locker Room 563 SF	Building Security 1,042 SF
lezz	Building				
1	Ralph Lauren 8,248 SF Exp. 6/2029	The Swatch Group 3,961 SF Exp. 12/2029	The Swatch Group 2,525 SF Exp. 12/2029		
B	Ralph Lauren Retail Inc. 7,436 SF Exp. 6/2029	Vacant 886 SF	Allen & Company 830 SF Exp. 9/2033	The Swatch Group 1,503 SF Exp. 12/2029	

VACANT | BUILDING | 2023 – 2024 | 2025 – 2026 | 2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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711 Fifth Avenue
711 5th Avenue
New York, NY 10022
New York
MANHATTAN
BROOKLYN
Central Park
MIDTOWN
ROCKEFELLER
CENTER
E 62ND STREET
E 61ST STREET
E 60TH STREET
E 59TH STREET
E 58TH STREET
E 57TH STREET
E 56TH STREET
E 55TH STREET
E 54TH STREET
E 53RD STREET
E 52ND STREET
E 51ST STREET
E 50TH STREET
E 49TH STREET
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
The Plaza
Apple
General Motors Bldg
Bergdorf Goodman
Solow Building
Tiffany
Nike
Trump Tower
590 Madison
717 Fifth
Sony Building
Squibb Building
Hemisphere Tower
Fifth Avenue Presbyterian
St. Regis
Peninsula Hotel
University Club
Museum of Modern Art (MOMA)
Saint Thomas Church
Gucci
Tommy Hilfiger
CBS Building
Baccarat Hotel & Residences
The Paley Center For Media
666 Fifth
Rolex Building
Time Warner Building
Sperry Rand Building
Radio City Music Hall
Bank of America Building
International Building
Saint Patrick's Cathedral
RCA Building
British Empire Building
Ice Skating Rink
French Bldg
Saks Fifth Avenue
Four Seasons
Fuller Bldg
The Revlon Building
Amro Bank Building
480 Park
432 Park
Park Ave Tower
Lever House
399 Park
Seagram Bldg
345 Park
Racquet & Tennis Club
New York Palace Hotel
Waldorf Astoria Hotel
Inter-Continental Hotel
Bloomingdale's
Bloomberg HQ
One Beacon Court
Architects & Designers
Renaissance Hotel
Lombardy Hotel
Fitzpatrick Hotel
Citigroup Center
641 Lexington
Central Synagogue
GE Building
Saint Bartholomew's Church
W Hotel
Marriott East Side
Doubletree Metropolitan
Knickerbocker Club
Links Club
Browning School
Loews Regency Hotel
Barney's
Metropolitan Club
Christ Church
Hitchcock Center
Harmonie Club
Sherry Netherland
Plaza Tower
Aramco Building
Library
Ritz Tower
The Gotham House
Jacob Blaustein Building
Howard Hotel
Tower 56
Brook Club
Hotel Elysee
Mutual of America Life Insurance Co.
Colgate Palmolive Bldg
I.T.T. American Building
Olympic Tower
Cartier
Versace
Grolier Building
Western Publishing Building
Marriott Courtyard
Kimberly Suites
Best Western
San Carlos Hotel
Rockefeller Plaza

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(2)		GSMC
Location (City/State)	New York, New York		Cut-off Date Balance(3)		$40,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)		$1,603
Size (SF)	340,024		Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 1/31/2020	76.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2020	76.5%		Type of Security		Fee Simple
Year Built / Latest Renovation	1927 / 2013-2019		Mortgage Rate		3.16000%
Appraised Value	$1,000,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$74,193,553
Underwritten Expenses	$22,888,769		Escrows(4)
Underwritten Net Operating Income (NOI)	$51,304,783			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$50,675,427		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	54.5%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	54.5%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.94x / 2.90x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 9.3%		Other(5)	$3,048,024	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$545,000,000	90.0%	Loan Payoff	$598,153,683	98.8%
Principal’s New Cash Contribution	60,294,721	10.0	Origination Costs	4,093,014	0.7
			Reserves	3,048,024	0.5

Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%

(1)	Calculated based on the outstanding balance of the 711 Fifth Avenue Whole Loan.

(2)	The 711 Fifth Avenue Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of America, N.A. (“BANA”).

(3)	The Cut-off Date Balance of $40,000,000 represents the non-controlling note A-1-4, which is part of the 711 Fifth Avenue Whole Loan consisting of 24 senior pari passu promissory notes with an aggregate original principal balance of $545,000,000.

(4)	See “—Escrows” below.

(5)	Other Reserves represent a temporary certificate of occupancy reserve ($2,000,000) and an unfunded obligations reserve ($1,048,024).

■	The Mortgage Loan. The 711 Fifth Avenue mortgage loan (the “711 Fifth Avenue Loan”) is part of a whole loan consisting of 24 pari passu promissory notes, with an aggregate original and outstanding principal balance as of the Cut-off Date of $545,000,000 (the “711 Fifth Avenue Whole Loan”), which is secured by a first mortgage encumbering the borrower’s fee simple interest in a 340,024 SF office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Loan is comprised of the non-controlling note A-1-4, having an outstanding principal balance as of the Cut-off Date of $40,000,000, representing approximately 4.8% of the Initial Pool Balance.

The 711 Fifth Avenue Whole Loan was co-originated by GSBI and BANA on March 6, 2020. The 711 Fifth Avenue Whole Loan has an interest rate of 3.16000% per annum. The borrower utilized the proceeds of the 711 Fifth Avenue Whole Loan and the principal’s cash contribution to refinance existing debt on the 711 Fifth Avenue Property, fund reserves and pay origination costs.

The 711 Fifth Avenue Whole Loan had an initial term of 120 months and has a remaining term of 111 months as of the Cut-off Date. The 711 Fifth Avenue Whole Loan requires interest only payments on each due date through the scheduled maturity date in March 2030. Voluntary prepayment of the 711 Fifth Avenue Whole Loan in whole is prohibited prior to September 6, 2029. At any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, (the “711 Fifth Avenue Lockout Period”), the 711 Fifth Avenue Whole Loan permits (a) defeasance in whole with direct, non-callable obligations of the United States of America and (b) solely to cure a debt yield trigger as described below under “Escrows”, partial defeasance or partial prepayment (which prepayment must be accompanied by any applicable yield maintenance).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The table below summarizes the promissory notes that comprise 711 Fifth Avenue Whole Loan. The relationship between the holders of 711 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

	Note	Original Balance ($)	Cut-off Date Balance ($)	Note Holder	Control Note
711 Fifth Avenue	A-1-1	50,000,000	50,000,000	GSMS 2020-GC47	Yes
	A-1-2	60,000,000	60,000,000	Benchmark 2020-B21	No
	A-1-3	50,000,000	50,000,000	GSBI(1)	No
	A-1-4	40,000,000	40,000,000	GSMS 2020-GSA2	No
	A-1-5-A	25,000,000	25,000,000	GSBI(1)	No
	A-1-5-B	15,000,000	15,000,000	Benchmark 2020-B20	No
	A-1-5-C	5,000,000	5,000,000	GSBI(1)	No
	A-1-6	20,000,000	20,000,000	JPMDB 2020-COR7	No
	A-1-7	20,000,000	20,000,000	JPMDB 2020-COR7	No
	A-1-8	20,000,000	20,000,000	Benchmark 2020-B18	No
	A-1-9	20,000,000	20,000,000	Benchmark 2020-B18	No
	A-1-10	12,500,000	12,500,000	GSMS 2020-GC47	No
	A-1-11	10,000,000	10,000,000	DBJPM 2020-C9	No
	A-1-12	10,000,000	10,000,000	DBJPM 2020-C9	No
	A-1-13	5,000,000	5,000,000	Benchmark 2020-B18	No
	A-1-14	5,000,000	5,000,000	DBJPM 2020-C9	No
	A-1-15	10,000,000	10,000,000	Benchmark 2020-B19	No
	A-1-16	2,500,000	2,500,000	GSBI(1)	No
	A-1-17	1,500,000	1,500,000	GSBI(1)	No
	A-2-1	60,000,000	60,000,000	BANK 2020-BNK28	No
	A-2-2	43,000,000	43,000,000	BANK 2020-BNK27	No
	A-2-3-A	25,500,000	25,500,000	BANK 2020-BNK29	No
	A-2-3-B	15,000,000	15,000,000	BANK 2020-BNK30(2)	No
	A-2-4	20,000,000	20,000,000	BBCMS 2020-C8	No
	Total	545,000,000	545,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The BANK 2020-BNK30 securitization transaction is expected to close prior to the Closing Date.

■	The Mortgaged Property. The 711 Fifth Avenue Property is an 18-story, 340,024 SF Class A mixed use building with an office component (levels four – 18, 286,226 SF) and a retail component (levels B – three, 53,798 SF) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone various capital improvements from 2013 through mid-2019. Major capital improvements include a sixth floor corridor upgrade, 14th floor roof replacement, main roof replacement, fourth and ninth floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased (based on net rentable area (“NRA”)), to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group), and luxury goods (Loro Piana USA), as well as finance (Allen & Company).

Office (84.2% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent (inclusive of storage rent derived from office tenants). 84,516 SF of the office space (29.5% of Class A office NRA) at the 711 Fifth Avenue Property is leased to an investment grade-rated office tenant (SunTrust Banks).

The largest office tenant at the 711 Fifth Avenue Property, SunTrust Banks (A+ / A3 by Fitch/Moody’s), occupies 24.9% of the 711 Fifth Avenue Property’s NRA and accounts for 8.9% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2004 and has expanded several times. The tenant's primary businesses included deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the SunTrust Banks provides corporate and investment banking, capital market services, mortgage banking, and wealth management.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The second largest office tenant at the 711 Fifth Avenue Property, Allen & Company, occupies 20.9% of the 711 Fifth Avenue Property’s NRA and accounts for 7.4% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 1985 and has expanded several times. The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment.

The third largest office tenant at the 711 Fifth Avenue Property, Loro Piana USA, occupies 7.2% of the 711 Fifth Avenue Property’s NRA and accounts for 2.6% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2005. Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 53,798 SF of multi-level retail space at the 711 Fifth Avenue Property is currently anchored by Ralph Lauren (A2 / A- by Moody’s/S&P) (which has been dark but paying rent since April 2017) and The Swatch Group that collectively contribute 78.5% of UW Base Rent (inclusive of storage/restaurant rent derived from retail tenants). Ralph Lauren is a wholly owned subsidiary of Ralph Lauren Corporation. Ralph Lauren, the largest retail tenant by UW Base Rent, leases 11.4% of NRA and accounts for 41.1% of UW Base Rent. The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, its space is now dark and available for sublease. Ralph Lauren continues to operate the Polo Bar (7,436 SF of the total Ralph Lauren 38,638 SF) at this location, but the Polo Bar is only open for takeout and delivery. According to a media report, the Ralph Lauren tenant has agreed to sublease its entire space to Mango, a Spanish retail chain, for $5 million per year.  Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent).  We cannot assure you that such sublease will be executed or approved.

The Swatch Group is the second largest retail tenant at the 711 Fifth Avenue Property. The Swatch Group occupies 4.2% of the 711 Fifth Avenue Property’s NRA and accounts for 37.3% of UW Base Rent. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Breguet. The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities.

■	COVID-19 Update. As of December 1, 2020, the 711 Fifth Avenue Property is open; however, all retail tenants are closed (the Polo Bar is open for takeout and delivery) and most, if not all, office tenants are working remotely. One retail tenant, representing approximately 37% of the underwritten base rent, executed a rent deferral agreement as of May 18, 2020 with the 711 Fifth Avenue Borrower that provides for a 50% rent abatement for April, May and June 2020, with abated rent being required to be repaid as follows: 50% of the abated total amount to be repaid by the end of 2020 and the remaining 50% to be repaid by the end of March 2021. All of the tenants have paid their October 2020 and November 2020 rent. The 711 Fifth Avenue Whole Loan is current through the December 6, 2020 payment date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 711 Fifth Avenue Property:

Seven Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Ralph Lauren(4)	NR / A2 / A-	38,638	11.4%	$27,523,994	41.1%	$712.36	6/30/2029	2, 5-year options
The Swatch Group	NR / NR / NR	14,274	4.2	24,976,738	37.3	$1,749.81	12/31/2029	None
SunTrust Banks	A+ / A3 / NR	84,516	24.9	5,923,390	8.9	$70.09	4/30/2024	1, 5-year option
Allen & Company	NR / NR / NR	70,972	20.9	4,948,540	7.4	$69.73	9/30/2033	1, 5-year option
Loro Piana USA	NR / NR / NR	24,388	7.2	1,740,900	2.6	$71.38	8/31/2025	1, 5-year option
Sandler Capital	NR / NR / NR	17,200	5.1	1,378,924	2.1	$80.17	6/30/2027	None
Catalyst Investors	NR / NR / NR	6,034	1.8	404,278	0.6	$67.00	11/30/2023	None
Seven Largest Owned Tenants		256,022	75.3%	$66,896,764	100.0%	$261.29
Remaining Owned Tenants(5)		3,935	1.2	0	0.0	$0.00
Vacant Spaces (Owned Space)		80,067	23.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		340,024	100.0%	$66,896,764	100.0%	$261.29

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated January 31, 2020.

(4)	Currently, the Ralph Lauren spaces totaling 38,638 SF are now dark and available for sublease. The tenant continues to operate the Polo Bar space of 7,436 SF at the 711 Fifth Avenue Property. According to a media report, the Ralph Lauren tenant has agreed to sublease its entire space to Mango, a Spanish retail chain, for $5 million per year. Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent). We cannot assure you that such sublease will be executed or approved.

(5)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF attributable to the building security office and 563 SF attributable to the porter locker room.

The following table presents certain information relating to the lease rollover schedule at the 711 Fifth Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	$0	0.0	$0.00	0
2021	0	0.0	0.0%	$0	0.0	$0.00	0
2022	0	0.0	0.0%	$0	0.0	$0.00	0
2023	6,034	1.8	1.8%	$404,278	0.6	$67.00	1
2024	84,516	24.9	26.6%	$5,923,390	8.9	$70.09	6
2025	24,388	7.2	33.8%	$1,740,900	2.6	$71.38	2
2026	0	0.0	33.8%	$0	0.0	$0.00	0
2027	17,200	5.1	38.9%	$1,378,924	2.1	$80.17	1
2028	0	0.0	38.9%	$0	0.0	$0.00	0
2029	52,912	15.6	54.4%	$52,500,732	78.5	$992.23	12
2030	0	0.0	54.4%	$0	0.0	$0.00	0
2031 & Thereafter(4)	74,907	22.0	76.5%	$4,948,540	7.4	$66.06	8
Vacant	80,067	23.5	100.0%	$0	0.0	$0.00	0
Total / Wtd. Avg.	340,024	100.0%		$66,896,764	100.0%	$261.29	30

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated January 31, 2020.

(4)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF attributable to the building security office and 563 SF attributable to the porter locker room.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The following table presents certain information relating to historical occupancy at the 711 Fifth Avenue Property:

Historical Leased %(1)

2016	2017	2018	As of 1/31/2020(2)
79.9%	73.7%	67.4%	76.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated January 31, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 711 Fifth Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	2019	TTM 3/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$50,709,002	$59,133,963	$58,947,171	$64,979,130	$64,530,557	$66,896,764	$196.74
Contractual Rent Steps(2)	0	0	0	0	0	1,962,475	5.77
Vacant Income	0	0	0	0	0	7,680,090	22.59
Reimbursements	1,826,845	3,069,898	3,727,298	4,194,777	4,145,942	4,962,830	14.60
Vacancy & Credit Loss(3)	0	0	0	0	0	(7,680,090)	(22.59)
Other Income	307,215	519,693	364,227	389,683	383,754	371,484	1.09
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20
Total Operating Expenses	14,954,656	17,358,037	18,950,129	20,967,241	21,771,999	22,888,769	67.32
Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89
TI/LC	0	0	0	0	0	544,350	1.60
Capital Expenditures	0	0	0	0	0	85,006	0.25
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,962,475 underwritten for various tenants through January 31, 2021.

(3)	Underwritten Vacancy & Credit Loss Represents an underwritten economic vacancy of 9.4%.

■	Appraisal. According to the appraisal, the 711 Fifth Avenue Property had an “as-is” appraised value of $1,000,000,000 as of January 23, 2020.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,000,000,000	NAP	5.00%
Income Capitalization Approach	$992,997,762	6.25%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated February 3, 2020, there are no recognized environmental conditions or recommendations for further action at the 711 Fifth Avenue Property.

■	Market Overview and Competition. According to the appraisal, the 711 Fifth Avenue Property is located in the Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, with some media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million SF with a vacancy rate of 8.7% and an average asking rent of $114.07 PSF. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket has historically drawn international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 PSF, with an availability rate of 24.3%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The following table presents certain information relating to the primary competition for the 711 Fifth Avenue Property:

Comparable Office Leases(1)

Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (Years)	Base Rent PSF
711 Fifth Avenue(2) New York, NY	1927	18	SunTrust Banks	22,832	Mar-16	8.2	$75.50
623 Fifth Avenue New York, NY	1989	36	NWI Management	8,400	Nov-19	3.3	$80.00
510 Madison Avenue New York, NY	2009/2012	30	Castlelake, L.P.	6,903	Nov-19	7.3	$124.00
745 Fifth Avenue New York, NY	1929/1989	35	Fremont Macanta	7,067	Jun-19	6.8	$103.00
640 Fifth Avenue New York, NY	1940/2003	31	Hamlin Capital Management	23,616	Mar-19	10.0	$75.17
640 Fifth Avenue New York, NY	1940/2003	31	Avolon Aerospace	10,295	Jan-19	10.0	$92.99
645 Madison Avenue New York, NY	1971/2005	22	Rothman Orthopaedic Institute	21,461	Jan-19	10.9	$88.00
725 Fifth Avenue New York, NY	1983	58	S.S. Steiner, Inc.	6,875	Jan-19	7.5	$82.00
510 Madison Avenue New York, NY	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes,LLC	70,055	Jan-19	5.0	$74.50
712 Fifth Avenue New York, NY	1990	52	Wargo & Co.	2,074	Oct-18	7.7	$105.00
725 Fifth Avenue New York, NY	1983	58	Marc Fisher	9,924	Jul-18	10.0	$89.00
640 Fifth Avenue New York, NY	1940/2003	31	Klein Group	9,458	Jul-18	10.0	$92.00
535 Madison Avenue New York, NY	1982	37	Walker & Dunlop, LLC	5,450	Jul-18	3.0	$80.00
535 Madison Avenue New York, NY	1982	37	Melvin Capital	14,765	May-18	10.6	$104.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of January 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Comparable Retail Leases(1)

Property Name / Location	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (years)	Base Rent PSF
711 Fifth Avenue(2) New York, NY	The Swatch Group	14,274	May-11	18.7	$1,749.81
767 Fifth Avenue New York, NY	Christian Dior	11,847	Apr-19	4.0	$666.84
730 Fifth Avenue New York, NY	Mikimoto	4,505	Feb-19	10.0	$1,109.88
760 Madison Avenue New York, NY	Giorgio Armani	19,780	Jan-19	15.0	$1,066.23
706 Madison Avenue New York, NY	Hermès	47,000	Jan-19	10.0	$329.79
609 Fifth Avenue New York, NY	Puma	23,917	Feb-18	16.0	$372.12
650 Fifth Avenue New York, NY	Nike	69,214	Mar-17	15.5	$479.53
640 Fifth Avenue New York, NY	Dyson	3,097	Mar-17	10.0	$2,660.64
640 Fifth Avenue New York, NY	Victoria's Secret	63,779	Apr-16	16.0	$516.90
645 Fifth Avenue New York, NY	Longchamp	2,000	Feb-16	10.0	$2,850.00
767 Fifth Avenue New York, NY	Under Armour	53,500	Feb-16	15.0	$560.75
685 Fifth Avenue New York, NY	Stuart Weitzman	3,481	Feb-16	15.0	$1,436.37
685 Fifth Avenue New York, NY	Coach	24,541	Jan-16	15.0	$814.96

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of January 31, 2020.

■	The Borrower. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company (the “711 Fifth Avenue Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 711 Fifth Avenue Whole Loan. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

■	Escrows. At origination, the 711 Fifth Avenue Borrower funded (a) approximately $1,048,024 for outstanding free rent (including any rent credits) and (b) $2,000,000 for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The 711 Fifth Avenue Borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020. On each due date during the continuance of a 711 Trigger Period, the 711 Fifth Avenue Borrower will be required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that reserves for insurance premiums will be waived if the 711 Fifth Avenue Property is covered by an acceptable blanket insurance policy; (ii) a capital expenditure reserve in an amount equal to approximately $7,084 capped at an amount equal to the lender’s good faith estimate of capital expenses to be performed during the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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next two years; (iii) a tenant improvements and leasing commissions reserve in an amount equal to $42,503 capped at an amount equal to the greater of (x) the lender’s good faith estimate of all leasing commissions and tenant improvements to be performed during the next two years and (y) the aggregate amount of all outstanding leasing commissions and tenant improvements under leases then in effect.

Additionally, during the continuance of a Tenant Rollover Sweep, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant rollover reserve capped at the greater of (x) $7,500,000 and (y) all excess cash flow estimated by lender in its good faith that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”). Additionally, during the continuance of a Downgraded Tenant Sweep (if no deposits are required to the tenant rollover reserve), all excess cash after payment of applicable debt service, budgeted operating expenses and other required reserves is required to be reserved in a tenant downgrade reserve. Additionally, during the continuance of a TCO Renewal Failure (if no deposits are required to the tenant rollover reserve or tenant downgrade reserve), (a) prior to March 6, 2021, $1,000,000 and (b) after March 6, 2021, all excess cash after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant downgrade reserve.

A “Downgraded Tenant Sweep” will be continuing upon any tenant under a Major Lease (or with regard to Ralph Lauren, its highest rated parent entity, as applicable) that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until the Downgraded Tenant Sweep Cure.

A “Downgraded Tenant Sweep Cure” means the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), or such space is relet in accordance with the 711 Fifth Avenue Whole Loan documents or an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease (subject to reduction in accordance with the loan documents) has been deposited in the downgraded tenant reserve.

A “Major Lease” means any of the leases with Ralph Lauren, The Swatch Group and any lease that when aggregated with all other leases at the 711 Fifth Avenue Property with the same or an affiliated tenant (assuming the exercise of all expansion rights and all preferential rights to lease additional space), is expected to demise more than 30% of the rentable square footage or account for 20% or more of the total rental income. Additionally, any lease with any purchase option, with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default will also be considered a Major Lease.

A “Tenant Rollover Sweep” will exist if any tenant under a Major Lease (i) terminates their lease, (ii) goes “dark” (other than (a) Ralph Lauren if it has an investment grade rating or (b) is guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of their intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a tenant under a Major Lease renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is relet in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

■	Lockbox and Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 711 Fifth Avenue Borrower is required to direct all existing and future tenants of the 711 Fifth Avenue Property to directly deposit all rents into a clearing account controlled by the lender. Provided no 711 Trigger Period exists, the funds in the clearing account are required to be swept on a daily basis into a borrower operating account. During the continuance of a 711 Trigger Period (or an event of default at the lender’s election), the funds in the clearing account are required to be swept on a daily basis into a cash management account controlled by the lender and all amounts on deposit in the cash management account after payment of the monthly debt service, required reserves and budgeted operating expenses are required to be held

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

as additional security for the 711 Fifth Avenue Whole Loan during the continuance of such 711 Trigger Period, except that if there exists no event of default and the only 711 Trigger Period then in existence is a Tenant Rollover Sweep and the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender as required under the 711 Fifth Avenue Whole Loan documents, then all excess cash flow that would have been reserved is required to be released to the 711 Fifth Avenue Borrower.

A “711 Trigger Period” means each period that commences upon the first to occur of: (a) debt yield, determined as of the first day of any fiscal quarter, is less than 7.0%, until the occurrence of a DY Cure Event (and if financial reports are not delivered to the lender as and when required under the 711 Fifth Avenue Whole Loan documents, a 711 Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 711 Trigger Period is ongoing); (b) there exists an event of default under any mezzanine loan until cured; (c) any major tenant leasing space that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until the occurrence of a Downgraded Tenant Sweep Cure, (d) any major tenant that (i) terminates its lease, (ii) “goes dark”, unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of its intent to vacate all of its leased space (or any portion thereof), or (iv) fails to provide written notice to the 711 Fifth Avenue Borrower of its intent to renew its applicable lease 36 months prior to its then current lease expiration date, until the occurrence of a Tenant Rollover Sweep Cure, and (e) upon the earlier to occur of (x) the date that is 120 days following the origination date (if a new temporary or permanent certificate of occupancy has not yet been received by such date) as may be extended up to 60 days if the 711 Fifth Avenue Borrower is diligently and continuously pursuing obtaining a new temporary or permanent certificate of occupancy, (y) the date that the 711 Fifth Avenue Borrower ceases to diligently and continuously pursue obtaining a new temporary or permanent certificate of occupancy and (z) the date that the applicable governmental authority seeks an enforcement action affecting occupancy of the building or having a material adverse effect on 711 Fifth Avenue Borrower or the 711 Fifth Avenue Property as a result of the expired certificate of occupancy until the lender receives such new certificate of occupancy (such period prior to receipt of a new certificate of occupancy, a “TCO Renewal Failure”).

A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which debt yield test may be satisfied at the 711 Fifth Avenue Borrower’s sole discretion (i) after the 711 Fifth Avenue Lockout Period, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the required debt yield or (ii) by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness of the 711 Fifth Avenue Whole Loan for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10% of the principal indebtedness of the 711 Fifth Avenue Whole Loan).

Additionally, provided no event of default under the 711 Fifth Avenue Whole Loan is continuing, the 711 Fifth Avenue Borrower has the right at any time from and after the expiration of the 711 Fifth Avenue Lockout Period (a) solely to effect a DY Cure Event to partially defease (with no corresponding release of collateral) and (b) to totally defease, the 711 Fifth Avenue Whole Loan in the amount necessary to either cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion or defease the 711 Fifth Avenue Whole Loan in whole, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first due date in the prepayment period, a REMIC opinion and a rating agency confirmation.

■	Property Management. The 711 Fifth Avenue Property is currently managed by SHVO Property Management LLC (an affiliate of the borrower sponsors) (“SHVO”), pursuant to a management agreement and sub-managed by Jones Lang LaSalle Americas, Inc. (“JLL”) pursuant to a sub-management agreement. Under the 711 Fifth Avenue Whole Loan documents, the 711 Fifth Avenue Property is required to be managed by SHVO and sub-managed by JLL, respectively, or any other management or sub-management company, as applicable, approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the 711 Fifth Avenue Borrower to replace, each of the property manager and the sub-property manager with a property manager or sub-property manager, as applicable, selected by the 711 Fifth

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

Avenue Borrower (or selected by the lender in the event of an event of default under the 711 Fifth Avenue Whole Loan documents) (i) during the continuance of an event of default under the 711 Fifth Avenue Whole Loan documents, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement or the sub-property manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager or sub-property manager, as applicable, files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for, respectively, the property manager’s or the sub-property manager’s assets or the property.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. A 100% direct or indirect owner of the 711 Fifth Avenue Borrower or any existing mezzanine borrower is permitted one time during the term of the 711 Fifth Avenue Whole Loan to obtain a mezzanine loan from a lender meeting certain requirements under the 711 Fifth Avenue Whole Loan documents secured by a pledge of the equity interests in the 711 Fifth Avenue Borrower, provided that, among other conditions: (a) the mezzanine loan is in an amount not to exceed the lesser of (i) $35,000,000 and (ii) an amount that, when added to the 711 Fifth Avenue Whole Loan will result in (A) a combined loan to “as is” appraised value ratio of the 711 Fifth Avenue Property of no more than 54.5%, (B) a combined debt service coverage ratio (based on the 711 Fifth Avenue Whole Loan and the proposed mezzanine loan) of greater than 2.80x and (C) the combined debt yield being equal to or greater than 8.98%; (b) the mezzanine loan is secured by an equity pledge encumbering direct and indirect ownership interests in the 711 Fifth Avenue Borrower (and not any collateral securing the 711 Fifth Avenue Whole Loan); (c) the mezzanine loan will be coterminous with the 711 Fifth Avenue Whole Loan; and (d) the mezzanine lender (i) is not an affiliate of the 711 Fifth Avenue Borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 711 Fifth Avenue Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 711 Fifth Avenue Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the 711 Fifth Avenue Borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 711 Fifth Avenue Property and business interruption/rental loss insurance required under the related loan documents, and such insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

The Senator
1121-1123 L Street
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MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMC
Location (City/State)	Sacramento, California	Cut-off Date Principal Balance	$39,700,000
Property Type	Office	Cut-off Date Principal Balance per SF	$224.55
Size (SF)	176,797	Percentage of Initial Pool Balance	4.8%
Total Occupancy as of 11/30/2020	86.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/30/2020	86.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1924 / 2019	Mortgage Rate	3.37700%
Appraised Value	$59,600,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$6,057,283
Underwritten Expenses	$2,405,775	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,651,509	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,434,390	Taxes	$140,213	$46,738
Cut-off Date LTV Ratio	66.6%	Insurance	$41,915	$6,986
Maturity Date LTV Ratio	66.6%	Replacement Reserves	$0	$3,360
DSCR Based on Underwritten NOI / NCF	2.69x / 2.53x	TI/LC	$0	$14,733
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.7%	Other(2)	$724,500	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,700,000	100.0%	Loan Payoff	$38,318,258	96.5%
Reserves	906,628	2.3
Origination Costs	445,867	1.1
Return of Equity	29,247	0.1
Total Sources	$39,700,000	100.0%	Total Uses	$39,700,000	100.0%

(1)	See “—Escrows” below.

(2)	Other reserve represents an elevator renovation reserve.

■	The Mortgage Loan. The mortgage loan (“The Senator Loan”) is evidenced by a promissory note in an original principal balance of $39,700,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an office property in Sacramento, California (“The Senator Property”). The Senator Loan was originated by Starwood Mortgage Capital LLC on December 2, 2020. The Senator Loan has an interest rate of 3.37700% per annum. The borrower utilized the proceeds of The Senator Loan to refinance a prior loan on The Senator Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Senator Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Senator Loan requires interest-only payments for the duration of the term. The scheduled maturity date of The Senator Loan is the due date in December 2030. Voluntary prepayment of The Senator Loan in whole (but not in part) is permitted on or after September 6, 2030 without payment of a prepayment premium. At any time after the earlier of (i) December 2, 2023 and (ii) the second anniversary of the securitization Closing Date, The Senator Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The Senator Property is a 176,797 SF, CBD office property situated on approximately 0.9 acres and located at 1121-1123 L Street in Sacramento, California, located directly across from the California State Capitol. The Senator Property is a Class A office building originally constructed in 1924 with renovations completed over the past five years. The Senator Property features a two-story atrium lobby with modern office finishes and open floor plans. Since acquisition, the borrower sponsors have invested approximately $5.6 million into capital improvements, with another $630,000 anticipated to be invested to modernize the elevator systems following origination (of which 115% of the estimated costs were escrowed at origination). The borrower sponsors acquired The Senator Property in December 2018 and their cost basis is approximately $55.1 million.

The Senator Property is currently 86.0% occupied by 46 different tenants. As The Senator Property is located in close proximity to the California State Capitol, many of the tenants at The Senator Property are in government related industries such as lobbying, advocacy groups, government relations firms and trade associations.

The Senator Property is on the National Register of Historic Places. The Senator Property was originally developed as a 400-room, Italian Renaissance-style hotel in 1924 which was then known as the Hotel Senator.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

The Senator Property was converted to an office building in 1983, giving lobbyists and other government-related industries short-walking-distance access to California’s state politicians.

The following table presents certain information relating to the major tenants at The Senator Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
California Manufacturers and Technology Association	NR / NR / NR	15,627	8.8%	$583,375	10.1%	$37.33	12/31/2030	2, 5-year options
Lang, Hansen, Giroux & Associates	NR / NR / NR	10,877	6.2	409,916	7.1	37.69	11/30/2025	None
Metropolitan Water District of Southern California	NR / NR / NR	7,940	4.5	346,672	6.0	43.66	5/31/2028	2, 5-year options
School Services of California	NR / NR / NR	8,783	5.0	325,366	5.7	37.04	5/31/2025	1, 5-year option
Reed Addis	NR / NR / NR	7,240	4.1	302,181	5.3	41.74	2/29/2032	1, 5-year option
Arc Strategies	NR / NR / NR	6,802	3.8	240,490	4.2	35.36	8/31/2028	1, 5-year option
Spectrum NLP	NR / NR / NR	5,002	2.8	195,241	3.4	39.03	12/31/2023	1, 5-year option
California Association of Winegrape Growers & Agricultural Council of California	NR / NR / NR	4,564	2.6	182,364	3.2	39.96	2/28/2025	1, 5-year option
State Water Contractors	NR / NR / NR	4,135	2.3	160,000	2.8	38.69	5/31/2021	1, 5-year option
The Golden 1 Credit Union	NR / NR / NR	3,942	2.2	149,258	2.6	37.86	2/28/2023	1, 5-year option
Ten Largest Owned Tenants		74,912	42.4%	$2,894,863	50.4%	$38.64
Remaining Tenants		77,202	43.7	2,854,271	49.6	36.97
Vacant		24,683	14.0	0	0.0	0.00
Total / Wtd. Avg.		176,797	100.0%	$5,749,134	100.0%	$37.79

(1)	Based on the underwritten rent roll dated November 30, 2020.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $27,397 of contractual rent steps through June 2021 and $27,096 representing the average rent through the lease expiration for Metropolitan Water District of Southern California.

The following table presents certain information relating to the lease rollover schedule at The Senator Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	16,618	9.4	9.4%	637,481	11.1	38.36	6
2022	14,400	8.1	17.5%	512,968	8.9	35.62	7
2023	22,956	13.0	30.5%	844,604	14.7	36.79	11
2024	18,524	10.5	41.0%	734,636	12.8	39.66	7
2025	31,715	17.9	58.9%	1,216,709	21.2	38.36	7
2026	3,050	1.7	60.7%	134,652	2.3	44.15	1
2027	5,086	2.9	63.5%	195,367	3.4	38.41	2
2028	14,742	8.3	71.9%	587,161	10.2	39.83	2
2029	0	0.0	71.9%	0	0.0	0.00	0
2030	15,627	8.8	80.7%	583,375	10.1	37.33	1
2031 & Thereafter(3)	9,396	5.3	86.0%	302,181	5.3	32.16	2
Vacant	24,683	14.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	176,797	100.0%		$5,749,134	100.0%	$37.79	46

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that were not considered in the above Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is based on the underwritten rent roll dated November 30, 2020 and includes $27,397 of contractual rent steps through June 2021 and $27,096 representing the average rent through the lease expiration for Metropolitan Water District of Southern California.

(3)	Includes 394 SF of future bike storage.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

The following table presents certain information relating to historical leasing at The Senator Property:

Historical Leased %(1)

2017	2018	2019	As of 11/30/2020
83.9%	83.1%	87.0%	86.0%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise.

■	COVID-19 Update. 100% of tenants by square footage and by underwritten base rent have made their November rental payments.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Senator Property:

Cash Flow Analysis(1)

	2017	9/30/2018 Ann.	2019	TTM 10/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$4,015,806	$4,339,690	$5,213,033	$5,729,237	$5,694,641	$32.21
Contractual Rent Steps(1)	0	0	0	0	54,493	0.31
Potential Income from Vacant Space	0	0	0	0	836,909	4.73
Reimbursements	126,714	144,758	242,417	297,193	287,970	1.63
Gross Potential Income	$4,142,519	$4,484,448	$5,455,450	$6,026,430	$6,874,013	$38.88
Other Income	124,591	39,758	7,839	20,180	20,180	0.11
Vacancy & Credit Loss	0	0	0	0	(836,909)	(4.73)
Effective Gross Income	$4,267,111	$4,524,206	$5,463,289	$6,046,610	$6,057,283	$34.26

Real Estate Taxes	$399,119	$405,183	$480,558	$557,734	$560,853	$3.17
Insurance	31,254	33,812	106,647	124,651	83,830	0.47
Management Fee	127,522	135,280	171,181	187,788	181,519	1.03
Other Operating Expenses	1,378,211	1,336,417	1,519,474	1,579,574	1,579,574	8.93
Total Operating Expenses	$1,936,106	$1,910,692	$2,277,860	$2,449,748	$2,405,775	$13.61

Net Operating Income	$2,331,005	$2,613,514	$3,185,429	$3,596,862	$3,651,509	$20.65
TI/LC	0	0	0	0	176,797	1.00
Capital Expenditures	0	0	0	0	40,322	0.23
Net Cash Flow	$2,331,005	$2,613,514	$3,185,429	$3,596,862	$3,434,390	$19.43

(1)	Underwritten cash flow based on in-place rents as of November 30, 2020 and includes $27,397 of contractual rent steps through June 2021 and $27,096 representing the average rent through the lease expiration for Metropolitan Water District of Southern California.

■	Appraisal. According to the appraisal, The Senator Property had an “as-is” appraised value of $59,600,000 as of November 12, 2020.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate

Sacramento, CA	Direct Capitalization Approach	$59,900,000	N/A	6.50%
	Discounted Cash Flow Approach	$59,600,000	8.00%	6.75%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated November 3, 2020, there are no recognized environmental conditions or recommendations for further action at The Senator Property.

■	Market Overview and Competition. The Senator Property is located in Sacramento, California, within Sacramento County. The Senator Property is in the downtown area of the city in close proximity to the California State Capitol. The boundaries of the downtown area are delineated as the American River to the north; I-80 to the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

east and south and the Sacramento River to the west. According to the appraisal, the major influence for the downtown area is the existence of the California State Capitol building and state offices. Additionally, Sacramento County and the City of Sacramento have their main offices in the downtown area. Tourism is another major influence in the area with the Old Sacramento State Historic Park and Sutter’s Fort State Historic Park located in the area. Sacramento’s Community Center and the Memorial Auditorium are also situated here. According to the appraisal, Sacramento’s strong assets remain the affordability of business and living costs compared to the San Francisco Bay metropolitan areas, creating increased spillover growth from the Bay Area. Additionally, universities in the Sacramento region, University of California, Davis and California State University, Sacramento, provide stable employment and research support to the local economy. The average household income level and population are $61,093 and 11,545, respectively, within a five-minute drive of The Senator Property.

According to a market research report, as of the third quarter of 2020, the Sacramento market had an inventory of approximately 44.8 million SF with a vacancy rate of 18.9%. The average asking rental rate in the market is $27.03 per SF. The market experienced a negative current net absorption of 137,000 SF.

The Senator Property is located in the Downtown/Midtown submarket. According to market research report, as of the third quarter of 2020, the Downtown/Midtown submarket had an inventory of approximately 10.8 million SF with a vacancy rate of 12.5%. The average asking rental rate in the market is $35.35 per SF. The submarket experienced a negative current net absorption of 11,000 SF.

The following table presents certain information relating to the primary competition for The Senator Property:

Comparable Office Set(1)

Property Name/Location	Year Built	Occ.	NRA (SF)	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
The Senator 1121-1123 L Street Sacramento, CA	1924	86.0%	176,797	-	-	-	-	$37.79(2)	-
The Travelers Building 428 J Street Sacramento, CA	1914	NAV	95,000	Zendrive, Inc.	1,739	Jun-19	4.0	$33.60	Base Year Stop
770 L 770 L Street Sacramento, CA	1984	NAV	169,078	JEA & Associates	1,225	May-19	5.0	$35.40	Base Year Stop
925 L Street 925 L Street Sacramento, CA	1973	NAV	165,919	Cruz Strategies	3,334	May-20	5.0	$34.20	Base Year Stop
Eleventh & L Building 1127 L Street Sacramento, CA	1917	NAV	76,993	Stephen Company	996	Sep-19	3.0	$33.01	Base Year Stop
1130 K Street 1130 K Street Sacramento, CA	1924	NAV	112,166	Kabatack Strategies	1,440	Feb-20	3.0	$25.20	Base Year Stop
1201 K Street 1201 K Street Sacramento, CA	1990	NAV	241,996	California Medical Association	2,098	Sep-19	14.0	$38.16	Base Year Stop

(1)	Source: Appraisal.

(2)	Average underwritten rent per SF according to the underwritten rent roll dated November 30, 2020.

■	The Borrower. The borrower is Senator Seagate, LP, a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Senator Loan. The non-recourse carveout guarantors are Willis K. Polite, Jr., Mark Bauman Polite, Dennis P. Fisco, Trent R. Isgrig and Brian Johnson.

All five of the non-recourse carveout guarantors are principals at Seagate Properties Inc. (“Seagate”). Seagate is a commercial real estate firm headquartered in San Rafael, California which focuses on development, renovation, management, and leasing of office, retail, industrial and multifamily properties. Seagate provides private investors, institutional clients, public entity clients and pension clients with real estate investment and management expertise in major Western markets. Seagate’s current real estate portfolio totals over 3.0 million SF

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE SENATOR

across office, industrial, retail and multifamily assets. Seagate is experienced with real estate investments in California, Nevada, Colorado, Ohio, Florida, Texas and Arizona.

■	Escrows. At origination, the borrower funded (i) a tax reserve in the amount of $140,213, (ii) an insurance reserve in the amount of $41,915 and (iii) an elevator renovation reserve in the amount of approximately $724,500.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes (initially $46,738) and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months (initially $6,986), (ii) a capital expenditures reserve in the amount of $3,360 capped at $161,300 and (iii) a TI/LC reserve in the amount of $14,733 capped at $650,000.

■	Lockbox and Cash Management. The Senator Loan documents require a springing lockbox with springing cash management upon the occurrence of a Senator Sweep Event Period. After the occurrence of a Senator Sweep Event Period, the borrower is required to establish a lockbox account, as applicable, and is required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Senator Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Senator Sweep Event Period” means each period commencing upon the earlier of (i) the occurrence and continuance of an event of default under The Senator Loan until cured and/or (ii) the debt service coverage ratio (as calculated under The Senator Loan documents) being less than 1.15x, and concluding when the debt service coverage ratio (as calculated under The Senator Loan documents) is at least 1.20x for two consecutive calendar quarters.

■	Property Management. The Senator Property is currently managed by Seagate Properties, Inc., an affiliate of the borrower, and Jones Lang LaSalle Americas, Inc., each pursuant to a management agreement. Under The Senator Loan documents, The Senator Property is required to be managed by Seagate Properties, Inc. and Jones Lang LaSalle Americas, Inc. or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under The Senator Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under The Senator Loan, (ii) if at any time the debt service coverage ratio falls below 1.00x (as calculated under the loan documents), (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Current Mezzanine or Subordinate Secured Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of The Senator Property, as well as 18 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

Appletree Business Park
2875 Union Road
Cheektowaga, NY 14227
Buffalo
Amherst
Cheektowaga
West Seneca
BUFFALO-NIAGARA INTERNATIONAL AIRPORT
CANADA
Oshawa
Toronto
Lake Ontario
Rochester
Niagara Falls
Buffalo
Springville
Bath
UNITED STATES
Corning
Jamestown
Olean
Lake Erie
DOWNTOWN
ELMWOOD VILLAGE
NORTH PARK
LASALLE
GRIDER
MASTEN PARK
MLK PARK
EMERSON
ALLENTOWN
WILLERT PARK
EMSLIE
SOUTH ELLICOTT
The State University of New York University at Buffalo North Campus
University at Buffalo The State University of New York South Campus
SUNY College at Buffalo
Erie County Medical Center
Buffalo General Hospital
Villa Maria College
D'Youville College
Canisius College
Medaille College
Bryant & Stratton College
Erie Community College City Campus
Buffalo Zoo
Delaware Park Public Golf Course
Cheektowaga Town Park
Walden Square
Thruway Mall
Reinstein Woods Nature Preserve and Environmental Education Center
Diamond Hawk Golf Course
Transit French Plaza
Stiglmeier Park
Houghton Park
Times Beach Nature Preserve
Coca-Cola Park
KeyBank Center
Martin Luther King, Jr. Park
McCarthy Park
Shoshone Park
Grover Cleveland Golf Course
Brighton Park Golf Course
Amherst Audubon Golf Course
Westwood Country Club
Youngmann Plaza
Colvin-Eggert Plaza
Boulevard Consumer Square
Burlington Plaza
Maple Ridge Center
Boulevard Mall
Sheridan Plaza
Sheridan Center
Northtown Plaza
North Youngmann Commerce Center
Tops Elmwood Plaza
Elmwood Regal Center
Delaware-Hertel Plaza
Marshalls Plaza
SHERIDAN D
KENMORE AVE
MAIN ST
MILLERSPORT HIGHWAY
MILITARY RD
DELAWARE AVE
GENESEE ST
BAILEY AVE
UNION RD
BROADWAY
WILLIAM ST
HARLEM RD
TRANSIT RD
FRENCH RD
CLINTON ST
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMC
Location (City/State)	Cheektowaga, New York	Cut-off Date Principal Balance(2)	$37,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$117.72
Size (SF)	423,047	Percentage of Initial Pool Balance	4.5%
Total Occupancy as of 11/18/2020	94.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/18/2020	94.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2000	Mortgage Rate	3.84200%
Appraised Value	$87,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24

Underwritten Revenues	$8,934,352
Underwritten Expenses	$3,259,336	Escrows(3)
Underwritten Net Operating Income (NOI)	$5,675,015	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,367,688	Taxes	$689,371	$82,789
Cut-off Date LTV Ratio(1)	56.9%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	47.5%	Replacement Reserves	$150,000	$9,746
DSCR Based on Underwritten NOI / NCF(1)	2.03x / 1.92x	TI/LC	$800,000	$15,864
Debt Yield Based on Underwritten NOI / NCF(1)	11.4% / 10.8%	Other(4)	$3,369,673	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$49,800,000	100.0%	Loan Payoff	$32,808,238	65.9%
Return of Equity	10,976,644	22.0
Reserves	5,009,044	10.1
Origination Costs	1,006,074	2.0
Total Sources	$49,800,000	100.0%	Total Uses	$49,800,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Appletree Business Park Whole Loan (as defined below).

(2)	The Cut-off Date Principal Balance of $37,500,000 represents the controlling note A-1 of the $49,800,000 Appletree Business Park Whole Loan evidenced by two pari passu notes. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other reserve represents (i) $1,753,873 for a debt service reserve and (ii) $1,615,800 for planned renovations.

■	The Mortgage Loan. The mortgage loan (the “Appletree Business Park Loan”) is part of a whole loan (the “Appletree Business Park Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $49,800,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Cheektowaga, New York (the “Appletree Business Park Property”).

The Appletree Business Park Loan, which will be included in the GSMS 2020-GSA2 securitization transaction, is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $37,500,000 and represents approximately 4.5% of the Initial Pool Balance. The related pari passu companion loan, evidenced by the non-controlling note A-2, has an aggregate outstanding principal balance as of the Cut-off Date of $12,300,000, is currently held by Starwood Mortgage Funding II LLC (“SMF II”) and is expected to be contributed to one or more future securitizations.

The Appletree Business Park Whole Loan was originated by Starwood Mortgage Capital LLC on November 25, 2020. The Appletree Business Park Whole Loan has an interest rate of 3.84200% per annum. The borrower utilized the proceeds of the Appletree Business Park Whole Loan to refinance a prior loan on the Appletree Business Park Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Appletree Business Park Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Appletree Business Park Whole Loan requires interest-only payments during the first 24 months of its term. The scheduled maturity date of the Appletree Business Park Whole Loan is the due date in December 2030. Voluntary prepayment of the Appletree Business Park Whole Loan in whole (but not in part) is permitted on or after July 6, 2030 without payment of a prepayment premium. At any time after the earlier of (i) November 25, 2023 and (ii) the second anniversary of the last securitization of any note comprising the Appletree Business Park Whole Loan, the Appletree Business Park Whole Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

The table below summarizes the promissory notes that comprise the Appletree Business Park Whole Loan. The relationship between the holders of the Appletree Business Park Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1	$37,500,000	$37,500,000	GSMS 2020-GSA2	Yes
A-2	12,300,000	12,300,000	SMF II(1)	No
Total	$49,800,000	$49,800,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The Appletree Business Park Property is a 423,047 SF, suburban office property situated on approximately 35.9 acres and located at 2875 Union Road in Cheektowaga, New York, approximately five miles east of the Buffalo central business district. The Appletree Business Park Property consists of one large office building comprised of one- and two-story sections and three freestanding single-tenant outparcel buildings. In addition to the office spaces, there is an on-site management office, a café and a fitness center. The Appletree Business Park Property was built in 1972 as a regional shopping mall and was converted to office use in 1991 by the borrower sponsor. Upon completion of the renovation, the Appletree Business Park Property was the recipient of the NAIOP award for best redevelopment in western New York.

The Appletree Business Park Property is currently 94.9% occupied by 23 different tenants. Approximately 69.2% of the Appletree Business Park Property is occupied by tenants that have credit ratings of Ba2 or above from Moody’s or A- from Fitch. Major tenants at the Appletree Business Park Property include Internal Revenue Service (“IRS”), County of Erie, Time Warner NY Cable LLC (“Time Warner”), M&T Bank, ConServe, AT&T Mobility and Department of Veteran’s Affairs (“Veteran’s Affairs”).

The Appletree Business Park Property has six total points of ingress/egress. The Appletree Business Park Property is constructed with a brick and stone exterior and it has frontages along Union Road, Bennett Road and Como Park Boulevard. Union Road is a main thoroughfare running north and south through Cheektowaga. Freeway access to the Appletree Business Park Property is provided by the Governor Thomas E. Dewey Thruway (I-90), I-190 and I-290. The Appletree Business Park Property has 2,260 parking spaces (approximately 5.3 parking spaces per 1,000 SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

The following table presents certain information relating to the major tenants at the Appletree Business Park Property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
IRS	AAA / Aaa / AA+	96,150	22.7%	$2,549,110	30.3%	$26.51	12/26/2035	2, 5-year options
County of Erie	A+ / A1 / NR	78,229	18.5%	1,927,461	22.9%	24.64	3/31/2024	1, 5-year option(4)
Time Warner	A- / NR / BBB	54,343	12.8	896,844	10.7%	16.50	Various(5)	2, 5-year options
First Choice Evaluations	NR / NR / NR	26,345	6.2%	513,217	6.1%	19.48	8/31/2027	2, 5-year options(6)
ConServe	NR / NR / NR	24,298	5.7%	479,030	5.7%	19.71	1/31/2025	1, 5-year option
Empire State College	NR / NR / NR	21,384	5.1%	422,428	5.0%	19.75	11/21/2026	None
M&T Bank	A / A3 / A-	25,324	6.0%	377,328	4.5%	14.90	11/30/2021	1, 5-year option
Veteran’s Affairs	AA / Aa2 / NR	8,835	2.1%	255,355	3.0%	28.90	8/31/2021	None
YRC Enterprises, Inc.	NR / NR / CCC+	17,727	4.2%	226,055	2.7%	12.75	4/30/2023	1, 5-year option
US Renal Care	NR / NR / B-	8,575	2.0	167,213	2.0%	19.50	8/31/2021	2, 5-year options
Ten Largest Owned Tenants		361,210	85.4%	$7,814,040	93.0%	$21.63
Remaining Tenants		40,238	9.5	592,566	7.0	14.73
Vacant		21,599	5.1	0	0.0%	0.00
Total / Wtd. Avg.		423,047	100.0%	$8,406,607	100.0%	$20.94

(1)	Based on the underwritten rent roll dated November 18, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $57,315 of contractual rent steps through June 2021 and $160,250 which represents the average rent through the loan term for IRS and average rent through lease expiration for County of Erie.

(4)	County of Erie signed a new lease at the Appletree Business Park Property in 2019. County of Erie’s lease at the Appletree Business Park Property expires in March 2024, and it has one 5-year renewal option remaining. If County of Erie decides to vacate at the end of its initial lease term in March 2024, the tenant is required to pay a $2,400,000 termination penalty and give 18 months’ notice. Additionally, in the event the Erie County legislature should discontinue or substantially reduce the funding necessary to operate at the funding levels existing on the lease, County of Erie has the right to reduce the amount of space at the Appletree Business Park Property commensurate with its reduced funding levels or if upon total discontinuation of funding, to terminate the lease with 120 days’ notice and payment of a sum of the balance of unamortized cost of any tenant improvements, leasing commissions and, if within the first five years of the lease term, the unamortized furniture allowance and a termination fee equal to $2,400,000.

(5)	Time Warner leases 51,943 SF with a lease expiration date of November 30, 2023 and 2,400 SF with a lease expiration of June 30, 2025.

(6)	First Choice Evaluations has a one-time right to terminate its lease in May 2024 with nine months’ notice and payment of a termination fee equal to unamortized leasing commissions and landlord’s work.

The following table presents certain information relating to the lease rollover schedule at the Appletree Business Park Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	53,537	12.7	12.7%	964,624	11.5	18.02	5
2022	2,585	0.6	13.3%	37,315	0.4	14.44	2
2023	85,867	20.3	33.6%	1,280,288	15.2	14.91	5
2024	83,729	19.8	53.4%	2,034,813	24.2	24.30	2
2025	28,331	6.7	60.1%	538,832	6.4	19.02	5
2026	21,384	5.1	65.1%	422,428	5.0	19.75	1
2027	26,345	6.2	71.3%	513,217	6.1	19.48	1
2028	0	0.0	71.3%	0	0.0	0.00	0
2029	0	0.0	71.3%	0	0.0	0.00	0
2030	0	0.0	71.3%	0	0.0	0.00	0
2031 & Thereafter	99,670	23.6	94.9%	2,615,090	31.1	26.24	2
Vacant	21,599	5.1	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	423,047	100.0%		$8,406,607	100.0%	$20.94	23

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that were not considered in the above Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated November 18, 2020 and includes $57,315 of contractual rent steps through June 2021 and $160,250, which represents the average rent through the loan term for IRS and average rent through lease expiration for County of Erie.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

The following table presents certain information relating to historical leasing at the Appletree Business Park Property:

Historical Leased %(1)

2017	2018	2019	As of 11/18/2020
88.4%	80.7%	99.3%	94.9%

(1)	As provided by the borrower and reflects occupancy for the indicated year ended December 31 unless specified otherwise.

■	COVID-19 Update. As of December 3, 2020, approximately 99.8% of tenant by square footage and by underwritten base rent had made their November rental payments.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Appletree Business Park Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 10/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$6,042,104	$6,353,456	$7,833,837	$8,197,323	$8,189,042	$19.36
Contractual Rent Steps(1)	0	0	0	0	217,565	0.51
Potential Income from Vacant Space	0	0	0	0	453,579	1.07
Reimbursements	737,642	695,584	735,032	833,365	529,672	1.25
Gross Potential Income	$6,779,746	$7,049,040	$8,568,869	$9,030,688	$9,389,858	$22.20
Other Income	28,106	20,117	8,368	2,111	2,111	0.00
Vacancy & Credit Loss	0	0	0	0	(457,617)	(1.08)
Effective Gross Income	$6,807,852	$7,069,157	$8,577,237	$9,032,798	$8,934,352	$21.12

Real Estate Taxes	$857,490	$878,092	$899,379	$935,725	$964,535	$2.28
Insurance	86,817	55,510	64,897	86,710	80,900	0.19
Management Fee	204,236	212,075	257,317	270,984	268,031	0.63
Other Operating Expenses	1,827,065	1,727,875	1,868,923	1,945,871	1,945,871	4.60
Total Operating Expenses	$2,975,608	$2,873,552	$3,090,517	$3,239,290	$3,259,336	$7.70

Net Operating Income	$3,832,244	$4,195,605	$5,486,720	$5,793,508	$5,675,015	$13.41
TI/LC	0	0	0	0	190,371	0.45
Capital Expenditures	0	0	0	0	116,956	0.28
Net Cash Flow	$3,832,244	$4,195,605	$5,486,720	$5,793,508	$5,367,688	$12.69

(1)	Underwritten cash flow based on in-place rents as of November 18, 2020 and includes $57,315 of contractual rent steps through June 2021 and $160,250 which represents the average rent through the loan term for IRS and average rent through lease expiration for County of Erie.

■	.Appraisal. According to the appraisal, the Appletree Business Park Property had an “as-is” appraised value of $87,500,000 as of November 10, 2020.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Cheektowaga, NY	Direct Capitalization Approach	$88,200,000	N/A	6.00%
	Discounted Cash Flow Approach	$87,500,000	7.00%	6.25%(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to a Phase I environmental report, dated November 16, 2020, there are no recognized environmental conditions or recommendations for further action at the Appletree Business Park Property. An ACM O&M plan was recommended by the environmental consultant and put in place at origination.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

■	Market Overview and Competition. The Appletree Business Park Property is located in Cheektowaga, New York, within Erie County. According to the 2010 census, the population was 88,226. The town is in the north-central portion of the county and is the second largest suburb of Buffalo. Cheektowaga is bordered by the city of Buffalo to the west, West Seneca to the south, Williamsville to the north and Depew to the east. The town is home to Buffalo Niagara International Airport, the principal airport of Erie County. Cheektowaga is served by Interstate 90 and State Routes 33 and 78. Cheektowaga benefits from its location in Erie County, considered an economic hub in the western New York State region. The Appletree Business Park Property is located in the Buffalo-Cheektowaga, New York metropolitan statistical area, which is in northwestern New York State. The metropolitan statistical area comprises two counties: Erie and Niagara. It is the second largest metropolitan area in the state of New York, centered on the urbanized area of Buffalo. The Buffalo-Cheektowaga, New York metropolitan statistical area had a population of 1,135,509 as of the 2010 census, with approximately 80 percent residing in Erie County, which includes the city of Buffalo.

The public administration and healthcare/social assistance industries are prominent employers in the region. The State of New York is the largest employer in Erie County with a 23,600 employee workforce, followed by the U.S. Government with 15,000 employees, and the City of Buffalo with 9,281 employees. The median and average household income levels are $51,983 and $65,791, respectively, within a three-mile radius of the Appletree Business Park Property.

According to a market research report, as of the fourth quarter of 2020, the Buffalo/Niagara Falls market had an inventory of approximately 47.1 million SF with a vacancy rate of 8.5%. The average asking rental rate in the market is $16.30 per SF. A total of 18,420 SF of space is under construction. The market experienced a positive current net absorption of 264,501 SF.

The Appletree Business Park Property is located in the East Buffalo submarket. According to a market research report, as of the fourth quarter of 2020, the East Buffalo submarket had an inventory of approximately 8.3 million SF with a vacancy rate of 7.3%. The average asking rental rate in the market is $15.50 per SF. A total of 3,520 SF of space is under construction in the submarket. The submarket experienced a positive current net absorption of 24,942 SF.

The following table presents certain information relating to the primary competition for the Appletree Business Park Property:

Comparable Office Set(1)

Property Name/Location	Year Built	Occ.	NRA (SF)	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
Appletree Business Park 2875 Union Road Cheektowaga, NY 14227	1972	94.9%	423,047	-	-	-	-	$20.94(2)	-
100 Corporate Parkway Buffalo, NY 14226	1989	95%	NAV	Confidential	9,151	Jul-20	1.0	$20.00	Gross
140 John James Audubon Buffalo, NY 14228	1981	100%	NAV	Buffalo School of Software Engineering	23,007	Jan-20	10.0	$22.50	NNN
400 Essjay Road Amherst, NY 14221	1996	74%	NAV	Confidential	8,643	Sep-19	5.0	$21.00	MG
300 Airborne Parkway Cheektowaga, NY 14225	2009	54%	NAV	Experior Financial Group	4,386	Nov-19	5.0	$18.25	MG
6500 Sheridan Drive Amherst, NY 14221	2009	84%	NAV	MassMutual	14,340	Nov-19	5.0	$23.00	FSG
4455 Genesee Street, Suite 106 Cheektowaga, NY 14225	1965	72%	NAV	Cubrc, Inc.	42,002	Jan-19	4.0	$18.30	NNN

(1)	Source: Appraisal.

(2)	Average underwritten rent PSF according to the underwritten rent roll dated November 18, 2020.

■	The Borrower. The borrower is Appletree Realty Holdings, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Appletree Business Park Whole Loan. The non-recourse carveout guarantor under the Appletree Business Park Whole

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

Loan is AmCap, Incorporated (“AmCap”). Jay Kaiser provided an additional non-recourse carveout guaranty for certain standard bankruptcy-related carveouts only.

Established in 1979, AmCap is a private equity real estate firm located in Stamford, Connecticut which currently owns 23 properties across nine states totaling approximately 4.7 million square feet. AmCap primarily invests in grocery-anchored and necessity retail properties nationwide, managing over $1 billion of assets on behalf of institutional investors. AmCap has joint ventures with BayNorth Capital, LLC, State of Utah Retirement System, Stamford Endowment and the Yale Endowment. AmCap is owned and controlled by Jay Kaiser, the founder, Chairman, and CEO of AmCap.

In lieu of providing an environmental indemnity, the borrower purchased, and is required to carry, an environmental insurance policy.

■	Escrows. At origination, the borrower funded (i) a tax reserve in the amount of approximately $689,371, (ii) a replacement reserve in the amount of approximately $150,000, (iii) a general TI/LC reserve in the amount of $800,000, (iv) a debt service reserve in the amount of $1,753,873 (the “Debt Service Reserve Account”) and (v) a planned renovation reserve in the amount of $1,615,800.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months, except insurance escrows are not required so long as the borrower provides evidence the Appletree Business Park Property is insured under a blanket policy, (ii) a capital expenditures reserve in the amount of approximately $9,746 capped at $585,000 and (iii) a TI/LC reserve in the amount of $15,864 capped at $1,000,000.

■	Lockbox and Cash Management. The Appletree Business Park Loan is structured with a hard lockbox and in-place cash management. The borrower was required to deliver a tenant direction letter instructing the tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Appletree Business Park Property and all other money received by the borrower or the property manager with respect to the Appletree Business Park Property to be deposited into such lockbox account or a lender-controlled cash management account within two business days following receipt. On each business day, all funds in the lockbox account are required to be swept into the cash management account.

The monthly Appletree Business Park Loan payments required under the Appletree Business Park Loan documents will be made from the cash management account, and (i) absent the existence of an Appletree Business Park Sweep Event Period (as defined below), any remaining amounts on deposit in the cash management account, will be transferred to an account designated by the borrower and (ii) upon the occurrence of an Appletree Business Park Sweep Event Period, all excess cash flow will be retained in an account controlled by the lender as additional collateral for the Appletree Business Park Loan (unless such Appletree Business Park Sweep Event Period is an Appletree Business Park Major Tenant Trigger Event (as defined below), then all excess cash flow will be transferred to a TI/LC reserve for extending the lease of an Appletree Business Park Major Tenant (as defined below) or re-tenanting the applicable Appletree Business Park Major Tenant space).

An “Appletree Business Park Sweep Event Period” means each period commencing upon (i)  the occurrence and continuance of an event of default under the Appletree Business Park Loan until cured, (ii) from and after the first payment date which is at least six months after the origination date, the debt service coverage ratio (as calculated under the loan documents) being less than 1.30x, and concluding when the debt service coverage ratio (as calculated under the loan documents), for the immediately preceding calendar quarter, is at least 1.40x, (iii) the occurrence of an Appletree Business Park Major Tenant Trigger Event until an Appletree Business Park Major Tenant Trigger Event Cure (as defined below) or (iv) the occurrence of a Debt Service Reserve Trigger Event (as defined below) until a Debt Service Reserve Trigger Event Cure (as defined below).

An “Appletree Business Park Major Tenant” means any one or more of (i) any tenant occupying more than 55,000 SF of space at the Appletree Business Park Property, and/or (ii) any tenant accounting for more than 10% of the total annual rents at the Appletree Business Park Property. As of the date of origination date the only

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

appletree business park

Appletree Business Park Major Tenants at the Appletree Business Park Property are the IRS and the County of Erie.

An “Appletree Business Park Major Tenant Trigger Event” will occur if any Appletree Business Park Major Tenant (i) fails to extend the term of its lease for at least five years and as approved by the lender on or before the date that is 12 months prior to its lease expiration date, (ii) is the subject of a monetary event of default or material non-monetary event of default under its lease, (iii) goes dark or otherwise ceases operations at the Appletree Business Park Property, if such Appletree Business Park Major Tenant no longer maintains a credit rating of “BBB-”or better by S&P and Fitch and “Baa3” or better by Moody’s, (iv) gives written notice to vacate or vacates its leased space at the Appletree Business Park Property, (v) gives written notice to terminate or terminates its lease and/or (vi) becomes a debtor in any bankruptcy or insolvency proceeding.

An “Appletree Business Park Major Tenant Trigger Event Cure” means (a) with regard to clause (ii) in the definition of Appletree Business Park Major Tenant Trigger Event, such Appletree Business Park Major Tenant cures the related default, (b) with regard to clause (iii) in the definition of Appletree Business Park Major Tenant Trigger Event, the resumption of such Appletree Business Park Major Tenant’s operations for at least one calendar quarter, (c) with regard to clauses (iv) and (v) in the definition of Appletree Business Park Major Tenant Trigger Event, the written rescission of such Appletree Business Park Major Tenant’s notice to vacate or terminate, (d) with regard to clause (vi) in the definition of Appletree Business Park Major Tenant Trigger Event, the affirmation by such Appletree Business Park Major Tenant of its lease and closure of its bankruptcy or insolvency case, (e) the debt service coverage ratio (as calculated under the loan documents) is at least 1.40x for one calendar quarter and/or (f) (x) the full execution and delivery of an approved lease extension or an approved replacement lease, (y) a satisfactory estoppel from the Appletree Business Park Major Tenant or replacement tenant and (z) evidence that all tenant improvements and leasing commissions have been paid.

A “Debt Service Reserve Trigger Event” will occur if the debt yield falls below 10.0% at any time during the first 12 months of the Appletree Business Park Loan term. Provided that no event of default is then continuing and the debt yield is equal to or greater than 10.0%, funds in the Debt Service Reserve Account will be used to make monthly debt service payments commencing on the second payment date of the Appletree Business Park Loan and continuing through and including the twelfth payment date of the Appletree Business Park Loan (“Debt Service Reserve Payments”). Upon the occurrence of a Debt Service Reserve Trigger Event, Debt Service Reserve Payments will cease and any excess cash flow will be transferred to the Debt Service Reserve Account until such time that the reserve equals 12 months of interest only debt service payments (a “Debt Service Reserve Trigger Event Cure”).

■	Property Management. The Appletree Business Park Property is currently managed by AmCap, an affiliate of the borrower, pursuant to a management agreement. Under the Appletree Business Park Loan documents, the Appletree Business Park Property is required to be managed by AmCap or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Appletree Business Park Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Appletree Business Park Loan, (ii) if at any time the debt service coverage ratio falls below 1.05x (as calculated under the loan documents), (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Appletree Business Park Property, as well as 18 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Knoxville
First Horizon Plaza
800 South Gay Street
Knoxville, TN 37929
KNOXVILLE DOWNTOWN ISLAND AIRPORT
NORTH KNOXVILLE
WEST KNOXVILLE
SOUTH KNOXVILLE
DOWNTOWN
OLD CITY
PARKRIDGE
FORT SANDERS
MARBLE CITY
PARK CITY
Whittle Spring Golf Course
Northgate Plaza
Bookwalter Cemetery
Sharp Ridge Memorial Park
Christenberry Park
Fulton Bicentennial Park
Mercy Medical Center -St Mary's
Broadway Shopping Center
Pratt Street Park
Knoxville Zoo
Chilhowee Park
Claude A Walker Park
Caswell Park
Ivan Racheff Park & Gardens
National Cemetery
New Gray Memorial Park Cemetery
Malcolm Martin Park
South Chain Cemetery
Wee Course At Williams Creek
World's Fair Park
John Tarleton Park
Tyson Park
Neyland Stadium
Thompson-Boling Arena
University of Tennessee -Knoxville
Jo Jones Field
Maynard Glenn Park
Harold Lambert Overlook Park
Scottish Pike River Park
Western Plaza
University of Tennessee Medical Center
Mary Vestal Park
Whitlow Logan Park
Sequoyah Hills Park
Louisville
Evansville
Lexington
WEST VIRGINIA
Bowling Green
KENTUCKY
Nashville
Knoxville
TENNESSEE
Asheville
NORTH CAROLINA
Spartanburg
SOUTH CAROLINA
ALABAMA
GEORGIA
Atlanta
Birmingham
Augusta
Macon

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

27
Vacant 15,116 SF
26
UBS 11,751 SF Exp. 10/2024
Kramer Rayson, LLP 2,526 SF Exp. 12/2025
25
Kramer Rayson, LLP 14,984 SF Exp. 12/2025
24
Federal Defender Services of Eastern Tennessee, Inc. 15,261 SF Exp. 9/2022
23
Arnett, Draper and Hagood 13,097 SF Exp. 12/2024
On Trac, Inc 1,564 SF Exp. 3/2023
Vacant 2,067 SF
22
Merrill Lynch 8,844 SF Exp. 2/2024
Kenneth Miller 3,645 SF Exp. 3/2021
Joseph A. Fanduzz 1,643 SF Exp. 8/2023
Laura E Metcalf 1,403 SF Exp. 11/2022
21
Robert L. Jolley, Jr. 3,667 SF MTM
Wade Boswell 657 SF Exp. 8/2022
Quist, Fitzpatrick & Jarrard, PLLC 4,224 SF 12/2020
Elliott Advisory Group, LLP 746 SF Exp. 8/2022
Bowlin Law Firm 1,276 SF Exp. 5/2022
Merchant & Gould P.C. 4,479 SF Exp. 10/2024
20
Patrick L Looper 1,036 SF Exp. 10/2021
Bunstine & Watson 5,293 SF Exp. 5/2023
Vacant 3,493 SF
Shuttleworth Williams 1,868 SF MTM
Merrill Lynch 3,066 SF Exp. 2/2024
19
Republic Parking System LLC 647 SF Exp. 11/2022
Mark Jendrek 1,765 SF Exp. 3/2021
Vacant 777 SF
Van T. Elkins 6,424 SF Exp. 6/2025
Integration 4.0, Inc. 3,239 SF Exp. 1/2021
Philip Lomanco 2,121 SF Exp. 5/2022
18
Total Quality Logistics, LLC 11,277 SF Exp. 1/2023
Paul S. Hensley 345 SF Exp. 3/2021
Vacant 1,691 SF
Vacant 1,441 SF
17
Tennessee Valley Title 6,209 SF Exp. 1/2026
Vacant 5,926 SF
Vacant 937 SF
16
Healthcare Horizons Consulting Group, Inc. 2,873 SF Exp. 9/2023
First American Title Insurance Company 750 SF Exp. 1/2021
Vacant 1,952 SF
Expeditors International of Washington 1,173 SF Exp. 7/2024
Valliant, Harrison, Schwartz and Bodie 4,370 SF Exp. 5/2030
Haines Structural Services, Inc. 2,645 SF Exp. 1/2021
Mark Bunch 800 SF MTM
15
Brunswick Corporation 12,644 SF Exp. 3/2027
Allstate 2,189 SF Exp. 2/2022
14
Spicer Rudstrom, PLLC 4,230 SF Exp. 10/2024
CRM Solutions, Inc. 919 SF Exp. 8/2021
Vacant 1,326 SF
Vacant 3,828 SF
Vacant 3,964 SF
13
Brunswick Corporation 15,681 SF Exp. 3/2027
12
Vacant 4,090 SF
Breeding Henry Baysan 10,743 SF Exp. 8/2025
11
Greg Coleman Law PC 9,825 SF Exp. 5/2022
Silverline Management, LLC 3,690 SF MTM
Vacant 350 SF
Vacant 385 SF
10
Winchester, Sellers, Foster & Steele, PC 8,569 SF Exp. 9/2021
William Rukeyser 450 SF MTM
Vacant 309 SF
Vacant 1,212 SF
Hair Club for Men, LLC 3,434 SF Exp. 3/2030
9
KPMG LLP 3,066 SF Exp. 5/2023
C.H. Robinson Worldwide, Inc 11,011 SF Exp. 8/2021
8
Vacant 6,521 SF
Vacant 1,170 SF
GSA-Solicitors Office 6,570 SF Exp. 4/2022
7
Vacant 3,614 SF
RGN-Knoxville I, LLC 11,935 SF Exp. 6/2024
6
Taylor & Knight 5,340 SF Exp. 6/2024
Vacant 6,557 SF
Law Office of Garry Ferraris 1,508 SF Exp. 9/2021
WSI, Inc. 1,010 SF MTM
5
First Horizon Bank 16,559 SF Exp. 9/2024
4
First Horizon Bank 18,275 SF Exp. 9/2024
3
First Horizon Bank 7,334 SF Exp. 9/2024
Brunswick Corporation 7,654 SF Exp. 3/2027
3 Plaza
Downtown Gym and Tan, Inc. 2,250 SF Exp. 12/2022
Jessica Renee Jackson 950 SF Exp. 2/2021
Roddy Vending Company, Inc 312 SF Exp. 7/2022
Windstream 4,923 SF MTM
US Lec of North Carolina, Inc. 2,993 SF Exp. 9/2025
Strayer University, LLC 7,058 SF Exp. 6/2024
Community Television of Knoxville 2,885 SF Exp. 12/2022
Meredian Capstone Ins 909 SF Exp. 3/2021
3 Retail
Vacant 1,425 SF
David Grant 1,100 SF Exp. 2/2022
Vacant 810 SF
Premier Parking Inc. 843 SF 12/2022
Brown Bag LLC 3,551 SF Exp. 10/2024
Raymond Caddell dba eDDS 660 SF MTM
Vacant 678 SF
Roddy Vending dba Order Up 1,043 SF Exp. 7/2022
Vacant 1,360 SF
Vacant 157 SF
Vacant 553 SF
Vacant 1,332 SF
2
Vacant 6,682 SF
GSA-Census Bureau 8,913 SF Exp. 2/2021
Vacant 1,142 SF
Tennessee Valley Title Storage 1,230 SF MTM
Silverline Management, LLC 1,635 SF MTM
1
First Horizon Bank 20,826 SF Exp. 9/2024
Floors are located below grade
Garage Storage
Garage Storage
Storage Cages
Storage
Mezz
Storage
Natosha Forester 200 SF MTM
Dr. Evan Butcher 204 SF MTM
Mechanical Room
Storage
VACANT
Building
MTM
2021 – 2022
2023 – 2024
2025 – 2026
2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Knoxville, Tennessee	Cut-off Date Principal Balance	$36,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$78.61
Size (SF)	457,937	Percentage of Initial Pool Balance	4.4%
Total Occupancy as of 10/1/2020	82.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2020	82.1%	Type of Security	Fee Simple
Year Built / Latest Renovation	1978 / NAP	Mortgage Rate	3.72000%
Appraised Value	$52,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$7,089,751	Escrows(1)
Underwritten Expenses	$3,316,437
Underwritten Net Operating Income (NOI)	$3,773,313	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,170,996	Taxes	$260,076	$65,019
Cut-off Date LTV Ratio	69.1%	Insurance	$0	$0
LTV Ratio at Maturity	54.3%	Replacement Reserve	$0	$12,212
DSCR Based on Underwritten NOI / NCF	1.89x / 1.59x	TI/LC(2)	$1,000,000	$76,323
Debt Yield Based on Underwritten NOI / NCF	10.5% / 8.8%	Other(3)	$500,246	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$36,000,000	100.0%	Loan Payoff(4)	$33,096,009	91.9%
Reserves	1,760,322	4.9
Origination Costs	1,037,235	2.9
Principal Equity Distribution	106,434	0.3
Total Sources	$36,000,000	100.0%	Total Uses	$36,000,000	100.0%

(1)	See “—Escrows” below.

(2)	The borrower is required to deposit into a TI/LC account (i) on each monthly payment date from January 6, 2021 through and including December 6, 2021, an amount equal to $76,323 and (ii) on each monthly payment date beginning with January 6, 2022, an amount equal to $38,161.

(3)	Other reserves represent an unfunded outstanding lease obligation reserve ($474,621) and an immediate repairs reserve ($25,625).

(4)	In addition to the First Horizon Plaza Property, the mortgage loan paid off at origination was also secured by Cedar Ridge, a suburban office building located at 408 North Cedar Bluff Road in Knoxville, TN.

■	The Mortgage Loan. The First Horizon Plaza mortgage loan (the “First Horizon Plaza Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in the central business district of Knoxville, Tennessee (the “First Horizon Plaza Property”). The First Horizon Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $36,000,000, representing approximately 4.4% of the Initial Pool Balance.

The First Horizon Plaza Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on December 3, 2020. The First Horizon Plaza Loan has a 10-year term and accrues interest at a fixed rate of 3.72000% per annum. The First Horizon Plaza Loan proceeds were used to refinance existing debt on the First Horizon Plaza Property, fund upfront reserves, pay origination costs and return equity to the borrower sponsor.

The First Horizon Plaza Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the First Horizon Plaza Loan is December 6, 2030. Voluntary prepayment of the First Horizon Plaza Loan in whole (but not in part) is permitted on or after October 6, 2030 without payment of a prepayment premium. Defeasance of the First Horizon Plaza Loan is permitted in whole (but not in part) at any time after the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The First Horizon Plaza Property is located in downtown Knoxville, Tennessee. The First Horizon Plaza Property spans 457,937 SF across 27 stories on a 1.92-acre site. The First Horizon Plaza Property is the tallest building in Tennessee outside of Nashville and Memphis. The building also features an attached four-story parking structure. The First Horizon Plaza Property is a Class A office building and is currently 82.1% occupied as of October 1, 2020. The largest tenant in the building, First Horizon Bank, occupies 63,124 SF (13.8% of NRA). The second largest tenant, Brunswick Corporation occupies 35,979 SF (7.9% of NRA). Rental rates at the First Horizon Plaza Property range from $4.26 to $21.21 per SF.

■	COVID-19 Update. As of December 6, 2020 the First Horizon Plaza Property is open and operating. At the beginning of the COVID-19 pandemic, the borrower sponsor entered into rent deferral agreements with two tenants, collectively representing 6.5% of NRA and 6.9% of underwritten base rent. According to the borrower sponsor,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

collections at the First Horizon Plaza Property were 111.9% in October 2020 and 102.4% in November 2020, which is inclusive of rent being paid back. As of December 6, 2020, the First Horizon Plaza Loan is not subject to any modification or forbearance requests. The first payment date of the First Horizon Plaza Loan is January 6, 2021.

The following table presents certain information relating to the tenants at the First Horizon Plaza Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
First Horizon Bank(4)	Baa3 / BBB / BBB-	63,124	13.8%	$1,002,250	15.5%	$15.88	9/30/2024	2, 5-year options
Brunswick Corporation(5)	Baa2 / BBB / BBB-	35,979	7.9	596,076	9.2	$16.57	3/31/2027	1, 3-year option
Federal Defender Services of Eastern Tennessee, Inc.	NR / NR / NR	15,261	3.3	282,329	4.4	$18.50	9/9/2022	None
Kramer Rayson, LLP	NR / NR / NR	18,179	4.0	275,105	4.3	$15.13	12/31/2025	None
RGN Knoxville I, LLC	NR / NR / NR	11,935	2.6	245,861	3.8	$20.60	6/30/2024	2, 5-year options
Arnett, Draper, and Hagood	NR / NR / NR	13,677	3.0	226,309	3.5	$16.55	12/31/2024	2, 5-year options
UBS(6)	NR / NR / NR	11,879	2.6	223,401	3.5	$18.81	10/31/2024	2, 5-year options
C.H. Robinson Worldwide, Inc.	NR / NR / NR	11,011	2.4	211,962	3.3	$19.25	8/31/2021	None
Total Quality Logistics, LLC	NR / NR / NR	11,277	2.5	208,173	3.2	$18.46	1/31/2023	2, 1-year options
Merrill Lynch(7)	NR / NR / NR	12,598	2.8	204,893	3.2	$16.26	2/29/2024	2, 5-year options
Ten Largest Owned Tenants		204,920	44.7%	$3,476,359	53.8%	$16.96
Remaining Tenants		170,975	37.3	2,984,807	46.2	$17.46
Vacant		82,042	17.9	0	0.0	$0.00
Total / Wtd. Avg.		457,937	100.0%	$6,461,166	100.0%	$17.19

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps of $89,596 through November 2021 for non-credit tenants and the average rent escalations remaining for First Horizon Bank.

(4)	First Horizon Bank has the right to terminate suite 400 (18,275 SF) or suite 500 (16,559 SF) on an annual basis at the end of each lease year with 9 months’ written notice and payment of unamortized tenant improvements and leasing commission discounted at an 9% interest rate.

(5)	Brunswick Corporation has the right to reduce their space by up to 8,000 SF any time after November 1, 2015 upon 9 months’ written notice and payment of unamortized tenant improvements and leasing commission discounted at an 8% interest rate. Brunswick Corporation cannot give back more than 8,000 SF during any 12 month period.

(6)	UBS may terminate their lease effective on August 31 during the last five years of their lease term upon 9 months written notice and payment of a termination fee pursuant to their lease.

(7)	Merrill Lynch may terminate their space in Suite 2200 (8,844 SF) on February 28, 2022 upon 6 months written notice and payment of unamortized tenant improvements and leasing commission discounted at an 8% interest rate. Merrill Lynch may contract their space in suite 2037 (3,066 SF) on February 28, 2022 upon 6 months written notice and payment of unamortized tenant improvements and leasing commission discounted at an 8% interest rate.

The following table presents certain information relating to the lease rollover schedule at the First Horizon Plaza Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	17,371	3.8%	3.8%	$248,734	3.8%	$14.32	26
2020	4,323	0.9	4.7%	71,652	1.1	$16.57	2
2021	47,296	10.3	15.1%	858,822	13.3	$18.16	21
2022	49,406	10.8	25.9%	914,290	14.2	$18.51	20
2023	25,846	5.6	31.5%	519,408	8.0	$20.10	8
2024	139,044	30.4	61.9%	2,323,322	36.0	$16.71	22
2025	40,269	8.8	70.7%	652,783	10.1	$16.21	10
2026	6,209	1.4	72.0%	108,657	1.7	$17.50	1
2027	35,979	7.9	79.9%	596,076	9.2	$16.57	10
2028	2,348	0.5	80.4%	35,220	0.5	$15.00	1
2029	0	0.0	80.4%	0	0.0	$0.00	0
2030	7,804	1.7	82.1%	132,200	2.0	$16.94	2
2031 & Thereafter	0	0.0	82.1%	0	0.0	$0.00	0
Vacant	82,042	17.9	100.0%	0	0.0	$0.00	0
Total	457,937	100.0%		$6,461,166	100.0%	$17.19	123

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $89,596 through November 2021 for non-credit tenants and the average rent escalations remaining for First Horizon Bank.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

The following table presents certain information relating to historical occupancy at the First Horizon Plaza Property:

Historical Leased %(1)

2017	2018	2019	As of 10/1/2020(2)
84.1%	83.0%	85.1%	82.1%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 1, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the First Horizon Plaza Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM September 2020	Underwritten	Underwritten $ per SF
Base Rent	$6,244,737	$6,150,113	$6,381,282	$6,277,470	$6,371,570	$13.91
Contractual Rent Steps(2)	0	0	0	0	89,596	0.20
Potential Income from Vacant Space	0	0	0	0	1,406,745	3.07
Reimbursements	40,956	29,615	65,119	104,924	49,662	0.11
Other Income(3)	606,353	603,813	614,936	510,599	578,923	1.26
Vacancy & Credit Loss	0	0	0	0	(1,406,745)	(3.07)
Effective Gross Income	$6,892,046	$6,783,541	$7,061,336	$6,892,993	$7,089,751	$15.48

Real Estate Taxes	$791,602	$752,940	$721,662	$739,069	$739,070	$1.61
Insurance	78,247	80,701	83,923	77,044	85,058	0.19
Management Fee(4)	11,308	61,233	65,351	84,573	212,693	0.46
Other Operating Expenses	2,326,489	2,266,535	2,238,966	2,126,612	2,279,617	4.98
Total Operating Expenses	$3,207,646	$3,161,408	$3,109,902	$3,027,297	$3,316,437	$7.24

Net Operating Income	$3,684,400	$3,622,133	$3,951,434	$3,865,695	$3,773,313	$8.24
TI/LC	0	0	0	0	455,777	1.00
Replacement Reserves	0	0	0	0	146,540	0.32
Net Cash Flow	$3,684,400	$3,622,133	$3,951,434	$3,865,695	$3,170,996	$6.92

(1)	Based on the underwritten rent roll dated October 1, 2020.

(2)	Contractual Rent Steps include rent escalations through November 2021 for non-credit tenants and the average rent escalations remaining for First Horizon Bank.

(3)	Other Income includes parking, late fees, customer service, book fairs, vending machines, and other miscellaneous sources.

(4)	The management agreement with Silverline Management LLC states a fee of 1.0% of the gross revenues whenever occupancy is less than 85% and 2.0% of gross revenues if occupancy is 85% or greater. Per the appraisal, typical management fees for properties of this type range from 2.9% to 3.6%. Management fee is underwritten at 3.0%.

■	Appraisal. According to the appraisal, the First Horizon Plaza Property had an “as-is” appraised value of $52,100,000 as of October 19, 2020.

■	Environmental Matters. According to the Phase I environmental report dated October 23, 2020, there are no recognized environmental conditions at the First Horizon Plaza Property, but the environmental consultant did recommend the continued implementation of the existing Asbestos Operations and Maintenance Program. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The First Horizon Plaza Property is located within the Downtown Knoxville submarket, which has 5,308,484 SF of office inventory as of the third quarter of 2020. The submarket’s vacancy rate of 3.6% is lower than that of the overall Knoxville MSA (5.4% vacancy). Occupancy in the Downtown Knoxville submarket has remained stable within the past year. In the third quarter of 2020, the average asking rents in the Downtown Knoxville submarket is $17.60 per SF, a 2.7% increase from the prior quarter’s average asking rent of $17.14 per SF. The submarket’s asking rent and occupancy rate is comparable to or higher than the other submarkets in Knoxville, and the submarket is near interstate highways and the University of Tennessee. According to the appraisal, absorption in both the Downtown submarket and the greater Knoxville area has remained flat over the past year. The First Horizon Plaza Property’s area also benefits from transportation options including, Interstates 40, 75, and 275, U.S. Highways 11 and 441, and the McGhee Tyson Airport which is approximately 15 miles south of the First Horizon Plaza Property. Since 2010, the total population within a three-mile radius of the First Horizon Plaza Property has increased from 68,689 to 75,105 and the number of households have increased from 27,054 to 29,796.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

The following table presents certain information relating to the primary competition for the First Horizon Plaza Property:

Competitive Set – Comparable Properties(1)

Property	City / State	NRA	Year Built	Occupancy	Distance to Subject
First Horizon Plaza	Knoxville, TN	457,937(2)	1978	82.1%(2)	-
900 South Gay Street	Knoxville, TN	334,000	1985	77.0%	0.1 Miles
520 West Summit Hill	Knoxville, TN	216,412	1983	94.0%	0.5 Miles
607 Market Street	Knoxville, TN	109,260	1965	80.0%	0.2 Miles
625 South Gay Street	Knoxville, TN	93,000	1988	91.0%	0.1 Miles

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of October 1, 2020.

■	The Borrower. The borrower is Tennessee Holdings I LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with one independent director in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the First Horizon Plaza Loan. Joseph Brunner and Toby Mandel are the guarantors of certain non-recourse carveouts under the First Horizon Plaza Loan.

Toby Mandel and Joseph Brunner of Bruman Realty (“Bruman”) are the borrower sponsors for the First Horizon Plaza Loan. Bruman is a full-service real estate development firm established by the Mandel and Brunner families over ten years ago. An active player in the New York real estate market, Bruman’s portfolio includes multifamily apartment buildings, Class A office buildings, and anchored shopping centers. Over the last several years, Bruman has developed over one million square feet of luxury residential apartments and condominiums. In addition to its development arm, Bruman also self-manages some of its real estate holdings. Over the course of their careers, Toby Mandel and Joseph Brunner have been responsible for the ownership and management of more than 75 commercial buildings and 3,000 residential units.

■	Escrows. On the origination date of the First Horizon Plaza Loan, the borrower funded reserves of approximately (i) $260,076 with respect to real estate taxes, (ii) $25,625 with respect to immediate repairs, (iii) $1,000,000 with respect to tenant improvements and leasing commissions that may be incurred following origination of the First Horizon Plaza Loan, and (iv) $474,621 with respect to unfunded outstanding leasing obligations.

Tax Reserve – On each monthly payment date, the borrower is required to fund an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the ensuing 12-month period (initially estimated to be $65,019).

Insurance Reserve – On each monthly payment date, the borrower is required to fund an amount equal to 1/12 of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof; however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the First Horizon Plaza Loan documents.

Replacement Reserve – On each monthly payment date, the borrower is required to fund an amount equal to approximately $12,212 for replacement reserves.

TI/LC Reserve – On each monthly payment date, beginning on the first monthly payment date in January 2021 and continuing through and including the monthly payment date in December 2021, the borrower is required to deposit an amount equal to approximately $76,323 for tenant improvements and leasing commissions that may be incurred following the origination of the First Horizon Plaza Loan. Subsequently, beginning on the monthly payment date in January 2022 and continuing for each monthly payment date thereafter, the borrower is required to fund an amount equal to approximately $38,161 for such tenant improvements and leasing commissions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

■	Lockbox and Cash Management. The First Horizon Plaza Loan is structured with a hard lockbox and springing cash management. The First Horizon Plaza Loan documents require that the borrower direct all tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the First Horizon Plaza Property to be deposited into such lockbox account immediately upon receipt. Upon the occurrence and during the continuance of a First Horizon Plaza Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the First Horizon Plaza Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the First Horizon Plaza Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the First Horizon Plaza Loan.

A “First Horizon Plaza Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the First Horizon Plaza Loan documents, (ii) the lender delivering notice to the borrower that the debt service coverage ratio is less than 1.20, and (iii) the occurrence of a First Horizon Plaza Specified Tenant Trigger Period (as defined below); and (B) expiring upon, with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20 for two consecutive calendar quarters, and (c) with respect to clause (iii) above, the First Horizon Plaza Specified Tenant Trigger Period being cured or otherwise ceasing to exist.

A “First Horizon Plaza Specified Tenant Trigger Period” means a period commencing upon the first to occur of: (i) a First Horizon Plaza Specified Tenant (as defined below) being in monetary or material non-monetary default under the applicable First Horizon Plaza Specified Tenant lease, (ii) a First Horizon Plaza Specified Tenant’s failure to be in actual, physical possession of its space (except with respect to a renovation in the ordinary course for the First Horizon Plaza Specified Tenant for a period not to exceed ninety (90) days, any casualty that is being addressed for a period not to exceed ninety (90) days, or a discontinuation effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the First Horizon Plaza Property as a result of, or otherwise in connection with any pandemic or epidemic where the First Horizon Plaza Specified Tenant resumes operations in its space within thirty (30) days after such restrictions are lifted), (iii) a First Horizon Plaza Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of the First Horizon Plaza Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any First Horizon Plaza Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a First Horizon Plaza Specified Tenant, and (vi) a First Horizon Plaza Specified Tenant giving written notice of failing to extend or renew the applicable specified tenant lease on or prior to the earlier of (x) the date occurring twelve (12) months prior to the expiration of the then applicable term of the applicable First Horizon Plaza Specified Tenant lease and (y) the deadline to renew the term of the First Horizon Plaza Specified Tenant Lease, as set forth therein.

A “First Horizon Plaza Specified Tenant” means (i) First Horizon Bank or (ii) any tenant that at such time, together with any of its affiliates, leases space at the First Horizon Plaza Property that comprises 15% or more of either (1) the First Horizon Plaza Property’s gross leasable area, or (2) the total annual rental income for the First Horizon Plaza Property, and (iii) together with any guarantor(s), parent(s) or affiliate(s) providing credit support or any guaranty of the applicable related First Horizon Plaza Specified Tenant lease(s).

■	Property Management. The First Horizon Plaza Property is currently managed by Silverline Management LLC. Under the First Horizon Plaza Loan documents, the lender has the right to terminate the property management agreement or direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding, (ii) there exists an event of default, (iii) the debt service coverage ratio is less than 1.10x, (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (v) a default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. If no event of default under the First Horizon Plaza Loan documents has occurred and is continuing, the borrower has the right to replace the property manager with a property manager approved in writing by the lender (which approval may be conditioned on receipt of a rating agency confirmation).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FIRST HORIZON PLAZA

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The First Horizon Plaza Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the First Horizon Plaza Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the First Horizon Plaza Property until the completion of restoration or the expiration of eighteen months, with a six-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. If the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premiums with respect to the policies required under the First Horizon Plaza Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

Nashville
JW Marriott Nashville
201 8th Avenue South
Nashville, TN 37203
DOWNTOWN NASHVILLE
GERMANTOWN
EAST BANK
MIDTOWN
WEST END
THE GULCH
CHESTNUT HILL
MCFERRIN PARK
LOCKELAND SPRINGS
HISTORIC EDGEFIELD
SYLVAN PARK
HILLSBORO WEST END
WEDGEWOOD-HOUSTON
SOUTH NASHVILLE
12 SOUTH
MELROSE
BERRY HILL
ROLLING MEADOWS
BURTON VALLEY
Green Hills
Belle Meade
Oak Hill
Juice Bar Hq
First Tennessee Park
Musicians Hall Of Fame
Nissan Stadium
Tennessee State Capitol
Lyft
Hankook Tire America Corp
Ryman Auditorium
Country Music Hall Of Fame
Bridgestone Arena
Frist Art Museum
Music City Center
Fisk University
Nashville General Hospital
Tennessee State University
Tristar Centennial Medical Center
Hca, Inc
Microsoft
St Thomas Midtown Hospital
Centennial Sportsplex
The Parthenon
Centennial Park
Vanderbilt University
Peabody University
Belcourt Theatre
Belmont Mansion
Belmont University
Adventure Science Center
Fort Negley
Reservoir Park
Trevecca Nazarene University
Nashville Future Mls Stadium
Aquina College
Saint Thomas West Hospital
Lions Head Village
Belle Meade Plaza
The Mall At Green Hills
Lipscomb University
One Hundred Oaks Mall
Hadley Park
Nashville Zoo At Grassmere
Hendersonville
NASHVILLE INTERNATIONAL AIRPORT
Forest Hills
Antioch
La Vergne
Brentwood
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Nashville, Tennessee		Cut-off Date Principal Balance(2)	$35,000,000
Property Type	Hospitality		Cut-off Date Principal Balance per Room(1)	$347,091.93
Size (Rooms)	533		Percentage of Initial Pool Balance	4.2%
Total TTM Occupancy as of 9/30/2020	44.1%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2020	44.1%		Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	2018 / NAP		Mortgage Rate	3.13900%
Appraised Value	$301,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$94,449,843
Underwritten Expenses	$66,104,698
Underwritten Net Operating Income (NOI)	$28,345,145		Escrows(3)
Underwritten Net Cash Flow (NCF)	$24,567,151			Upfront	Monthly
Cut-off Date LTV Ratio(1)	61.5%		Taxes	$0	$0
Maturity Date LTV Ratio(1)	61.5%		Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	4.81x / 4.17x		Replacement Reserve	$1,875,692	3.0% of gross revenue(4)
Debt Yield Based on Underwritten NOI / NCF(1)	15.3% / 13.3%		Debt Service Reserve	$8,831,707	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$185,000,000	97.4%	Loan Payoff	$184,529,539	97.1%
Principal’s New Cash Contribution	5,002,002	2.6	Closing Costs	3,596,771	1.9
			Reserves	1,875,692	1.0

Total Sources	$190,002,002	100.0%	Total Uses	$190,002,002	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the JW Marriott Nashville Whole Loan.

(2)	The Cut-off Date Principal Balance of $35,000,000 represents the aggregate outstanding principal balance of the non-controlling note A-3 and the non-controlling note A-6 of the $185,000,000 JW Marriott Nashville Whole Loan.

(3)	See “—Escrows” below.

(4)	Monthly FF&E replacement reserves after July 2023 steps to 4.0000% of gross revenue per annum.

■	The Mortgage Loan. The JW Marriott Nashville mortgage loan (the “JW Marriott Nashville Loan”) is part of a whole loan consisting of nine pari passu promissory notes, with an aggregate original and outstanding principal balance as of the Cut-off Date of $185,000,000 (the “JW Marriott Nashville Whole Loan”), which is secured by a first deed of trust encumbering the borrower’s fee simple and leasehold interests in a hospitality property located in Nashville, Tennessee (the “JW Marriott Nashville Property”). The JW Marriott Nashville Loan is comprised of the non-controlling note A-3 and the non-controlling note A-6, having an aggregate outstanding principal balance as of the Cut-off Date of $35,000,000, representing approximately 4.2% of the Initial Pool Balance.

The JW Marriott Nashville Whole Loan was originated by Goldman Sachs Bank USA on March 6, 2020. The JW Marriott Nashville Whole Loan has an interest rate of 3.13900% per annum. The borrower utilized the proceeds of the JW Marriott Nashville Whole Loan to refinance existing debt on the JW Marriott Nashville Property, fund reserves and pay origination costs.

The JW Marriott Nashville Whole Loan had an initial term of 120 months and has a remaining term of 111 months as of the Cut-off Date. The JW Marriott Nashville Whole Loan requires interest only payments on each due date through the scheduled maturity date, which is the due date in March 2030.

Voluntary prepayment of the JW Marriott Nashville Whole Loan (in whole, but not in part) is permitted on or after September 6, 2029 without payment of any prepayment premium. The JW Marriott Nashville Whole Loan may be defeased in whole (but not in part) at any time after the date that is up to but excluding the first payment date following the earlier of (i) March 6, 2023 or (ii) the second anniversary of the closing date of the securitization that includes the last note of the JW Marriott Nashville Whole Loan to be securitized.

The following table summarizes the promissory notes that comprise the JW Marriott Nashville Whole Loan. The relationship between the holders of the JW Marriott Nashville Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
JW Marriott Nashville Loan
A-3	$25,000,000	$25,000,000	GSMS 2020-GSA2	No
A-6	$10,000,000	$10,000,000	GSMS 2020-GSA2	No
JW Marriott Nashville Pari Passu Companion Loans(1)
A-1	50,000,000	50,000,000	GSBI	Yes
A-2	40,000,000	40,000,000	GSBI	No
A-4	20,000,000	20,000,000	Benchmark 2020-B21	No(2)
A-5	20,000,000	20,000,000	GSBI	No
A-7	10,000,000	10,000,000	GSBI	No
A-8	5,000,000	5,000,000	GSBI	No
A-9	5,000,000	5,000,000	GSBI	No
Total	$185,000,000	$185,000,000

(1)	Companion loans to be contributed to one or more future securitizations.

(2)	The JW Marriott Nashville Whole Loan is serviced under the pooling and servicing agreement governing the Benchmark 2020-B21 securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the JW Marriott Nashville whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the controlling pooling and servicing agreement for the JW Marriott Nashville whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

■	The Mortgaged Property. The JW Marriott Nashville Property, located in downtown Nashville, is a full service lodging facility built in 2018. The JW Marriott Nashville Property encompasses approximately 2.72 acres, consisting of the borrower’s fee interest in a 33-story, 533-room hotel (the “Hotel Parcel”) and leasehold interest in a portion of a 300 space parking garage (the “Parking Parcel”). The JW Marriott Nashville Property offers amenities including multiple food/beverage outlets, an outdoor pool and amenities deck, fitness center, spa, business center, concierge lounge, retail store, sundry shop, and approximately 50,000 SF of meeting space. Guestrooms range from one to two bedrooms. Standard room amenities include a flat-panel television, high-speed internet, and a lounge chair/loveseat. The guest bathrooms are finished with marble tile flooring, granite vanity countertops, and a glass enclosed walk-in shower. Luxury suites are also available with additional amenities. The lobby level includes the Stompin Grounds Restaurant and Market as well as the Cumberland Bar. The Cabana Club is a poolside bar and grill. The JW Marriott Nashville Property carries the JW Marriott flag under a franchise agreement that expires on July 1, 2048.

■	COVID-19 Update. After January and February 2020, the JW Marriott Nashville Property operated at a 37.4% occupancy and $293 ADR in March 2020. The JW Marriott Nashville Property generated an NCF of $78,666 in March 2020. The JW Marriott Nashville Property was closed from April 8, 2020 to June 14, 2020.

In April 2020, the JW Marriott Nashville Whole Loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a guaranty for (i) debt service payments through October 2020, and (ii) taxes and insurance payments that the guarantor is liable for to the extent they are due and payable prior to the earlier to occur of (1) a conclusion of the JW Marriott Nashville Trigger Period (as defined below) or (2) the date on which the JW Marriott Nashville Whole Loan has been indefeasibly paid in full in cash. In October 2020, the JW Marriott Nashville Whole Loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-month debt service reserve to be applied to monthly payments from October 2020 through March 2022.

The JW Marriott Nashville Property re-opened on June 15, 2020. However, on July 3, 2020 the Nashville mayor shut down the bars through July 2020 given a rise in the infection rate. This resulted in the JW Marriott Nashville Property losing 400 leisure room nights for July and August 2020 and achieving an 18% occupancy rate for July and 20% occupancy rate for August 2020 at a rate of $211 and $203 respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

Hotel Performance(1)

	2019	TTM September 2020
Occupancy	85.5%	44.1%
ADR	$294.74	$277.42
RevPAR	$251.86	$122.29

(1)	As provided by the borrower and represents averages for the indicated periods.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the JW Marriott Nashville Property:

Cash Flow Analysis(1)

	2019	TTM 1/31/2020	TTM 9/30/2020	Underwritten	Underwritten $ per Room
Room Revenue	$48,994,085	$49,350,453	$23,790,872	$49,350,452	$92,590
Food & Beverage Revenue	38,988,924	39,009,534	19,749,159	39,009,533	73,189
Other Operating Dept Revenue	3,998,700	4,020,501	2,242,056	4,020,500	7,543
Other Revenue(2)	1,695,488	2,069,358	2,463,134	2,069,357	3,882
Total Revenue	$93,677,197	$94,449,846	$48,245,221	$94,449,843	$177,204

Room Expense	$9,809,498	$9,923,487	$5,385,294	$9,923,487	$18,618
Food & Beverage Expense	25,687,127	25,675,660	14,055,996	25,675,660	48,172
Other Expense	1,766,043	1,758,953	1,171,880	1,758,953	3,300
Total Departmental Expenses	$37,262,668	$37,358,100	$20,613,170	$37,358,100	$70,090
Total General/Unallocated Expense	22,958,526	23,125,488	15,191,639	22,986,367	43,126
Total Fixed Expense	4,902,333	4,868,375	4,657,010	5,760,230	10,807
Total Operating Expenses	$65,123,527	$65,351,963	$40,461,820	$66,104,698	$124,024

Net Operating Income(3)	$28,553,670	$29,097,883	$7,783,401	$28,345,145	$53,180
FF&E	1,420,973	1,475,927	852,165	3,777,994	7,088
Net Cash Flow	$27,132,697	$27,621,956	$6,931,237	$24,567,151	$46,092

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other revenue includes guaranteed no shows, miscellaneous room revenue, and early / late departure fees.

(3)	The increase in UW Net Operating Income is primarily attributable to the JW Marriott Nashville Property’s closure from April 8, 2020 to June 14, 2020. See “--COVID-19 Update”. We cannot assure you the JW Marriott Nashville Property will revert to pre-COVID performance as expected or at all.

■	Appraisal. According to the appraisal, the JW Marriott Nashville Property had an “as-is” appraised value of $301,000,000 as of November 10, 2020.

■	Environmental Matters. A Phase I environmental report dated February 25, 2020 identified a historical recognized environmental condition due to the JW Marriott Nashville Property containing a 20,000-gallon heating oil underground storage tank from 1976 to 2016. The environmental consultant recommended no further action.

■	Market Overview and Competition. The JW Marriott Nashville Property is located in Nashville, Tennessee, the capital and largest city in the state of Tennessee. The JW Marriott Nashville Property benefits from its downtown Nashville location and its proximity to several iconic landmarks including Bridgestone Arena, the Country Music Hall of Fame, the Music City Walk of Fame Park, the Schermerhorn Symphony Center, and the Ryman Auditorium. The JW Marriott Nashville Property is close to the Nissan Stadium, home of the Tennessee Titans and directly across from the Music City Convention Center. Nashville is also a primary hub for the health care, manufacturing, education, music, publishing, banking, government, and transportation industries. Conde Nast Traveler named Nashville one of the top 20 places to visit in 2020.

The Nashville lodging market has seen ADR and RevPAR grow by 4.4% and 6.4% compounded rates, respectively since 2008. The Nashville lodging market’s ADR peaked in 2018 at $147.19, which was 3.1% higher than the prior year. The market’s RevPAR of $107.87 in 2018 also surpassed the prior year’s ADR of $105.88. Occupancy has seen a slight decline over the past few years, dropping 0.9% in 2017 and 1.2% in 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

The following table presents certain information relating to the primary competition for the JW Marriott Nashville Property:

Competitive Set(1)

Property	Number of Rooms	Year Opened	2019 Occupancy	2019 ADR	2019 RevPAR
JW Marriott Nashville	533	2018	85%	$294.74	$251.86

Competitive Set
Autograph Collection Union Station Hotel	125	1986	86%	$297.00	$255.42
DoubleTree by Hilton Hotel Nashville	341	1979	87%	$225.00	$195.75
Hilton Nashville Downtown	330	2000	92%	$294.00	$270.48
Hutton Hotel	250	2009	80%	$260.00	$208.00
Kimpton The Aertson Hotel	180	2017	77%	$257.00	$197.89
Loews Vanderbilt Plaza Hotel	339	1984	81%	$250.00	$202.50
Marriott Nashville at Vanderbilt University	315	2001	79%	$230.00	$181.70
Omni Nashville Hotel	800	2013	84%	$298.00	$250.32
Renaissance Nashville Hotel	673	1987	85%	$247.00	$209.95
Sheraton Grand Nashville Downtown	482	1975	81%	$229.00	$185.49
The Unbound Collection Holston House Nashville	191	2017	70%	$267.00	$186.90
The Westin Nashville	456	2016	84%	$278.00	$233.52
Thompson Nashville	224	2016	76%	$336.00	$255.36
Total / Wtd. Avg.			83%	$265.06	$219.25

(1)	Source: Appraisal

■	The Borrower. The borrower is 8th & Demonbreun Hotel LP, a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the JW Marriott Nashville Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the JW Marriott Nashville Whole Loan is Jacquelyn Soffer.

■	Escrows. On the origination date, the borrower funded a furniture, fixtures and equipment (FF&E) reserve in an amount equal to $1,875,692.

On October 6, 2020, the borrower funded a debt service reserve in an amount equal to $8,831,707. On each due date from (and including) October 2020 through (and including) March 2022, the lender is required to apply funds from the debt service reserve to make debt service payments under the JW Marriott Nashville Whole Loan.

Upon the conclusion of the second of any two consecutive fiscal quarters during each of which the debt yield (as calculated under the loan documents) is equal to or greater than 7.5%, then the amounts in the debt service reserve are required to be used to pay debt service, required reserves and operating expenses, and then are required to be deposited into (during the continuance of a JW Marriott Nashville Trigger Period or an event of default under the JW Marriott Nashville Whole Loan) an excess cash flow reserve account as additional collateral for the JW Marriott Nashville Whole Loan or (if no JW Marriott Nashville Trigger Period or an event of default under the JW Marriott Nashville Whole Loan is continuing) the borrower’s operating account. See “--COVID-19 Update”.

On each due date beginning in April 2021, the borrower is required to fund the FF&E reserve in an amount equal to (i) from the due date in April 2021 up to and including the due date in July 2023, 3.0% of gross revenues and (ii) from and after the due date in August 2023, 4.0% of gross revenues. The borrower may use amounts in the FF&E reserve to make debt service payments on the JW Marriott Nashville Whole Loan, up to an amount of $1,876,087. The borrower will be required to replenish the FF&E reserve for any amounts previously withdrawn to pay debt service.

On each due date during the continuance of a JW Marriott Nashville Trigger Period (pursuant to clause (i) or (iii) of such definition), the borrower is required to fund a property tax and insurance reserve in an amount equal to one-twelfth of the amount of property taxes and insurance premiums that the lender reasonably estimates will be payable during the next 12 ensuing months.

Certain FF&E reserve funds have been used to pay debt service. As a result, the JW Marriott Nashville Whole Loan is currently in a JW Marriott Nashville Trigger Period under clause (ii) of the definition thereof.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

“JW Marriott Nashville Trigger Period” means any period (i) commencing when the debt yield (as calculated under the loan documents), determined as of the conclusion of the second of any two consecutive fiscal quarters ending upon or following the conclusion of the second fiscal quarter of 2022, is less than 7.5%, and ending when the debt yield, determined as of the conclusion of the second of any two consecutive fiscal quarters thereafter, is equal to or greater than 7.5%; (ii) commencing upon the date of any withdrawal from the FF&E reserve in order to pay debt service, and ending on the later of the date upon which (a) the borrower has replenished the FF&E reserve for any amounts previously withdrawn to pay debt service, and (b) withdrawals from the FF&E reserve to pay debt service are no longer permitted under the loan documents; and (iii) commencing when the borrower fails to deliver required quarterly or annual financial reports and ending when such reports are delivered and indicate that no other JW Marriott Nashville Trigger Period is ongoing.

■	Lockbox and Cash Management. The JW Marriott Nashville Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues and other money received by the borrower or the property manager with respect to the JW Marriott Nashville Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt thereof.

On each business day that no JW Marriott Nashville Trigger Period or event of default under the JW Marriott Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a JW Marriott Nashville Trigger Period or event of default under the JW Marriott Nashville Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account. During the continuance of a JW Marriott Nashville Trigger Period or event of default under the JW Marriott Nashville Whole Loan (other than during certain bankruptcy proceedings and acceleration of the JW Marriott Nashville Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be deposited into an excess cash flow reserve account as additional collateral for the JW Marriott Nashville Whole Loan.

As described in “—Escrows”, the JW Marriott Nashville Whole Loan is currently in a JW Marriott Nashville Trigger Period under clause (ii) of the definition thereof.

■	Property Management. The JW Marriott Nashville Property is currently managed by TB All Fees Operating LP pursuant to a management agreement. Under the JW Marriott Nashville Whole Loan documents, the JW Marriott Nashville Property is required to be managed by TB All Fees Operating LP, so long as it is an affiliate of the borrower sponsor, any other affiliate of the borrower sponsor or a reputable and experienced management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or to require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the JW Marriott Nashville Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the JW Marriott Nashville Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under any management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Secured Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

jw marriott nashville

■	Release of Collateral. Not permitted.

■	Condominium. The JW Marriott Nashville Property is subject to a two-unit condominium regime comprised of the Hotel Parcel and the Parking Parcel. The borrower, through its ownership of the Hotel Parcel, holds a 77% ownership interest in the related condominium association and common elements and controls the condominium board.

■	Ground Lease. A portion of the Parking Parcel is subject to a ground lease, dated March 6, 2020, between the borrower, as the lessee, and 8th & Demonbreun Garage, LP, an affiliate of the borrower, as lessor, granting the borrower the right to 300 parking spaces in the Parking Parcel. The ground lease has an initial term expiring on March 6, 2030, with four, 10-year renewal options and an annual rent of $1.00.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the JW Marriott Nashville Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents, and such insurance is required to contain a deductible that is no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
GEORGE BUSH INTERCONTINENTAL AIRPORT
Aldine
Jersey Village
Mount Houston
Barrett
Highlands
Spring Valley Village
Houston
DOWNTOWN HOUSTON
UPTOWN
RIVER OAKS
MIDTOWN
West University Place
Deer Park
LA PORTE MUNICIPAL AIRPORT
WILLIAM P. HOBBY AIRPORT
ELLINGTON AIRPORT
Stafford
Missouri City
Pearland
Webster

Houston Multifamily Portfolio

	PROPERTY	ADDRESS	CITY, STATE	ZIP CODE
1	Vista Oaks Apartments	225 Aldine Bender Road	Houston, TX	77060
2	Oaks at Nassau Apartments	18100 Nassau Bay Drive	Houston, TX	77058
3	Broadway Village Apartments	8400 Broadway Boulevard	Houston, TX	77061

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller	SMC
Location (City/State)	Houston, Texas	Cut-off Date Principal Balance	$30,500,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$48,566.88
Size (Units)	628	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 11/30/2020	94.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/30/2020	94.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.58500%
Appraised Value(1)	$47,075,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$4,897,936
Underwritten Expenses	$2,212,412	Escrows(3)
Underwritten Net Operating Income (NOI)	$2,685,524	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,527,855	Taxes	$346,852	$53,313
Cut-off Date LTV Ratio(1)(2)	61.6%	Insurance	$106,505	$14,224
Maturity Date LTV Ratio(1)(2)	49.3%	Replacement Reserves	$0	$13,139
DSCR Based on Underwritten NOI / NCF	1.43x / 1.35x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 8.7%	Other(4)	$2,029,563	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,500,000	100.0%	Loan Payoff	$26,371,565	86.5%
Reserves	2,482,919	8.1
Return of Equity	957,037	3.1
Origination Costs	688,479	2.3
Total Sources	$30,500,000	100.0%	Total Uses	$30,500,000	100.0%

(1)	The Appraised Value represents a 3.0% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Houston Multifamily Portfolio Loan (as defined below) are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the Houston Multifamily Portfolio Properties (as defined below) was $45,700,000 as of October 13, 2020. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the aggregate “as-is” appraised values are 66.7% and 54.1%, respectively.
(2)	At origination of the Houston Multifamily Portfolio Loan, the borrowers deposited $1,500,000 into an economic holdback reserve which will be released to the borrowers upon the net cash flow debt yield at the Houston Multifamily Portfolio Properties equaling at least 9.0% based on a trailing 12-month period. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in January 2022. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF calculations are based on the Houston Multifamily Portfolio Loan Cut-off Principal Date Balance of approximately $29,000,000 (net of the $1,500,000 economic holdback). Assuming the actual Houston Multifamily Portfolio Loan Cut-off Date Balance of approximately $30,500,000 and the “as-portfolio” appraised value, Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF calculations are 64.8%, 52.5% and 8.8% / 8.3%, respectively.
(3)	See “—Escrows” below.
(4)	Other reserve represents (i) a $1,500,000 economic holdback and (ii) $529,563 for deferred maintenance.

■	The Mortgage Loan. The mortgage loan (the “Houston Multifamily Portfolio Loan”) is evidenced by a promissory note in an original principal balance of $30,500,000 and secured by a first mortgage encumbering the borrowers’ fee simple interest in three multifamily properties in Houston, Texas (collectively, the “Houston Multifamily Portfolio Properties”). The Houston Multifamily Portfolio Loan was originated by Starwood Mortgage Capital LLC on November 10, 2020. The Houston Multifamily Portfolio Loan has an interest rate of 4.58500% per annum. The borrowers utilized the proceeds of the Houston Multifamily Portfolio Loan to refinance existing debt on the Houston Multifamily Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The Houston Multifamily Portfolio Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Houston Multifamily Portfolio Loan requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Houston Multifamily Portfolio Loan is the due date in December 2030. Voluntary prepayment of the Houston Multifamily Loan in whole (but not in part) is permitted on or after September 6, 2030 without payment of a prepayment premium. At any time after the earlier of (i) November 10, 2023 and (ii) the second anniversary of the securitization Closing Date, the Houston Multifamily Portfolio Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

■	The Mortgaged Properties. The Houston Multifamily Portfolio Properties contain 628 units and are located in Houston, Texas.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

The following table presents detailed information with respect to each of the Houston Multifamily Portfolio Properties:

Property Name / Location	Property Type	Property Subtype	Year Built/ Renovated	Units	Allocated Loan Amount (“ALA”)(1)	% of ALA	Appraised Value(2)	UW NOI	% of UW NOI
Vista Oaks Apartments 225 Aldine Bender Road Houston, TX	Multifamily	Garden	1977 / 2020	256	$12,346,827	40.5%	$18,500,000	$1,209,364	45.0%
Oaks at Nassau Apartments 18100 Nassau Bay Drive Houston, TX	Multifamily	Garden	1965 / 2018	162	$10,478,118	34.4%	$15,700,000	$756,035	28.2%
Broadway Village Apartments 8400 Broadway Boulevard Houston, TX	Multifamily	Garden	1973 / 2020	210	$7,675,055	25.2%	$11,500,000	$720,124	26.8%
Total				628	$30,500,000	100.0%	$45,700,000	$2,685,524	100.0%
Total Including Portfolio Premium							$47,075,000

(1)	The Houston Multifamily Portfolio Loan amount is allocated to the Houston Multifamily Portfolio Properties based upon appraised values. Partial releases are not permitted.
(2)	The Appraised Value represents a 3.0% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Houston Multifamily Portfolio Loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the Houston Multifamily Portfolio Properties was $45,700,000 as of October 13, 2020.

Vista Oaks Apartments. The Vista Oaks Apartments property is a 256-unit garden-style multifamily property built in 1977 and renovated in 2020. As of November 30, 2020, the Vista Oaks Apartments property was 94.9% occupied. The Vista Oaks Apartments property is located at 225 Aldine Bender Road, approximately 15 miles north of downtown Houston. The 7.61-acre parcel is improved with 16 two-story apartment buildings. The improvements are of wood frame construction. The Vista Oaks Apartments property features one and two-bedroom layouts ranging in size from 607 SF to 1,018 SF. Asking rents range from $633 per month to $812 per month, with an average asking rent of $707 per month and an average unit size of 800 SF. Community amenities include laundry facilities, a surface parking lot and playground. Unit features include, among other items, high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash disposal and balcony. The borrower sponsor acquired the Vista Oaks Apartments property in November 2018 for $13,250,000. Since acquisition, the borrower sponsor has spent approximately $1.0 million on capital improvements which included unit upgrades, roof replacement, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Vista Oaks Apartments property:

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	64	25.0%	60	93.8%	607	$633	$1.04	$640	$1.05
1 BR / 1 BA	84	32.8%	78	92.9%	728	$659	$0.91	$690	$0.95
2 BR / 1 BA	56	21.9%	55	98.2%	925	$761	$0.82	$790	$0.85
2 BR / 2 BA	52	20.3%	50	96.2%	1,018	$812	$0.80	$840	$0.83
Total/Wtd. Avg.	256	100.0%	243	94.9%	800	$707	$0.90	$730	$0.93

(1)	As provided by the borrower.
(2)	Source: Appraisal.

Oaks at Nassau Apartments. The Oaks at Nassau Apartments property is a 162-unit garden-style multifamily property built in 1965 and renovated in 2018. As of November 30, 2020, the Oaks at Nassau Apartments property was 90.7% occupied. The Oaks at Nassau Apartments property is located at 18100 Nassau Bay Drive, approximately 25 miles southeast of downtown Houston. The 6.22-acre parcel is improved with 18 two-story apartment buildings. The improvements are of wood frame construction. The Oaks at Nassau Apartments property features one and two-bedroom layouts ranging in size from 845 SF to 1,300 SF. Asking rents range from $768 per month to $1,047 per month, with an average asking rent of $868 per month and an average unit size of 1,008 SF. Community amenities include laundry facilities, a surface parking lot, courtyard and pool. Unit features include, among other items, high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash disposal and balcony. The borrower sponsor acquired the Oaks at Nassau Apartments property in August 2018 for $14,000,000. Since acquisition, the borrower sponsor has spent approximately $1.7 million on capital improvements which included unit

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Oaks at Nassau Apartments property:

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	78	48.1%	69	88.5%	845	$768	$0.91	$830	$0.98
1 BR / 1 BA	14	8.6%	13	92.9%	900	$826	$0.92	$905	$1.01
2 BR / 1 BA	62	38.3%	57	91.9%	1,200	$974	$0.81	$1,040	$0.87
2 BR / 2 BA	8	4.9%	8	100.0%	1,300	$1,047	$0.81	$1,155	$0.89
Total/Wtd. Avg.	162	100.0%	147	90.9%	1,008	$868	$0.87	$933	$0.94

(1)	As provided by the borrower.
(2)	Source: Appraisal.

Broadway Village Apartments. The Broadway Village Apartments property is a 210-unit garden-style multifamily property built in 1973 and renovated in 2020. As of November 30, 2020, the Broadway Village Apartments property was 96.2% occupied. The Broadway Village Apartments property is located at 8400 Broadway Boulevard, approximately nine miles southeast of downtown Houston. The 6.65-acre parcel is improved with 16 two-story apartment buildings. The improvements are of wood frame construction. The Broadway Village Apartments property features one and two-bedroom layouts ranging in size from 520 SF to 1,085 SF. Asking rents range from $495 per month to $687 per month, with an average asking rent of $563 per month and an average unit size of 731 SF. Community amenities include laundry facilities, a surface parking lot and courtyard. Unit features include, among other items, high speed internet access, washer/dryer hookup, heating, smoke detectors, dishwasher, trash disposal and balcony. The borrower sponsor acquired the Broadway Village Apartments property in August 2017 for $6,500,000. Since acquisition, the borrower sponsor has spent approximately $2.3 million on capital improvements which included unit upgrades, plumbing and electrical repairs, new HVAC units, exterior siding replacement and fresh paint, new appliances and ceramic tile.

The following table presents detailed information with respect to the units at the Broadway Village Apartments property:

Unit Type	No. of Units	% of Total	Occupied Units(1)	Occupancy(1)	Average Unit Size (SF)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	24	11.4%	22	91.7%	520	$495	$0.95	$540	$1.04
1 BR / 1 BA	62	29.5%	60	96.8%	632	$520	$0.82	$555	$0.88
1 BR / 1 BA	44	21.0%	41	93.2%	704	$527	$0.75	$565	$0.80
2 BR / 1 BA	60	28.6%	59	98.3%	821	$624	$0.76	$645	$0.79
2 BR / 2 BA	10	4.8%	10	100.0%	1,075	$687	$0.64	$700	$0.65
2 BR / 1.5 BA	10	4.8%	10	100.0%	1,085	$628	$0.58	$700	$0.65
Total/Wtd. Avg.	210	100.0%	202	96.2%	731	$563	$0.78	$595	$0.83

(1)	As provided by the borrower.
(2)	Source: Appraisal.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

The following table presents certain information relating to historical occupancy at the Houston Multifamily Portfolio Properties:

Historical Leased %(1)(2)

2017(2)	2018	2019	As of 11/30/2020
74.3%	88.7%	93.2%	94.3%

(1)	As provided by the borrowers and as of December 31 of each respective year unless indicated otherwise.
(2)	The Houston Multifamily Portfolio Properties were purchased via several transactions between August 2017 and November 2018. As such, 2017 represents occupancy only from the Broadway Village Apartments property.

■	COVID-19 Update. Approximately 96.8% of tenants by unit and 97.4% of tenants by underwritten base rent have made their October rental payments.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Houston Multifamily Portfolio Properties:

Cash Flow Analysis(1)(2)

	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per Unit
Gross Potential Rent	$1,034,771	$4,461,126	$4,655,250	$5,218,404	$8,310
Other Income	41,783	317,801	242,686	242,686	386
Total Gross Income	$1,076,554	$4,778,928	$4,897,936	$5,461,090	$8,696
Economic Vacancy & Credit Loss	0	0	0	(563,154)	(897)
Effective Gross Income	$1,076,554	$4,778,928	$4,897,936	$4,897,936	$7,799

Real Estate Taxes	$129,299	$529,249	$529,249	$563,577	$897
Insurance	20,552	147,170	128,699	170,689	272
Management Fee	32,297	143,368	146,938	146,938	234
Other Operating Expenses	423,721	1,292,230	1,331,208	1,331,208	2,120
Total Operating Expenses	$605,869	$2,112,017	$2,136,094	$2,212,412	$3,523

Net Operating Income	$470,685	$2,666,910	$2,761,841	$2,685,524	$4,276
Replacement Reserves	0	0	0	157,669	251
TI/LC	0	0	0	0	0
Net Cash Flow	$470,685	$2,666,910	$2,761,841	$2,527,855	$4,025

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.
(2)	The Houston Multifamily Portfolio Properties were purchased via several transactions between August 2017 and November 2018. As such, 2018 represents operations only from the Broadway Village Apartments property.

■	Appraisal. According to the appraisals, the Houston Multifamily Portfolio Properties had an “as portfolio” appraised value of $47,075,000 as of October 28, 2020 and an “as-is” appraised value of $45,700,000 as of October 13, 2020.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Vista Oaks Apartments	Direct Capitalization Approach	$18,500,000	N/A	6.25%
Vista Oaks Apartments	Sales Comparison Approach	$18,500,000	N/A	N/A
Oaks at Nassau Apartments	Direct Capitalization Approach	$15,700,000	N/A	5.75%
Oaks at Nassau Apartments	Sales Comparison Approach	$15,900,000	N/A	N/A
Broadway Village Apartments	Direct Capitalization Approach	$12,000,000	N/A	6.50%
Broadway Village Apartments	Sales Comparison Approach	$11,900,000	N/A	N/A

■	Environmental Matters. According to the Phase I environmental reports, dated October 14, 2020 and October 22, 2020, a recognized environmental concern (“REC”) was identified at the Vista Oaks Apartments property. During a prior ownership, an Innocent Owner/Operator Certificate (“IOC”) was issued by the Texas Commission on Environmental Quality (“TCEQ”) due to onsite groundwater impact by off-site dry cleaning operations. Such contamination of groundwater is a REC and no responsible party has been identified. A study was conducted in 2018 eliminating the potential for a vapor encroachment/indoor air quality issue. The liability immunity acknowledged in

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

IOCs does not cover future owners or operators. Future owners or operators are eligible to enter the Innocent Owner/Operator Program and may, if otherwise qualified, receive an IOC, but only after they become an owner or operator of the site. Given the REC at the Vista Oaks Apartments property, the borrowers obtained an environmental insurance policy.

■	Market Overview and Competition. The Houston Multifamily Portfolio Properties are located in Houston, Texas, within Harris County.

Vista Oaks Apartments. According to the appraisal, the Vista Oaks Apartments property is located in the Houston Area multifamily market. As of October 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,043, average monthly asking rent per square foot was $1.18 and vacancy was 11.0%. According to the appraisal, the Vista Oaks Apartments property is located in the Greenspoint/Northborough/Aldine multifamily submarket. As of September 2020, the Greenspoint/Northborough/Aldine multifamily submarket average monthly asking rent per unit was $766, average monthly asking rent per square foot was $0.96 and vacancy was 8.7%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Vista Oaks Apartments property is 22,475, 98,257 and 262,179, respectively. The estimated 2020 median household income within the same radii is $28,300, $33,923 and $38,812, respectively.

Oaks at Nassau Apartments. According to the appraisal, the Oaks at Nassau Apartments property is located in the Houston Area multifamily market. As of October 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,043, average monthly asking rent per square foot was $1.18 and vacancy was 11.0%. According to the appraisal, the Oaks at Nassau Apartments property is located in the Clear Lake/Webster/League City multifamily submarket. As of October 2020, the Clearlake/Webster/League City multifamily submarket average monthly asking rent per unit was $1,095, average monthly asking rent per square foot was $1.24 and vacancy was 9.1%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Oaks at Nassau Apartments property is 10,550, 70,543 and 204,912, respectively. The estimated 2020 median household income within the same radii is $57,118, $63,994 and $85,346, respectively.

Broadway Village Apartments. According to the appraisal, the Broadway Village Apartments property is located in the Houston Area multifamily market. As of October 2020, the Houston Area multifamily market average monthly asking rent per unit was $1,043, average monthly asking rent per square foot was $1.18 and vacancy was 11.0%. According to the appraisal, the Broadway Village Apartments property is located in the U of H/I-45 multifamily submarket. As of September 2020, the U of H/I-45 multifamily submarket average monthly asking rent per unit was $770, average monthly asking rent per square foot was $0.97 and vacancy was 9.7%.

According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Broadway Village Apartments property is 24,730, 125,985 and 337,820, respectively. The estimated 2020 median household income within the same radii is $36,561, $39,962 and $40,133, respectively.

■	The Borrowers. The borrowers are APT Broadway Village, LLC, APTONB, LLC and APTVO, LLC, each a Texas limited liability company. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Houston Multifamily Portfolio Loan. The non-recourse carveout guarantor is Gary W. Gates, Jr.

Gary W. Gates, Jr. has more than 35 years of commercial real estate experience in the management of multifamily properties throughout Texas. Mr. Gates currently owns and manages 34 multifamily properties totaling 8,319 units throughout the greater Houston area. The borrower sponsor acquired the Houston Multifamily Portfolio Properties between August 2017 and November 2018 and has a total cost basis of approximately $38.8 million.

Additionally, the borrowers and the borrower sponsor are personally liable for a portion of the Houston Multifamily Portfolio Loan in an amount equal to 20% of the original principal balance of Houston Multifamily Portfolio Loan.

■	Escrows. At origination, the borrowers funded (i) a tax reserve in the amount of $346,852, (ii) an insurance reserve in the amount of $106,505, (iii) a deferred maintenance reserve of $529,563 and (iii) an economic holdback in the amount of approximately $1,500,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

houston multifamily portfolio

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the property taxes (initially $53,313) and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months (initially $14,224) and (ii) a capital expenditures reserve in the amount of approximately $13,139.

■	Lockbox and Cash Management. The Houston Multifamily Portfolio Loan documents require a springing lockbox with springing cash management upon the occurrence of a Houston Multifamily Portfolio Sweep Event Period. After the occurrence of a Houston Multifamily Portfolio Sweep Event Period, the borrowers are required to establish a lockbox account, as applicable, and are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Houston Multifamily Portfolio Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender.

A “Houston Multifamily Portfolio Sweep Event Period” means each period commencing upon (i) the occurrence and continuance of an event of default under the Houston Multifamily Portfolio Loan until cured and/or (ii) the debt service coverage ratio (as calculated under the Houston Multifamily Portfolio Loan documents) being less than 1.15x, and concluding when the debt service coverage ratio (as calculated under the Houston Multifamily Portfolio Loan documents) is at least 1.20x for two consecutive calendar quarters.

■	Property Management. The Houston Multifamily Portfolio Properties are currently managed by Gatesco, Inc., an affiliate of the borrowers, pursuant to a management agreement. Under the Houston Multifamily Portfolio Loan documents, the Houston Multifamily Portfolio Properties are required to be managed by Gatesco, Inc. or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the Houston Multifamily Portfolio Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Houston Multifamily Portfolio Loan, (ii) if at any time the debt service coverage ratio falls below 1.15x (as calculated under the Houston Multifamily Portfolio Loan documents), (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.

■	Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Houston Multifamily Portfolio Properties, as well as 12 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(3)	AREF
Location (City/State)	Las Vegas, Nevada	Cut-off Date Principal Balance(4)	$25,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)	$1,000.14
Size (SF)(1)	759,891	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/30/2020	93.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2020	93.0%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	1999 / 2007	Mortgage Rate(5)	3.74080%
Appraised Value	$1,640,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsors	Brookfield Properties REIT Inc. and Nuveen Real Estate

Underwritten Revenues	$104,029,334
Underwritten Expenses	$31,007,624	Escrows
Underwritten Net Operating Income (NOI)	$73,021,709	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$70,997,903	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	46.3%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	46.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	2.53x / 2.46x	TI/LC	$12,309,694	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.3%	Other(6)	$1,218,246	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$760,000,000	77.9%	Loan Payoff	$627,284,452	64.3%
Subordinate Loan Amount	215,000,000	22.1	Principal Equity Distribution	333,044,567	34.2
Reserves	13,527,940	1.4
Closing Costs	1,143,041	0.1
Total Sources	$975,000,000	100.0%	Total Uses	$975,000,000	100.0%

(1)	Size (SF) excludes the 84,743 SF space currently leased to Barneys New York. This space is included in the collateral; however, the borrowers have the right to obtain a free release with respect to such space. As such, no value or rental income has been attributed to this space.

(2)	Calculated based on the aggregate outstanding principal balance of the Grand Canal Shoppes Senior Loans.

(3)	The Grand Canal Shoppes Whole Loan was co-originated by Morgan Stanley Bank, N.A, Wells Fargo Bank, N.A, JPMorgan Chase Bank, National Association, and GS Bank.

(4)	The Cut-off Date Principal Balance of $25,000,000 represents the non-controlling Note A-2-4, which is part of a larger whole loan evidenced by 25 senior pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $760,000,000 (collectively, the “Grand Canal Shoppes Senior Loans”) and one subordinate note with an outstanding principal balance as of the Cut-off Date of $215,000,000 (the “Grand Canal Shoppes Subordinate Loan” and, together with the Grand Canal Shoppes Senior Loans, the “Grand Canal Shoppes Whole Loan”).

(5)	Reflects the Grand Canal Shoppes Senior Loans only. The Grand Canal Shoppes Subordinate Loan accrues interest at the rate of 6.25000% per annum.

(6)	Other upfront escrows represent the $1,218,246 reserved for gap rent associated with five tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

The table below summarizes the promissory notes that comprise the Grand Canal Shoppes Whole Loan. The relationship between the holders of the Grand Canal Shoppes Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Grand Canal Shoppes Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
Note A-1-1	$60,000,000	$60,000,000	MSC 2019-H7	Yes(1)
Note A-1-2	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-1-3	40,000,000	40,000,000	MSC 2019-L3	No
Note A-1-4	40,000,000	40,000,000	BANK 2019-BNK21	No
Note A-1-5	13,846,154	13,846,154	MSC 2019-L3	No
Note A-1-6	10,000,000	10,000,000	MSC 2019-H7	No
Note A-1-7	10,000,000	10,000,000	BANK 2019-BNK20	No
Note A-1-8	10,000,000	10,000,000	BANK 2019-BNK20	No
Note A-2-1	50,000,000	50,000,000	BANK 2019-BNK19	No
Note A-2-2-1	20,000,000	20,000,000	BANK 2019-BNK20	No
Note A-2-2-2	30,000,000	30,000,000	CSAIL 2019-C17	No
Note A-2-3	40,000,000	40,000,000	UBS 2019-C17	No
Note A-2-4	25,000,000	25,000,000	GSMS 2020-GSA2	No
Note A-2-5	10,384,615	10,384,615	UBS 2019-C17	No
Note A-3-1	50,000,000	50,000,000	Benchmark 2019-B12	No
Note A-3-2	50,000,000	50,000,000	Benchmark 2019-B13	No
Note A-3-3-1	20,000,000	20,000,000	Benchmark 2019-B14	No
Note A-3-3-2	20,000,000	20,000,000	JPMDB 2019-COR6	No
Note A-3-4	25,000,000	25,000,000	CF 2019-CF2	No
Note A-3-5	10,384,615	10,384,615	Benchmark 2019-B14	No
Note A-4-1	60,000,000	60,000,000	CGCMT 2019-GC41	No
Note A-4-2	60,000,000	60,000,000	CGCMT 2019-GC43	No
Note A-4-3	20,000,000	20,000,000	GSMS 2019-GC42	No
Note A-4-4	25,000,000	25,000,000	GSMS 2019-GSA1	No
Note A-4-5	10,384,615	10,384,615	CGCMT 2019-GC43	No
B notes	215,000,000	215,000,000	CPPIB Credit Investments II Inc.	Yes(1)
Total	$975,000,000	$975,000,000

(1)	The initial controlling noteholder is the holder or holders of a majority of the Grand Canal Shoppes Subordinate Loans (by principal balance).The holder of the Grand Canal Shoppes Subordinate Companion Loans will have the right to appoint the special servicer of the Grand Canal Shoppes Whole Loan and to direct certain decisions with respect to the Grand Canal Shoppes Whole Loan, unless a control appraisal event exists under the related co-lender agreement, upon which note A-1-1 will be the controlling note. The Grand Canal Shoppes Whole Loan is serviced pursuant to the pooling and servicing agreement for the MSC 2019-H7 securitization.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

Grand Canal Shoppes Total Debt Capital Structure

(1)	The initial weighted average interest rate of the notes comprising the Grand Canal Shoppes Whole Loan is 4.29411076923077%. The interest rate on the Grand Canal Shoppes Whole Loan as of any date of determination will be the weighted average interest rate of the notes comprising the Grand Canal Shoppes Whole Loan.

(2)	Based on the “as-is” appraised value of $1,640,000,000 as of April 3, 2019.

(3)	Based on the UW NOI of $73,021,709 and the UW NCF of $70,997,903.

(4)	Based on the “as-is” appraised value of $1,640,000,000, the Implied Borrower Sponsor Equity is $665,000,000.

■	COVID Update. As of December 6, 2020, the Grand Canal Shoppes property is open and operating with some store closures. Based on the list of operating stores available on the Grand Canal Shoppes property’s website as of December 6, 2020, tenants representing approximately 87.9% of NRA and 90.9% of underwritten base rent were open for business. As of December 9, 2020, Midland Loan Services, the master servicer which services under the MSC 2019-H7 transaction in which the controlling note of the Grand Canal Shoppes Whole Loan was contributed to (the “Grand Canal Shoppes Servicer”), confirmed that no requests for lease amendments or modifications to Material Leases (as defined below) were received from the borrower sponsor between March 1, 2020 and December 9, 2020. On December 10, 2020, the Grand Canal Shoppes Servicer provided the loan seller with a borrower-provided accounts receivable report dated as of November 25, 2020. 1-30 day and 31-60 day delinquent base rent were estimated to be approximately $2.7 million and $2.7 million, respectively for tenants that were included in the September 30, 2020 rent roll. The Grand Canal Shoppes Servicer also provided borrower-certified financials based on the trailing-three months as of September 30, 2020. The total occupancy revenue as noted in the aforementioned financials was 83.3% of the borrower sponsor’s budget for the same time period. The loan seller did not independently verify or make any assumptions or adjustments to the information provided by the Grand Canal Shoppes Servicer. On April 22, 2020 and May 6, 2020, the borrower sponsor provided written requests to the Grand Canal Shoppes Servicer, to seek consent to modify certain terms and conditions of the loan agreement. Such loan modification requests were not granted by the Grand Canal Shoppes Servicer. Furthermore, the Grand Canal Shoppes Servicer indicated that no other request for forbearance or other debt service relief was received from the borrower sponsor as of December 6, 2020. As of December 6, 2020, the Grand Canal Shoppes Whole Loan was current and has remained current since the origination of the Grand Canal Shoppes Whole Loan. The Grand Canal Shoppes Whole Loan was structured with a hard lockbox and springing cash management which has not been triggered and is not currently active as of December 6, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

“Material Lease” means (i) any lease which, individually or when aggregated with all other leases at the Grand Canal Shoppes property with the same tenant (unless (a) the tenant is operating the other space(s) under a different trade name and (b) such other space is not contiguous with the space demised by the lease in question or, if contiguous, such space is operated as a completely separate and distinct business), demises at least 20,000 SF of contiguous gross leasable area, (ii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire fee simple title to all or any portion of the Grand Canal Shoppes property (which such rights will be deemed to be exclusive of any rights under any lease to extend the term thereof or to lease additional space at the Grand Canal Shoppes property), (iii) any lease with an affiliate of borrower as tenant (excluding any mall management office) or (iv) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i), (ii), or (iii) above.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Grand Canal Shoppes property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Venetian Casino Resort(3)	NR / NR / BBB-	81,105	10.7%	$4,598,023	6.9%	$56.69	5/31/2029	1, 8-year option
Emporio D'Gondola(4)	NR / NR / NR	922	0.1	4,051,692	6.0	4,394.46	5/31/2029	10, 5-year options
Regis Galerie(5)	NR / NR / NR	28,099	3.7	2,367,955	3.5	84.27	5/31/2025	1, 5-year option
Sephora	NR / A1 / A+	10,074	1.3	2,299,995	3.4	228.31	7/31/2021	NA
Welcome to Las Vegas(6)	NR / NR / NR	14,234	1.9	2,000,502	3.0	140.54	12/31/2020	NA
TAO(7)	NR / NR / NR	49,441	6.5	1,576,386	2.4	31.88	1/31/2025	1, 5-year option
Grand Lux Cafe	NR / NR / NR	19,100	2.5	1,463,633	2.2	76.63	12/31/2029	NA
CUT By Wolfgang Puck	NR / NR / NR	12,247	1.6	1,261,441	1.9	103.00	5/31/2028	1, 5-year option
Mercato Della Pescheria	NR / NR / NR	16,479	2.2	1,131,448	1.7	68.66	11/30/2025	2, 5-year options
Bellusso Jewelry	NR / NR / NR	2,999	0.4	1,068,964	1.6	356.44	11/30/2022	1, 5-year option
Largest Tenants		234,700	30.9%	$21,820,039	32.6%	$92.97
Remaining Owned Tenants		479,928	63.2	45,214,842	67.4	94.21
Vacant Spaces (Owned Space)		45,263	6.0	0	0.0	0.00
Totals / Wtd. Avg. Tenants		759,891	100.0%	$67,034,881	100.0%	$93.80

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(3)	Venetian Casino Resort has (i) 34,088 SF expiring on July 31, 2025, (ii) 38,920 SF expiring on May 31, 2029, (iii) 8,096 SF expiring on September 30, 2033 and (iv) 1 SF expiring on December 31, 2019 (per September 2020 rent roll, the 1 SF unit extended through December, 2020) that collectively generates $60,991 in underwritten base rent.

(4)	Emporio D’Gondola operates as the gondola attraction at the Grand Canal Shoppes property.

(5)	Regis Galerie has 8,406 SF expiring on December 31, 2020, 4,654 SF expiring on February 29, 2020 (per September 2020 rent roll, the 4,654 SF unit is on a month-to-month basis) and 15,039 SF expiring on May 31, 2025.

(6)	Welcome to Las Vegas has an additional lease that commenced on February 1, 2020. Gap rent was reserved by the lender at origination. 10,239 SF is expiring on December 31, 2020 and the remaining 3,995 SF is expiring on January 31, 2030.

(7)	TAO has 39,553 SF expiring on January 31, 2025, 8,800 SF expiring on May 31, 2029 (per September 2020 rent roll, the 8,800 SF unit expires February 28, 2030) and 1,088 SF expiring on January 31, 2020 (per September 2020 rent roll, the 1,088 SF unit is on a month-to-month basis).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

The following table presents certain information relating to the lease rollover schedule at the Grand Canal Shoppes property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring leases
MTM(4)	98,174	12.9%	12.9%	$5,096,254	7.6%	$51.91	45
2020	23,525	3.1	16.0%	1,815,531	2.7	77.17	4
2021	28,634	3.8	19.8%	5,748,002	8.6	200.74	16
2022	35,084	4.6	24.4%	4,683,674	7.0	133.50	13
2023	41,038	5.4	29.8%	5,490,655	8.2	133.79	20
2024	60,412	8.0	37.8%	6,381,261	9.5	105.63	24
2025	146,378	19.3	57.0%	10,519,793	15.7	71.87	20
2026	29,721	3.9	60.9%	2,751,933	4.1	92.59	9
2027	6,142	0.8	61.7%	859,431	1.3	139.93	3
2028	48,011	6.3	68.1%	4,940,574	7.4	102.91	9
2029	185,418	24.4	92.5%	18,048,649	26.9	97.34	27
2030	3,995	0.5	93.0%	699,125	1.0	175.00	1
2031 & Thereafter	8,096	1.1	94.0%	0	0.0	0.00	1
Vacant	45,263	6.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	759,891	100.0%		$67,034,881	100.0%	$93.80	192

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020.

(4)	As of a September 30, 2020 rent roll provided by the Grand Canal Shoppes Servicer, 23 leases comprising 67,399 SF have since either renewed their respective leases or been backfilled with new tenants with lease expiration dates ranging from January 31, 2021 and January 31, 2025.

The following table presents certain information relating to historical occupancy at the Grand Canal Shoppes property:

Historical Leased %(1)

2014	2015	2016	2017	2018	As of 5/31/2019	As of 9/30/2020
92.6%	91.5%	93.9%	93.0%	93.3%	94.0%	93.0%

(1)	As provided by the borrowers and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

GRAND CANAL SHOPPES

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grand Canal Shoppes property:

Cash Flow Analysis(1)

	2016	2017	2018	TTM 3/31/2019	T-9 Annualized 9/30/2020(2)	Underwritten(3)	Underwritten $ per SF
Base Rent(3)	$68,255,204	$67,507,328	$66,471,558	$66,941,590	$77,475,895	$67,034,881	$88.22
Total Recoveries	31,633,869	27,875,777	25,766,223	25,166,107	12,687,091	26,539,087	34.92
Other Income(4)	12,765,993	12,203,223	10,872,872	10,365,738	6,459,415	10,455,366	13.76
Less Vacancy & Credit Loss	0	0	0	0	0	0	0.00
Effective Gross Income	$112,655,066	$107,586,327	$103,110,653	$102,473,435	$96,622,400	$104,029,334	$136.90

Real Estate Taxes	$1,952,631	$1,995,183	$2,076,447	$2,102,023	$1,700,592	$2,102,023	$2.77
Insurance	268,881	248,826	253,530	260,040	262,777	260,040	0.34
Other Operating Expenses(5)	31,074,924	30,916,371	29,454,203	28,645,562	29,308,724	28,645,562	37.70
Total Expenses	$33,296,436	$33,160,381	$31,784,180	$31,007,624	$31,272,093	$31,007,624	$40.81

Net Operating Income(3)	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$65,350,307	$73,021,709	$96.09
Capital Expenditures	0	0	0	0	0	0	0.00
TI/LC	0	0	0	0	2,023,806	2,023,806	2.66
Net Cash Flow	$79,358,630	$74,425,947	$71,326,473	$71,465,811	$63,326,501	$70,997,903	$93.43

Occupancy(6)	93.9%	93.0%	93.3%	93.9%	93.0%	94.0%
NOI Debt Yield(7)	10.4%	9.8%	9.4%	9.4%	8.6%	9.6%
NCF DSCR(7)	2.75x	2.58x	2.47x	2.48x	2.20x	2.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Provided by the Grand Canal Shoppes Servicer. The lender did not independently verify or make any assumptions or adjustments to financials shown herein.

(3)	Underwritten Base Rent reflects the following: (a) in-place leases based on the May 2019 rent roll and (b) contractual rent steps of $2,184,628 through May 31, 2020 and excludes any rent associated with the Barneys New York space. The increase from TTM 3/31/2019 to Underwritten Base Rent and Net Operating Income is due to recent leasing activity.

(4)	Other Income includes vending income, enterprise income, advertising revenue sponsorship income, specialty leasing income, overage rent and percent in lieu.

(5)	Other Operating Expenses includes the Walgreens ground/air rights lease rent of which $133,475, 22.25% of the annual ground lease payment, was underwritten. The Venetian Hotel and Casino is responsible under its sublease for the remaining 80.68% of the ground rent under the Walgreens lease.

(6)	2016, 2017 and 2018 occupancy reflects average occupancy for the indicated year ended December 31. Underwritten Occupancy is based on the underwritten rent roll dated May 31, 2019.

(7)	NOI Debt Yield and NCF DSCR are based on the Grand Canal Shoppes Senior Loans and exclude the Grand Canal Shoppes Subordinate Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$25,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$239.66
Size (SF)	521,573	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/1/2020	90.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2020	90.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1889, 1904 / 2019	Mortgage Rate	3.25000%
Appraised Value	$243,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor	Eli Schron, Mark Schron and Avi Schron

Underwritten Revenues	$23,169,206
Underwritten Expenses	$10,872,817	Escrows
Underwritten Net Operating Income (NOI)	$12,296,389	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,952,043	Taxes	$0	$393,685
Cut-off Date LTV Ratio(1)	51.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	51.4%	Replacement Reserve	$0	$30,425
DSCR Based on Underwritten NOI / NCF(1)	2.99x / 2.66x	TI/LC(3)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 8.8%	Other(4)	$4,225,988	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$125,000,000	98.4%	Loan Payoff	$115,986,003	91.3%
Principal’s New Cash Contribution	2,050,134	1.6	Reserves	7,225,988	5.7
			Closing Costs	3,838,143	3.0

Total Sources	$127,050,134	100.0%	Total Uses	$127,050,134	100.0%

(1)	Calculated based on the aggregate outstanding balance of the 32-42 Broadway whole loan.
(2)	The Cut-off Date Balance of $25,000,000 represents the non-controlling note A-2-1, which is part of the 32-42 Broadway whole loan consisting of three pari passu promissory notes with an aggregate original principal balance of $125,000,000.
(3)	Monthly TI/LC deposits are not required until such time as the total amount on deposit in the TI/LC reserve account is less than $1,500,000, and will thereafter continue until such time as the total amount on deposit in the TI/LC reserve account equals or exceeds $3,000,000.
(4)	Other reserves represent a debt service reserve ($4,062,500), an unfunded obligations reserve ($131,038), and an immediate repairs reserve ($32,450).

■	COVID-19 Update. As of December 6, 2020, the 32-42 Broadway property is open and operational. At the onset of the coronavirus pandemic, the borrower sponsor executed rent deferment agreements with certain tenants, most of which have now expired, and no major tenants have rent deferrals. September 2020 rent collections at the 32-42 Broadway property were 105.6% of underwritten base rent, which includes payback of rents that were previously deferred. October 2020 rent collections at the 32-42 Broadway property were 98.5% of underwritten base rent. November 2020 rent collections at the 32-42 Broadway property were 76.1% of underwritten base rent. As of December 6, 2020, the 32-42 Broadway loan is not subject to any modifications or forbearance requests. The 32-42 Broadway loan is current on payments through December 6, 2020.

The table below summarizes the promissory notes that comprise the 32-42 Broadway whole loan. The relationship between the holders of the 32-42 Broadway whole loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2020-B21	Yes
A-2-1	25,000,000	25,000,000	GSMS 2020-GSA2	No
A-2-2	25,000,000	25,000,000	CREFI(1)	No
Total	$125,000,000	$125,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 32-42 Broadway property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
City of NY Dept of Consumer Affairs(3)	NR/NR/NR	85,573	16.4%	$2,881,102	15.4%	$33.67	7/31/2027	1, 5-year option
City of NY Board of Elections(4)	NR/NR/NR	52,618	10.1	1,990,102	10.6	37.82	2/6/2022	1, 5-year option
Magilla Entertainment, LLC(5)	NR/NR/NR	33,106	6.3	1,306,759	7.0	39.47	9/15/2024	None
JP Morgan Chase Bank, NA(6)	NR/NR/NR	5,044	1.0	722,118	3.9	143.16	7/15/2025	1, 5-year option
Premier Home Health Care Services, Inc.	NR/NR/NR	18,000	3.5	709,071	3.8	39.39	1/31/2023	None
GFG Broadway, LLC	NR/NR/NR	3,366	0.6	524,509	2.8	155.83	12/31/2029	None
Agudath Israel of America(7)	NR/NR/NR	17,000	3.3	459,600	2.5	27.04	1/31/2026	None
Total World Domination, Inc.	NR/NR/NR	9,000	1.7	377,981	2.0	42.00	6/24/2021	None
Downtown Turn Key Office Suites, LLC	NR/NR/NR	11,000	2.1	367,768	2.0	33.43	8/5/2024	None
Brand Institute, Inc.	NR/NR/NR	8,000	1.5	314,705	1.7	39.34	10/22/2027	None
Ten Largest Owned Tenants		242,707	46.5%	$9,653,714	51.6%	$39.78
Remaining Owned Tenants		229,290	44.0	9,055,712	48.4	$39.49
Vacant Spaces (Owned Space)		49,576	9.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		521,573	100.0%	$18,709,426	100.0%	$39.64

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are based on the underwritten rent roll dated September 1, 2020.
(3)	City of NY Dept of Consumer Affairs has a one-time right to terminate its lease in whole or in part on a full floor or full floors basis, effective on either October 14, 2023 or October 14, 2026 upon 12 months’ written notice for 75,264 SF of its space at the 32-42 Broadway property. The City of NY Dept of Consumer Affairs is required to pay a termination fee equal to the sum of the unamortized rent value of the abatement period and the total cost of the work.
(4)	City of NY Board of Elections has a one-time right to terminate the expansion space on April 22, 2021 upon at least 12 months’ notice, provided that City of NY Board of Elections has terminated the entire 6th and/or 7th floor of the existing lease.
(5)	Magilla Entertainment, LLC’s space at the 32-42 Broadway property includes a month-to-month lease on storage space. The month-to-month lease can be terminated by either the tenant or the borrower on no less than 10 days and no more than 30 days’ prior written notice. The month-to-month space makes up 0.1% of underwritten base rent.
(6)	JP Morgan Chase Bank, NA has the right to terminate its lease at any time on or after July 16, 2024 upon no less than 12 months prior written notice to the landlord. In the event that JP Morgan Chase Bank, NA exercises the termination right, it is required to pay to an amount representing the unamortized balance of all brokerage commissions paid.
(7)	Agudath Israel of America’s space at the 32-42 Broadway property includes a month-to-month lease on an exercise room. The month-to-month space makes up approximately 0.01% of underwritten base rent.

The following table presents certain information relating to the lease rollover schedule at the 32-42 Broadway property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	5,345	1.0%	1.0%	$225,805	1.2%	$42.25	8
2020	10,168	1.9	3.0%	61,800	0.3	6.08	2
2021	57,009	10.9	13.9%	2,199,465	11.8	38.58	21
2022	72,039	13.8	27.7%	2,680,489	14.3	37.21	13
2023	35,625	6.8	34.5%	1,451,026	7.8	40.73	10
2024	75,977	14.6	49.1%	2,812,127	15.0	37.01	13
2025	26,326	5.0	54.2%	1,821,648	9.7	69.20	9
2026	36,175	6.9	61.1%	1,256,547	6.7	34.74	8
2027	110,062	21.1	82.2%	3,861,025	20.6	35.08	8
2028	16,515	3.2	85.4%	675,408	3.6	40.90	3
2029	14,966	2.9	88.2%	1,217,063	6.5	81.32	4
2030	4,290	0.8	89.1%	163,020	0.9	38.00	1
2031 & Thereafter	7,500	1.4	90.5%	284,005	1.5	37.87	2
Vacant	49,576	9.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	521,573	100.0%		$18,709,426	100.0%	$39.64	102

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated September 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The following table presents certain information relating to historical occupancy at the 32-42 Broadway property:

Historical Leased %(1)

2017	2018	2019	As of 9/1/2020
96.0%	96.1%	97.3%	90.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 32-42 Broadway property:

Cash Flow Analysis(1)(2)

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$18,521,528	$19,136,347	$19,705,031	$20,004,281	$18,709,426	$35.87
Contractual Rent Steps(3)	0	0	0	0	725,040	1.39
Vacant Income	0	0	0	0	2,747,098	5.27
Reimbursements	1,117,080	1,276,511	1,484,585	1,536,557	1,627,108	3.12
Vacancy & Credit Loss	(511,890)	(235,636)	(222,100)	(261,932)	(2,747,098)	(5.27)
Other Income	2,087,459	2,136,205	2,052,795	2,264,915	2,107,632	4.04
Effective Gross Income	$21,214,177	$22,313,427	$23,020,311	$23,543,821	$23,169,206	$44.42
Total Operating Expenses	10,436,824	10,791,578	11,125,485	10,777,257	10,872,817	20.85
Net Operating Income	$10,777,353	$11,521,849	$11,894,826	$12,766,564	$12,296,389	$23.58
TI/LC	0	0	0	0	979,245	1.88
Capital Expenditures	0	0	0	0	365,101	0.70
Net Cash Flow	$10,777,353	$11,521,849	$11,894,826	$12,766,564	$10,952,043	$21.00

(1)	Based on underwritten rent roll dated September 1, 2020.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Contractual Rent Steps include $725,040 underwritten for various tenants through October 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Hotel ZaZA Houston MuseUm District

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Houston, Texas		Cut-off Date Balance(2)		$20,000,000
Property Type	Hospitality		Cut-off Date Balance per Room(2)		$190,476.19
Size (Rooms)	315		Percentage of Initial Pool Balance		2.4%
Total TTM Occupancy as of 12/31/2019	65.4%		Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 12/31/2019	65.4%		Type of Security		Fee Simple
Year Built / Latest Renovation	1925 / 1968, 2005-2007		Mortgage Rate		3.80000%
Appraised Value	$113,800,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		60
			Borrower Sponsor	Charles S. Givens and Snowmass Creek Capital, L.L.C.
Underwritten Revenues	$35,451,900
Underwritten Expenses	$27,006,649
Underwritten Net Operating Income (NOI)	$8,445,251		Escrows
Underwritten Net Cash Flow (NCF)	$7,027,175			Upfront	Monthly
Cut-off Date LTV Ratio	52.7%		Taxes	$333,947	$111,316
Maturity Date LTV Ratio	47.7%		Insurance	$157,038	$31,408
DSCR Based on Underwritten NOI / NCF(1)	2.52x / 2.09x		Replacement Reserve	$0	$118,173
Debt Yield Based on Underwritten NOI / NCF(1)	14.1% / 11.7%		Other(3)	$2,346,667	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$60,000,000	100.0%	Loan Payoff	$45,536,018	75.9%
			Principal Equity Distribution	13,483,114	22.5
			Reserves	525,985	0.9
			Origination Costs	454,884	0.8
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

(1)	Calculated based on the aggregate outstanding balance of the Hotel ZaZa Houston Museum District whole loan.

(2)	The Cut-off Date Principal Balance of $20,000,000 represents the non-controlling note A-1 of the $60,000,000 Hotel ZaZa Houston Museum District whole loan, which is evidenced by three pari passu notes.

(3)	The other upfront escrow is comprised of a $2,311,667 upfront debt service reserve and a $35,000 upfront deferred maintenance reserve.

■	COVID-19 Update. As of December 6, 2020, the Hotel ZaZa Houston Museum District property is open and has remained open throughout 2020, however, hotel operations have been limited at times due to the COVID-19 pandemic. All hotel staff are required to wear face masks and take temperatures daily as the hotel continues to operate in accordance with the city of Houston’s reopening guidelines. Additionally, occupancy, ADR, and RevPAR have increased month-over-month. The Hotel ZaZa Houston Museum District property received an approximately $2.5 million loan from the Paycheck Protection Program and sponsorship has made direct contributions totaling approximately $1.5 million to remain current on all expense and debt service shortfalls. As of December 6, 2020, the Hotel ZaZa Houston Museum District whole loan is current on debt service payments. Additionally, the Hotel ZaZa Houston Museum District whole loan is not subject to any forbearance or debt service relief request.

The Hotel ZaZa Houston Museum District loan was recently modified to create a $2,311,667 debt service reserve by converting approximately $945,384 in existing FF&E reserves as well as a $1,248,110 new cash contribution by the sponsor, and an additional deposit to be received from the borrower on the monthly payment date occurring in January 2021 of $118,173. The debt service reserve will only be released upon the Hotel ZaZa Houston Museum District property achieving a 9.5% net cash flow debt yield on a trailing 12 month basis for two consecutive quarters, with approximately $1.16 million being allocated back to FF&E reserve and approximately $1.16 million being remitted back to the borrower. The FF&E reserve monthly deposits will be waived for the 2021 calendar year, after which the FF&E reserve will follow the step-up structure of 2.50% in 2022, 3.25% in 2023, and 4.00% in 2024 and thereafter. Lastly, the debt yield cash management trigger will be temporarily waived until January 2023, however, cash management will still be enforced if an event of default occurs.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Hotel ZaZA Houston MuseUm District

The table below summarizes the promissory notes that comprise Hotel ZaZa Houston Museum District whole loan. The relationship between the holders of the Hotel ZaZa Houston Museum District whole loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$20,000,000	$20,000,000	GSMS 2020-GSA2(1)	No
A-1-2	10,000,000	10,000,000	CREFI(2)	No
A-1-3	5,000,000	5,000,000	CREFI(2)	No
A-1-4	3,500,000	3,500,000	CREFI(2)	No
A-2-1	$20,000,000	$20,000,000	CREFI(2)	Yes
A-2-2	$1,500,000	$1,500,000	CREFI(2)	No
Whole Loan	$60,000,000	$60,000,000

(1)	CREFI will be contributing Note A-1-1, which has an outstanding principal balance of $20,000,000 to the GSMS 2020-GSA2 securitization.

(2)	Expected to be contributed to one or more future securitization transactions.

The following table presents historical occupancy, ADR, and RevPAR at the Hotel ZaZa Houston Museum District property versus its competitive set:

Historical Occupancy, ADR, RevPAR(1)
	Hotel ZaZa Houston Museum District(4)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	69.2%	$236.74	$163.81	66.9%	$184.48	$123.38	104.4%	130.0%	135.8%
2017	63.7%	$251.38	$160.21	64.6%	$193.37	$125.00	99.2%	130.0%	129.0%
2018	68.0%	$236.67	$160.86	62.1%	$148.58	$92.29	110.1%	159.1%	175.3%
2019	65.4%	$236.22	$154.44	62.8%	$148.87	$93.50	104.8%	158.5%	166.1%

(1)	Variances between the information presented above and the information presented in the Cash Flow Analysis table with respect to Occupancy, ADR and RevPAR at the Hotel ZaZa Houston Museum District property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The Competitive Set within the December 2018 and December 2019 hospitality research reports includes Royal Sonesta Houston, Hotel Derek, The Whitehall Houston Hotel, Tribute Portfolio Magnolia Hotel Houston, Autograph Collection Hotel ICON, and Valencia Group Hotel Alessandra.

(3)	Source: December 2018 and December 2019 hospitality research reports.

(4)	Hotel ZaZa Houston Museum District Property Occupancy, ADR, and RevPAR for 2016, 2017, 2018 and 2019 are sourced from the underwriting as of December 31, 2019.

The following table presents the demand segmentation at the Hotel ZaZa Houston Museum District property:

Demand Segmentation(1)
Property	Rooms	Commercial	Group	Leisure	Extended-Stay
Hotel ZaZa Houston Museum District	315(2)	45%	25%	30%	0%
Four Seasons Hotel Houston	468	40%	25%	30%	5%
The Whitehall Houston Hotel	259	40%	20%	35%	5%
Hilton Americas – Houston	1,207	15%	60%	20%	5%
Autograph Collection Hotel ICON	135	35%	25%	35%	5%
Westin Houston Downtown	200	45%	5%	45%	5%
Marriot Marquis Houston	1,000	15%	65%	15%	5%
Total / Wtd. Avg.	3,584	27%	43%	25%	4%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated December 31, 2019.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Hotel ZaZA Houston MuseUm District

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hotel ZaZa Houston Museum District property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	2019	TTM October 2020	Underwritten	Underwritten $ per Room
Room Revenue	$18,885,790	$18,420,402	$18,495,122	$17,756,589	$9,372,831	$17,756,589	$56,370
Food & Beverage Revenue	13,853,500	14,796,432	15,075,414	15,094,996	9,528,496	15,094,996	$47,921
Other Revenue	2,348,074	2,359,391	2,569,511	2,600,315	1,643,992	2,600,315	$8,255
Total Revenue	$35,087,364	$35,576,225	$36,140,047	$35,451,900	$20,545,319	$35,451,900	$112,546

Room Expense	$4,225,980	$4,157,220	$4,129,105	$4,010,696	$2,455,368	$4,010,696	$12,732
Food & Beverage Expense	8,749,726	9,890,363	9,653,907	9,469,670	6,489,376	9,469,670	$30,062
Other Expense	1,872,605	1,740,445	1,874,465	1,804,812	1,115,335	1,804,812	$5,730
Total Departmental Expense	$14,848,311	$15,788,028	$15,657,477	$15,285,178	$10,060,079	$15,285,178	$48,524

Total Undistributed Expense	8,924,377	8,857,478	9,527,848	9,522,280	6,823,329	9,657,364	$30,658
Fixed Charges	2,156,116	1,864,445	2,163,115	1,828,899	1,775,071	2,064,107	$6,553
Total Operating Expenses	$11,080,493	$10,721,923	$11,690,963	$11,351,179	$8,598,400	$11,721,471	$37,211

Net Operating Income	$9,158,560	$9,066,274	$8,791,607	$8,815,543	$1,886,840	$8,445,251	$26,810
FF&E(3)	1,403,495	1,423,049	1,445,602	1,418,076	821,813	1,418,076	$4,502
Net Cash Flow	$7,755,065	$7,643,225	$7,346,005	$7,397,467	$1,065,027	$7,027,175	$22,308

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated December 31, 2019.

(3)	Underwritten FF&E represents 4.0% of Total Revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SoCal & South Miami Medical Office Portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller	SMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(4)	$19,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(3)	$298.82
Size (SF)	297,839	Percentage of Initial Pool Balance	2.3%
Total Occupancy as of September 2020(1)	96.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of September 2020(1)	96.2%	Type of Security(5)	Fee Simple and Leasehold
Year Built / Latest Renovation	Various / Various	Mortgage Rate	4.19500%
Appraised Value(2)	$148,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Borrower Sponsor	George Scopetta and JDS
Underwritten Revenues	$11,197,785	Real Holdings, LLC
Underwritten Expenses	$3,392,125	Escrows
Underwritten Net Operating Income (NOI)	$7,805,659	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,319,837	Taxes	$569,523	$79,239
Cut-off Date LTV Ratio(2)(3)	59.9%	Insurance	$498,277	$41,684
Maturity Date LTV Ratio(2)(3)	52.1%	Replacement Reserves(6)	$0	$6,979
DSCR Based on Underwritten NOI / NCF(3)	1.50x / 1.40x	TI/LC(7)	$0	$33,524
Debt Yield Based on Underwritten NOI / NCF(3)	8.8% / 8.2%	Other(8)	$1,644,396	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$89,000,000	87.1%	Purchase Price (Florida properties)	$53,650,000	52.5%
Sponsor Equity	13,236,260	12.9	Payoff Existing Debt	41,332,975	40.4
Reserves	2,712,196	2.7
Origination Costs	2,491,088	2.4
Purchase Price (Tri-City Medical Park property)(9)	2,050,000	2.0
Total Sources	$102,236,260	100.0%	Total Uses	$102,236,260	100.0%

(1)	Occupancy is as of September 21, 2020 for the California mortgaged properties and September 1, 2020 for the Florida mortgaged properties.

(2)	The Appraised Value represents a 10.5% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the SoCal & South Miami Medical Office Portfolio mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the SoCal & South Miami Medical Office Portfolio mortgaged properties was $134,390,000 as of August 2020. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio calculated using the aggregate “as-is” appraised values are 66.2% and 57.6%, respectively.

(3)	Calculated based on the aggregate outstanding principal balance of the SoCal & South Miami Medical Office Portfolio whole loan.

(4)	The Cut-off Date Principal Balance of $19,000,000 represents the non-controlling note A-2-B of the $89,000,000 SoCal & South Miami Medical Office Portfolio whole loan evidenced by three pari passu notes.

(5)	The borrowers’ leasehold interest in the Tri-City Medical Park property is pursuant to a 75-year ground lease with Allen Dull, a natural person, which is scheduled to expire in February 2059. The annual ground rent is currently $30,450, and the ground lease provides for no further rent increases. The remaining SoCal & South Miami Medical Office Portfolio properties are secured by fee simple interests.

(6)	The Replacement Reserves are capped at $418,740.

(7)	The TI/LC reserve is capped at $2,000,000.

(8)	Other reserve represents (i) $1,122,424 for outstanding TI/LCs, (ii) $422,186 for rent concessions and (iii) $99,786 for deferred maintenance.

(9)	The borrower sponsors acquired the Tri-City Medical Park property on an all cash basis in August 2020.

The table below summarizes the promissory notes that comprise the SoCal & South Miami Medical Office Portfolio whole loan. The relationship between the holders of the SoCal & South Miami Medical Office Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1	$60,000,000	$60,000,000	BBCMS 2020-C8	Yes
A-2-A	10,000,000	10,000,000	BBCMS 2020-C8	No
A-2-B	19,000,000	19,000,000	GSMS 2020-GSA2	No
Total	$89,000,000	$89,000,000

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SoCal & South Miami Medical Office Portfolio

The following table presents detailed information with respect to each of the SoCal & South Miami Medical Office Portfolio mortgaged properties:

Property Name / Location	Property Type	Property Subtype	Year Built/ Renovated	NRA (SF)	Allocated Loan Amount (“ALA”)(1)	% of ALA	Appraised Value(2)	UW NOI	% of UW NOI
El Camino Real 285 & 499 North El Camino Real Encinitas, CA	Office	Medical	1984 / 2019	74,124	$6,688,427	35.2%	$47,700,000	$2,343,786	30.0%
Galloway Medical Park 7400 & 7500 Southwest 87th Avenue Miami, FL	Office	Medical	1998-2014 / NAP	82,753	$4,643,258	24.4%	$33,200,000	$2,109,005	27.0%
Snapper Creek 7800 Southwest 87th Avenue Miami, FL	Office	Medical	1989 / NAP	58,764	$3,020,787	15.9%	$21,600,000	$1,367,782	17.5%
Temecula Medical Center 27699 Jefferson Avenue Temecula, CA	Office	Medical	1990 / NAP	43,425	$2,467,865	13.0%	$16,300,000	$1,050,019	13.5%
Activity Medical Center 8901 Activity Road San Diego, CA	Office	Medical	1988 / 2015	28,698	$1,727,079	9.1%	$12,350,000	$719,244	9.2%
Tri-City Medical Park 3907 Waring Road Oceanside, CA	Office	Medical	1985 / 2017	10,075	$452,584	2.4%	$3,240,000	$215,824	2.8%
Total				297,839	$19,000,000	100.0%	$134,390,000	$7,805,659	100.0%
Total Including Portfolio Premium							$148,500,000

(1)	Loan amounts are allocated to the SoCal & South Miami Medical Office Portfolio properties based upon appraised values. No releases are permitted.

(2)	The Appraised Value represents a 10.5% portfolio premium to the aggregate “as-is” appraised value of the individual mortgaged properties. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the SoCal & South Miami Medical Office Portfolio mortgage loan are calculated using the “as-is” appraised value based on such portfolio premium. The “as-is” appraised value for the SoCal & South Miami Medical Office Portfolio mortgaged properties was $134,390,000 as of August 2020.

The following table presents certain information relating to the major tenants at the SoCal & South Miami Medical Office Portfolio mortgaged properties:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Rady’s Children’s Hospital	NR / NR / NR	15,387	5.2%	$562,905	6.8%	$36.58	Various(3)	Various(3)
South Florida Digest / Gastro Health, P.L.	NR / NR / NR	13,981	4.7%	448,371	5.4%	32.07	6/30/2024	None
Diagnostic Center for Women	NR / NR / NR	14,730	4.9	414,797	5.0	28.16	6/30/2024	1, 5-year option
ShareMD Suites(4)	NR / NR / NR	12,899	4.3%	414,528	5.0%	32.14	Various(5)	Various(5)
Baptist Surgery & Endoscopy Centers, LLC	NR / NR / NR	12,261	4.1%	343,185	4.1%	27.99	6/30/2024	1, 5-year option
AAA	NR / NR / NR	8,626	2.9%	340,429	4.1%	39.47	6/30/2026	1, 7-year option
Baptist Cardiovascular Center	NR / NR / NR	12,758	4.3%	315,760	3.8%	24.75	11/30/2025	1, 3-year option
South Florida Pediatric	NR / NR / NR	7,500	2.5%	247,572	3.0%	33.01	12/31/2021	1, 5-year option
Peak Diagnostics(4)	NR / NR / NR	6,246	2.1%	226,321	2.7%	36.23	Various(6)	Various(6)
SMI	NR / NR / NR	4,672	1.6%	202,111	2.4%	43.26	10/31/2029	2, 5-year options
Ten Largest Owned Tenants		109,060	36.6%	$3,515,980	42.5%	$32.24
Remaining Tenants		177,447	59.6	4,755,860	57.5	26.80
Vacant		11,332	3.8	0	0.0%	0.00
Total / Wtd. Avg.		297,839	100.0%	$8,271,840	100.0%	$28.87

(1)	Based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $173,740 of contractual rent steps through May 2021.

(3)	Rady’s Children’s Hospital leases 8,309 SF at the El Camino Real property under a lease with an expiration date in January 2028. Rady’s Children’s Hospital also leases 7,078 SF at the Temecula Medical Center property under a lease with an expiration date in May 2026. With regard to its El Camino Real property space only, Rady’s Children’s Hospital has a

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SoCal & South Miami Medical Office Portfolio

termination option exercisable in July 2024 and January 2026, in each case, with 150 days' notice and payment of unamortized leasing costs. Rady’s Children’s Hospital has two five-year renewal options remaining at the El Camino Real property only.

(4)	Borrower affiliated.

(5)	ShareMD Suites leases 3,262 SF at the Tri-City Medical Park property (lease expiration October 31, 2032), 3,118 SF at the El Camino Real property (lease expiration September 30, 2032), 3,057 SF at the Activity Medical Center property (lease expiration October 31, 2032) and 920 SF at the Temecula Medical Center property (lease expiration March 31, 2028). ShareMD Suites leases an additional 2,542 square feet (lease expiration September 13, 2032) at the El Camino Real property, which is used as its corporate headquarters. ShareMD Suites has one five-year renewal option remaining at the Temecula Medical Center property, three five-year renewal options remaining at the Activity Medical Center property and two five-year renewal options remaining at the Tri-City Medical Park property.

(6)	Peak Diagnostics leases 4,007 SF at the Activity Medical Center property (lease expiration March 31, 2028), and 2,239 SF at the Temecula Medical Center property (lease expiration February 28, 2031). Peak Diagnostics has three five-year renewal options remaining at the Temecula Medical Center property only.

The following table presents certain information relating to the lease rollover schedule at the SoCal & South Miami Medical Office Portfolio mortgaged properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM(3)	1,633	0.5%	0.5%	$32,813	0.4%	$20.09	3
2020	0	0.0	0.5%	0	0.0	0.00	0
2021	41,865	14.1	14.6%	1,032,344	12.5	24.66	16
2022	16,128	5.4	20.0%	412,006	5.0	25.55	7
2023	19,886	6.7	26.7%	598,098	7.2	30.08	9
2024	74,396	25.0	51.7%	2,104,379	25.4	28.29	21
2025	30,982	10.4	62.1%	761,989	9.2	24.59	8
2026	23,873	8.0	70.1%	732,430	8.9	30.68	5
2027	11,284	3.8	73.9%	328,427	4.0	29.11	4
2028	23,379	7.8	81.7%	869,837	10.5	37.21	6
2029	4,672	1.6	83.3%	202,111	2.4	43.26	1
2030	4,760	1.6	84.9%	165,648	2.0	34.80	1
2031 & Thereafter	33,649	11.3	96.2%	1,031,759	12.5	30.66	11
Vacant	11,332	3.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	297,839	100.0%		$8,271,840	100.0%	$28.87	92

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that were not considered in the above Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is based on the underwritten rent rolls dated September 1, 2020 and September 21, 2020, and includes $173,740 of contractual rent steps through May 2021.

(3)	Includes a 185 SF management office and a 180 SF storage space.

The following table presents certain information relating to historical leasing at the SoCal & South Miami Medical Office Portfolio mortgaged properties:

Historical Leased %(1)

2017	2018	2019	As of September 2020
87.1%	85.8%	88.1%	96.2%

(1)	As provided by the borrowers and reflects occupancy for the indicated year ended December 31 unless specified otherwise.

COVID-19 Update. As of December 3, 2020, approximately 98.4% of tenants by square footage and 98.7% of tenants by underwritten base rent had made their November rental payments.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SoCal & South Miami Medical Office Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the SoCal & South Miami Medical Office Portfolio mortgaged properties:

Cash Flow Analysis(1)(2)

	2017(3)	2018(3)	2019(3)	TTM 7/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$5,273,860	$6,470,900	$6,866,468	$7,051,805	$8,098,100	$27.19
Contractual Rent Steps(1)	0	0	0	0	173,740	0.58
Potential Income from Vacant Space	0	0	0	0	380,541	1.28
Reimbursements	2,204,118	2,550,119	2,570,425	2,557,360	3,246,393	10.90
Gross Potential Income	$7,477,978	$9,021,019	$9,436,893	$9,609,165	$11,898,775	$39.95
Other Income	8,051	8,611	68,315	31,527	109,177	0.37
Vacancy & Credit Loss	0	0	0	0	(810,167)	(2.72)
Effective Gross Income	$7,486,028	$9,029,630	$9,505,208	$9,640,692	$11,197,785	$37.60

Real Estate Taxes	$716,592	$879,824	$951,158	$901,116	$1,037,064	$3.48
Insurance	235,000	316,579	314,533	357,692	500,203	1.68
Management Fee	292,340	515,404	539,560	544,161	335,934	1.13
Other Operating Expenses	1,232,725	1,381,496	1,605,676	1,574,404	1,518,925	5.10
Total Operating Expenses	$2,476,656	$3,093,303	$3,410,928	$3,377,373	$3,392,125	$11.39

Net Operating Income	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,805,659	$26.21
TI/LC	0	0	0	0	402,083	1.35
Capital Expenditures	0	0	0	0	83,740	0.28
Net Cash Flow	$5,009,372	$5,936,327	$6,094,280	$6,263,319	$7,319,837	$24.58

(1)	Underwritten cash flow based on in-place rents as of September 1, 2020 and September 21, 2020 and includes $173,740 of contractual rent steps through May 2021.

(2)	When acquired by the borrower sponsors, the California properties were in distressed condition, having been neglected and/or mismanaged, with occupancies and rents that were significantly below market levels. The borrower sponsors have increased the occupancy of the California properties from approximately 42.3% at acquisition to 93.4% through leasing and active management. Given the recent leasing activity, the full impact has not yet been realized in historical Net Operating Income.

(3)	The borrower sponsors acquired the California properties in various transactions between May 2013 and September 2020. The previous owner of the Tri-City Medical Park property did not make 2017 financials available. Due to the timing of a portion of the El Camino Real transaction, full year 2017 financials are available for only a portion of the property. As such, 2017 financial information includes operations from the Galloway Medical Park, Snapper Creek, Temecula Medical Center and Activity Medical Center properties and a portion of the El Camino Real property. The borrower sponsors acquired four of the buildings that comprise the El Camino Real property in May 2018 and thus 2018 financial information represents full year 2018 financials for all properties except for the El Camino Real property, which 2018 Net Operating Income represents the trailing 12 months ended June 2019. Additionally, 2019 financial information represents full year 2019 financials for all properties except for the Tri-City Medical Park property, which 2019 Net Operating Income represents the trailing 12 months ended February 2020 due to a change in the prior ownership’s accounting system.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BAYSHORE VILLA MHC

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	SGFC
Location (City/State)	Redwood City, California		Cut-off Date Principal Balance	$15,300,000
Property Type	Manufactured Housing		Cut-off Date Principal Balance per Pad	$106,993.01
Size (Pads)	143		Percentage of Initial Pool Balance	1.9%
Total Occupancy as of 10/22/2020	93.7%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/22/2020	93.7%		Type of Security	Fee Simple
Year Built / Latest Renovation	1962 / NAP		Mortgage Rate	2.99000%
Appraised Value	$29,400,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120
			Borrower Sponsor(1)	Lee M. Kort and Michael H. Scott

Underwritten Revenues	$2,332,518
Underwritten Expenses	$802,008		Escrows
Underwritten Net Operating Income (NOI)	$1,530,510			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,523,360		Taxes	$47,951	$15,984
Cut-off Date LTV Ratio	52.0%		Insurance	$28,094	$4,013
Maturity Date LTV Ratio	52.0%		Replacement Reserves	$0	$596
DSCR Based on Underwritten NOI / NCF	3.30x / 3.28x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.0% / 10.0%		Other(2)	$241,800	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,300,000	99.6%	Loan Payoff	$6,248,125	40.7%
Other Sources	67,899	0.4	Principal Equity Distribution	8,488,401	55.2
			Reserves	317,846	2.1
			Origination Costs	313,527	2.0
Total Sources	$15,367,899	100.0%	Total Uses	$15,367,899	100.0%

(1)	Lee M. Kort and Michael H. Scott are also the non-recourse carveout guarantors for the Bayshore Villa MHC loan.

(2)	Other upfront reserve represents a deferred maintenance reserve.

■	The Mortgaged Property. As of December 1, 2020, the Bayshore Villa MHC property is open and operating. Approximately 95.8% of the November billed residential rent was collected, which represents approximately 95.5% of underwritten November base rent. As of December 1, 2020, the Bayshore Villa MHC loan is not subject to any modification or forbearance request.

The following table presents certain information relating to the pads and rent at the Bayshore Villa MHC property:

Unit Mix(1)

Unit Type	# of Units	Average UW Rent Per Month(2)
Pads	143	$1,204
Total	143	$1,204

(1)	As provided by the borrower per the underwritten rent roll dated October 22, 2020.

(2)	Includes vacant pads.

The following table presents certain information relating to the pads and rent at the Bayshore Villa MHC property:

Historical Leased %(1)

2017	2018	2019	As of 10/22/2020
95.9%	94.7%	93.5%	93.7%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

BAYSHORE VILLA MHC

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Bayshore Villa MHC property:

Cash Flow Analysis(1)(2)

	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per Pad
Gross Potential Rent	$1,746,634	$1,769,503	$1,836,821	$2,066,672	$14,452
Vacancy	0	0	0	(126,900)	(887)
Concessions	(29,400)	(27,417)	(18,430)	(20,313)	(142)
Net Rental Income	$1,717,234	$1,742,086	$1,818,391	$1,919,459	$13,423

Reimbursement Revenue	355,652	383,054	405,642	405,642	2,837
Other Income(3)	10,930	8,790	7,417	7,417	52
Effective Gross Income	$2,083,816	$2,133,930	$2,231,450	$2,332,518	$16,311

Real Estate Taxes	52,513	53,514	54,228	54,309	380
Insurance	60,035	42,694	63,923	46,759	327
Utilities	385,619	398,980	433,598	433,598	3,032
Repairs & Maintenance	79,797	112,078	88,272	88,272	617
Management Fee	129,971	104,716	91,756	69,976	489
Payroll	32,226	58,298	76,315	76,315	534
Professional Fees	5,900	11,578	11,037	10,239	72
General and Administrative - Direct	18,858	24,680	22,540	22,540	158
Total Operating Expenses	$764,919	$806,538	$841,669	$802,008	$5,608

Net Operating Income	$1,318,897	$1,327,392	$1,389,781	$1,530,510	$10,703
Replacement Reserves	0	0	0	7,150	50
Net Cash Flow	$1,318,897	$1,327,392	$1,389,781	$1,523,360	$10,653

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll as of October 22, 2020.

(3)	Other Income includes income from parking fees, late fees and other miscellaneous income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

—	There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates.

—	When evaluating the financial information and mortgaged property valuations presented in this Term Sheet and the Preliminary Prospectus, investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or the master servicer may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

—	The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “COVID-19 Update” above, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in the CMBS market will not occur.

■	The Offered Certificates May Not Be A Suitable Investment for You

—	The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—	An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—	The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—	The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—	Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “European Due Diligence Requirements”) which under Article 5 of Regulation (EU) 2017/2402 (the “European Securitization Regulation”) apply to certain types of EU-regulated and UK-regulated investors, including institutions for occupational retirement; credit institutions (as defined in Regulation (EU) No 575/2013, as amended, the “CRR”); alternative investment fund managers who manage or market alternative investment funds in the European Union or the United Kingdom; investment firms (as defined in Regulation CRR); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS) (“Affected Investors”). Among other things, the European Due Diligence Requirements restrict an Affected Investor from investing in securitizations unless such Affected Investor has verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the European Securitization Regulation and the risk retention is disclosed to Affected Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the European Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

—	Pursuant to Article 14 of the CRR, consolidated subsidiaries of credit institutions and investment firms subject to the CRR may be required to satisfy the European Due Diligence Requirements. In order that such credit institutions and investment firms comply with Article 14 of the CRR, their subsidiaries (regardless of where they are established), which are consolidated for regulatory purposes must comply with the European Due Diligence Requirements.

—	Failure on the part of an Affected Investor to comply with the European Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the European Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any European Due Diligence Requirements, provide information allowing an Institutional Investor to comply with its due diligence obligations under the European Due Diligence Requirements, or take any other action which may be required by an Institutional Investor for the purposes of their compliance with the European Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—	Following the end of the transitional period put in place in connection with the departure of the UK from the EU (currently scheduled to end on December 31, 2020), it is anticipated that UK Affected Investors will be required to be aware of due diligence requirements under the separate UK securitization regulatory regime which will apply from that time. It is expected that, with effect from the end of the transition period, the European Securitization Regulation will form part of UK domestic law as amended by the UK Securitisation (Amendment) (EU Exit) Regulations 2019. The Securitisation (Amendment) (EU Exit) Regulations 2019 (among other things) (i)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

prescribe the types of “institutional investor” to which the European Securitization Regulation will apply in the UK (“UK Affected Investors”), and (ii) include certain changes to the European Due Diligence Requirements insofar as such requirements apply to UK Affected Investors. References in this section to European Due Diligence Requirements and to Affected Investors also refer, respectively, to the European Due Diligence Requirements in the amended form applicable from the end of the transition period to UK Affected Investors and to UK Affected Investors.

—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

—	Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Risks of Commercial, Multifamily and Manufactured Housing Lending Generally

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

■	Your Yield May Be Affected by Defaults, Prepayments and Other Factors

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

■	The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the RR Interest Owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values and related metrics such as loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by the sponsors to the depositor, will not qualify for the FDIC Safe Harbor. However, the transfers of the applicable mortgage loans by the sponsors are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of each sponsor and the depositor, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by each sponsor to the depositor, and by the depositor to the issuing entity, would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class F, Class G-RR and Class H-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, one of the originators, and an initial risk retention consultation party, of Goldman Sachs Bank USA, one of the originators and the initial RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that any originator (or their “majority-owned affiliate” as defined in the Credit Risk Retention Rules) is expected to hold the VRR interest as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the RR Interest Owner. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest Owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each affiliated with an Underwriter Entity.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

■	Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

—	The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC, including by permitting forbearances for borrowers experiencing a financial hardship due to the COVID-19 emergency. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a mortgage loan in connection with the COVID-19 emergency, or engage in other modifications permitted by IRS guidance, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., SG Americas Securities, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.